                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

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                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                        LORAL SPACE & COMMUNICATIONS INC.

                                       AND

                             MHR FUND MANAGEMENT LLC

                             DATED: October 17, 2006

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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1          DEFINITIONS...........................................     1

ARTICLE 2          PURCHASE AND SALE OF SECURITIES; CLOSING..............    10
   Section 2.01.   Authorization of Securities...........................    10
   Section 2.02.   Sale and Purchase of Series A Preferred Stock and
                   Series B Preferred Stock..............................    11
   Section 2.03.   Closing; Delivery.....................................    11

ARTICLE 3          REPRESENTATIONS AND WARRANTIES........................    11
   Section 3.01.   Representations and Warranties of the Corporation.....    11
   Section 3.02.   Representations and Warranties of the Investors.......    18

ARTICLE 4          CONDITIONS TO OBLIGATIONS.............................    19
   Section 4.01.   Conditions to Each Party's Obligation.................    19
   Section 4.02.   Conditions to the Obligations of the Corporation......    20
   Section 4.03.   Conditions to the Obligation of the Investors.........    21

ARTICLE 5          COVENANTS OF THE CORPORATION AND THE INVESTORS........    22
   Section 5.01.   Redemption of SkyNet 14% Notes........................    22
   Section 5.02.   Authorization of Class B Common Stock.................    23
   Section 5.03.   Bring-Down Certificate................................    24
   Section 5.04.   Trading...............................................    24
   Section 5.05.   Conversion Upon Certain Transfers.....................    24
   Section 5.06.   Threshold Conversion..................................    25
   Section 5.07.   Contributions to SkyNet...............................    26
   Section 5.08.   Permitted Indebtedness................................    28
   Section 5.09.   Limitations on Disposition............................    29
   Section 5.10.   Investor Transfer Restriction.........................    29
   Section 5.11.   MHR Board Representation..............................    29
   Section 5.12.   MHR Voting Covenant...................................    29
   Section 5.13.   Further Actions.......................................    30

ARTICLE 6          MISCELLANEOUS.........................................    32
   Section 6.01.   Survival of Representations and Warranties............    32
   Section 6.02.   Indemnification.......................................    32
   Section 6.03.   Termination...........................................    34
   Section 6.04.   Legends...............................................    35
   Section 6.05.   Fees and Expenses.....................................    37
   Section 6.06.   Equitable Remedies....................................    37
   Section 6.07.   Notices...............................................    38
   Section 6.08.   Entire Agreement......................................    39
   Section 6.09.   Remedies Cumulative...................................    39
   Section 6.10.   Governing Law.........................................    39

   Section 6.11.   Counterparts..........................................    40
   Section 6.12.   Waivers...............................................    40
   Section 6.13.   Successors and Assigns................................    40
   Section 6.14.   Further Assurances....................................    40
   Section 6.15.   Public Announcements..................................    40
   Section 6.16.   Jurisdiction; Consent to Service of Process...........    41
   Section 6.17.   Amendment.............................................    41
   Section 6.18.   Schedule 13D Filings Conclusive.......................    41
   Section 6.19.   Headings..............................................    41
   Section 6.20.   Severability..........................................    41

                                    EXHIBITS

EXHIBIT A   FORM OF SERIES A CERTIFICATE OF DESIGNATION

EXHIBIT B   FORM OF SERIES B CERTIFICATE OF DESIGNATION

EXHIBIT C   FORM OF AMENDED AND RESTATED CERTIFICATE OF
            INCORPORATION

EXHIBIT D   AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

EXHIBIT E   CORPORATION SCHEDULE OF EXCEPTIONS

EXHIBIT F   [INTENTIONALLY OMITTED]

EXHIBIT G   FORM OF OPINION OF WILLKIE FARR & GALLAGHER LLP

EXHIBIT H   FORM OF AMENDMENT TO AMENDED AND RESTATED BYLAWS

EXHIBIT I   FORM OF BRING-DOWN CERTIFICATE

EXHIBIT J   FORM OF BRING-DOWN OPINION

EXHIBIT K   FORM OF THRESHOLD CONVERSION NOTICE

EXHIBIT L   FORM OF NOTICE OF CONFIRMATION

EXHIBIT M   FORM OF NOTICE OF DISAGREEMENT

EXHIBIT N   FORM OF JOINDER AGREEMENT

                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (including all Exhibits thereto, the "Agreement"), dated as of October 17, 2006, by and between LORAL SPACE & COMMUNICATIONS INC., a Delaware corporation (the "Corporation") and MHR Fund Management LLC or any of its permitted assignees (each an "Investor" and collectively, the "Investors").

                                  WITNESSETH:

     WHEREAS, the Corporation is engaged in the global satellite communications business;

     WHEREAS, the Board of Directors of the Corporation (the "Board") (excluding directors who are Affiliates of the Investors) has unanimously declared, following the unanimous recommendation of the Special Committee (as defined below) to such effect (the "Recommendation"), that the terms of the transactions contemplated hereby are fair, from a financial point of view, to the Corporation and its stockholders (other than MHR), and, taken as a whole, are no less favorable, from a financial point of view, than the Corporation could obtain from an unrelated third party, and has approved this Agreement and the transactions contemplated hereby;

     WHEREAS, the Board has determined to issue and sell, and the Investors have determined to purchase, for an aggregate purchase price of Three Hundred Million and Ninety Eight Dollars ($300,000,098.00) in cash, (i) 136,526 shares of Series A Cumulative 7.50% Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Preferred Stock"), having the rights, preferences, privileges and powers set forth in the certificate of designation of the Series A Preferred Stock attached hereto as Exhibit A (the "Series A Certificate of Designation"), and (ii) 858,486 shares of Series B Cumulative 7.50% Preferred Stock, par value $0.01 per share, of the Corporation (the "Series B Preferred Stock"), having the rights, preferences, privileges and powers set forth in the certificate of designation of the Series B Preferred Stock attached hereto as Exhibit B (the "Series B Certificate of Designation"); and

     WHEREAS, immediately following the consummation of the transactions contemplated hereby, the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, together with the shares of Common Stock held by the Investors and their Affiliates, will represent 39.999% of the issued and outstanding shares of Common Stock.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. For purposes of this Agreement:

     "Acquisition" shall have the meaning set forth in Section 5.01.

     "Adjusted Tangible Asset Value" shall mean, as of any period, the excess, if any, of (i) Consolidated Tangible Asset Value, over (ii) SkyNet Tangible Asset Value.

     "Affiliate" shall mean, with respect to any Person hereto, any corporation or other business entity which directly or indirectly through stock ownership or through any other arrangement either controls, is controlled by or is under common control with, such Person. The term "control" shall mean the power to direct the affairs of such Person by reason of ownership of voting stock or other equity interests, by contract or otherwise.

     "Agreement" shall have the meaning set forth in the preamble hereof.

     "Amended and Restated Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation, substantially identical in form and substance to that attached hereto as Exhibit C.

     "Applicable Law" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     "Arrearages" shall mean, as of any particular date, the amount of any accumulated and unpaid dividends on any shares of Preferred Stock.

     "Associate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

     "Balance Sheet" shall mean the Consolidated Balance Sheets of the Corporation included within the Corporation's periodic reports filed pursuant to the Exchange Act.

     "Beneficial Owner" shall have the meaning as defined in Rules 13d-3 and 13d-5 under the Exchange Act.

     "Board" shall have the meaning set forth in the second recital hereof.

     "Bring-Down Certificate" shall have the meaning set forth in Section 5.03.

     "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Bylaws" shall mean the Amended and Restated Bylaws of the Corporation, dated as of November 21, 2005, as amended and restated from time to time.

     "Capital Lease" shall mean, for any Person, a lease of any interest in any kind of property (whether real, personal or mixed) or asset by such Person as lessee that is, should be or should have been recorded as a "capital lease" on the balance sheet of such Person in accordance with GAAP.

     "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Corporation.

     "Class B Common Stock" shall mean, from the date of the Class B Common Stock Authorization, Class B Common Stock, par value $0.01, of the Corporation, which shall be (i) non-voting (except as required by Applicable Law) if the Class B Common Stock Authorization is effected pursuant to Section 5.02(a)(i) or voting (to the extent set forth in Section 5.02(a)(ii)) if the Class B Common Stock Authorization is effected pursuant to Section 5.02(a)(ii), (ii) identical to the Common Stock in all respects (except as set forth in clause (i) above), including with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution, and (iii) convertible into Common Stock only under the conditions set forth in the Amended and Restated Certificate of Incorporation.

     "Class B Common Stock Authorization" shall mean the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware authorizing the creation of the Class B Common Stock, pursuant to Sections 5.02(a)(i) or (ii), as the case may be and the subsequent reservation of all such shares for issuance upon the exchange of all shares of Series B Preferred Stock issued upon the Closing Date and in payment of Series A PIK Dividends and Series B PIK Dividends.

     "Class B Proposal" shall have the meaning set forth in Section 5.02(a).

     "Closing" shall have the meaning set forth in Section 2.03(a).

     "Closing Date" shall have the meaning set forth in Section 2.03(a).

     "Collateral" shall have the meaning set forth in Section 5.07(b).

     "Collateral Documents" shall mean the Registration Rights Agreement, the Series A Certificate of Designation and the Series B Certificate of Designation.

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

     "Communications Act" shall mean the Communications Act of 1934 and the Communications Satellite Act of 1962, as amended.

     "Consolidated Deferred Income Tax Asset" shall mean, as of any period, the amount identified as an asset on the Corporation's Balance Sheet relating to deferred income tax assets of the Corporation or any of its Consolidated Entities resulting from net operating loss carryforwards generated prior to November 21, 2005, net of any applicable valuation allowances as determined in accordance with GAAP consistently applied.

     "Consolidated Entities" shall mean those entities that are consolidated into the Consolidated Financial Statements of the Corporation in accordance with GAAP.

     "Consolidated Intangible Assets" shall mean, as of any period, to the extent not included in Goodwill, the amount identified as intangible assets of the Corporation and its Consolidated

Entities on the Corporation's Balance Sheet, including but not limited to, patents, trademarks, tradenames, copyrights and franchises, and all capitalized transaction fees and expenses.

     "Consolidated Preferred Stock" shall mean, as of any period, to the extent not included in Minority Interest, the amount identified as preferred stock of the Corporation or any of its Consolidated Entities on the Corporation's Balance Sheet.

     "Consolidated Tangible Asset Value" shall mean, as of any period, the excess, if any, of (a) Total Shareholders' Equity, over (b) the sum of (i) Consolidated Preferred Stock, (ii) Goodwill, (iii) Consolidated Intangible Assets, and (iv) Consolidated Deferred Income Tax Asset.

     "Contract" shall mean any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation.

     "Conversion Issuance Date" shall have the meaning set forth in Section
5.03.

     "Corporation" shall have the meaning set forth in the preamble hereof.

     "Corporation Schedule of Exceptions" shall have the meaning set forth in
Section 3.01.

     "Disqualified Transferee" shall have the meaning set forth in Section 5.05(b).

     "Dollar" or "$" shall mean the basic unit of the lawful currency of the United States of America.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

     "Fairness Opinion" shall mean the opinion of North Point, to the effect that, as of the date hereof, the terms of the transactions contemplated hereby are fair, from a financial point of view, to the Corporation and its stockholders (other than MHR), and, taken as a whole, are no less favorable, from a financial point of view, than the Corporation could obtain from an unrelated third party.

     "Federal" shall mean of, relating to or promulgated by the United States of America, as distinct from its constituent states.

     "GAAP" shall mean generally accepted accounting principles, consistently applied, as in effect in the United States.

     "Goodwill" shall mean, as of any period, the amount identified as Goodwill on the Balance Sheet.

     "Governmental Approval" shall mean any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement, which consent, license, registration or permit is related primarily to or required for the operation of the business of the Corporation.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof or any entity (other than the NASD or any securities exchange) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof. For the avoidance of doubt, neither the NASD nor any securities exchange shall be deemed to be a Governmental Authority as defined herein.

     "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness; (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness; or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Hedge Agreement" shall mean any and all transactions, agreements or documents now existing or hereafter entered into by the Corporation or any of its Consolidated Entities which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indebtedness" of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products; (iii) all obligations of such Person as a lessee under Capital Leases;
(iv) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed;
(v) all obligations of such Person to pay the deferred purchase price of assets;
(vi) all obligations of such Person owing under Hedge Agreements; and (vii) any obligations of such Person Guaranteeing or intended to Guarantee (whether directly or indirectly Guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness of such other Person under any of clauses (i) through (vi) above.

     "Indebtedness Incurrence Period" shall have the meaning set forth in
Section 5.08(a).

     "Indemnifying Party" shall have the meaning set forth in Section 6.02(a).

     "Investor(s)" shall have the meaning set forth in the preamble hereof.

     "Investor Indemnified Liabilities" shall have the meaning set forth in
Section 6.02(a).

     "Investor Indemnified Party" shall have the meaning set forth in Section 6.02(a).

     "Joint Venture" shall mean any joint venture between the Corporation or any of its Subsidiaries and any other Person.

     "Knowledge" shall mean the actual knowledge, after due inquiry, of Michael
B. Targoff, Eric Zahler, Richard J. Townsend, Avi Katz, Richard Mastoloni and Janet Yeung.

     "Legal Requirement" shall mean any Federal, state or municipal law, ordinance, regulation, statute or treaty, which shall not include any rules or regulations of the NASD or any securities exchange.

     "Lien" shall mean any mortgage, pledge, lien, security interest, claim, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever.

     "Majority Ownership Date" means the earlier of the date that (i) MHR becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Common Stock of the Corporation (including any successor to the Corporation) (excluding any shares of Series A Preferred Stock issued on the Closing Date or Common Stock issued upon the conversion thereof), and (ii) a Person unrelated to MHR becomes the Beneficial Owner, directly or indirectly, of shares of capital stock of the Corporation (other than any shares acquired in violation of the Transfer Restriction) constituting, upon exercise or conversion into Common Stock of all in-the-money convertible securities, options and warrants that such Person has the immediate right to so exercise or exchange, more than 50% of the Common Stock of the Corporation (including any successor to the Corporation) that would be outstanding following the exercise or conversion of all in-the-money convertible securities, options and warrants of the Corporation then outstanding; provided that the Majority Ownership Date shall not be deemed to have occurred pursuant to clause (ii) above if at such time MHR would, upon conversion of any shares of Series A Preferred Stock or Class B Common Stock then held by it into Common Stock and upon conversion of any shares of Series B Preferred Stock then held by it into Series A Preferred Stock or Common Stock, become the Beneficial Owner of more than 50% of the Common Stock of the Corporation (including any successor to the Corporation), that would be outstanding following the exercise or conversion of all in-the-money convertible securities, options and warrants of the Corporation then outstanding.

     "Material Adverse Effect" shall mean such facts, circumstances, developments, events, changes or effects that are, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, financial condition or continuing operations of the Corporation and its Subsidiaries, taken as a whole, but shall not include facts, circumstances, developments, events, changes or effects (a) generally affecting the satellite services or satellite manufacturing industries (except to the extent such facts, circumstances, developments, events, changes or effects have had or would reasonably be expected to have a materially disproportionate effect on the Corporation and its Subsidiaries, taken as a whole as compared to other Persons in the industry in which the Corporation and its Subsidiaries operate), or (b) resulting from (i) the announcement or the existence of, or compliance with, this Agreement or any of the transactions contemplated by this Agreement, or (ii) changes in Applicable Law, GAAP (as hereinafter defined) or accounting standards.

     "MHR" shall mean MHR Fund Management LLC and any successor thereto and its Affiliates.

     "MHR Designee" shall have the meaning set forth in Section 5.11.

     "Minority Interest" shall mean the amount identified as Minority Interest on the Balance Sheet.

     "NASD" means the National Association of Securities Dealers.

     "NASD Request" shall have the meaning set forth in Section 4.01(h).

     "Non-Voting Securities Proposal" shall have the meaning set forth in
Section 5.02(a).

     "North Point" shall mean North Point Advisors, LLC.

     "Notes" shall have the meaning set forth in Section 5.01.

     "Notice of Confirmation" shall have the meaning set forth in Section
5.06(b).

     "Notice of Disagreement" shall have the meaning set forth in Section
5.06(b).

     "Person" shall mean any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "PIK Dividend Issuance Date" shall have the meaning set forth in Section 5.03.

     "PIK Dividends" shall have the meaning set forth in Section 3.01(c)(iii).

     "Preferred Stock" shall mean the Series A Preferred Stock and the Series B Preferred Stock.

     "Proceeding" shall the meaning set forth in Section 6.02(b).

     "Proxy Statement" shall have the meaning set forth in 5.02(a).

     "Purchased Shares" shall have the meaning set forth in Section 2.02.

     "Qualified Transferee" shall mean a Person other than a Disqualified Transferee.

     "Recommendation" shall have the meaning set forth in the second recital hereof.

     "Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement, substantially identical in form and substance to that attached hereto as Exhibit D.

     "Restricted Transferee" shall mean a Person other than MHR who either (i) solely as a result of a transfer by MHR of shares of Series A Preferred Stock issued on the Closing Date (or Common Stock issued upon the conversion thereof) would become the Beneficial Owner of more than 35.9% of the aggregate voting power of all outstanding securities issued by the Corporation (assuming the conversion of all the then-outstanding Series A Preferred Stock) immediately after such transfer, or (ii) is the Beneficial Owner of more than 35.9% but less than 50% of the aggregate voting power of all outstanding securities issued by the Corporation (assuming the conversion of all the then-outstanding Series A Preferred Stock) immediately prior to any transfer by MHR of shares of Series A Preferred Stock issued on the Closing Date (or Common Stock issued upon the conversion thereof).

     "SEC" shall mean the United States Securities and Exchange Commission or any successors thereto.

     "SEC Reports" shall mean all reports filed by the Corporation with the SEC pursuant to the provisions of the Exchange Act or the Securities Act.

     "Secured Loan Agreement" shall have the meaning set forth in Section
5.07(b).

     "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from time to time.

     "Security Interest" shall have the meaning set forth in Section 5.07(b).

     "Series A Certificate of Designation" shall have the meaning set forth in the third recital hereof.

     "Series A PIK Dividends" shall have the meaning set forth in Section 3.01(c)(ii).

     "Series A Preferred Stock" shall have the meaning set forth in the third recital hereof.

     "Series B Certificate of Designation" shall have the meaning set forth in the third recital hereof.

     "Series B PIK Dividends" shall have the meaning set forth in Section 3.01(c)(iii).

     "Series B Preferred Stock" shall have the meaning set forth in the third recital hereof.

     "Share Purchase Price" shall have the meaning set forth in Section 2.02.

     "SkyNet" shall mean Loral Skynet Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Corporation.

     "SkyNet Deferred Income Tax Asset" shall mean, as of any period, any portion of the Consolidated Deferred Income Tax Asset attributable to SkyNet and its Consolidated Entities as of such period.

     "SkyNet Goodwill" shall mean, as of any period, the amount of Goodwill attributable to SkyNet and its Consolidated Entities as of such period.

     "SkyNet Intangible Assets" shall mean, as of any period, that portion of Consolidated Intangible Assets attributable to SkyNet and its Consolidated Entities.

     "SkyNet Preferred Stock" shall mean, as of any period, (i) any portion of the Consolidated Preferred Stock attributable to SkyNet and its Consolidated Entities, and (ii) without duplication, the amount of Minority Interest reflected on the Balance Sheet that is attributable to preferred stock issued by SkyNet or its Consolidated Entities, in each case, as of such period.

     "SkyNet Shareholders' Equity" shall mean, as of any period, that portion of Total Shareholders' Equity attributable to SkyNet and its Consolidated Entities.

     "SkyNet Tangible Asset Value" shall mean, as of any period, the excess, if any, of (a) SkyNet Shareholders' Equity, over (b) the sum of (i) SkyNet Preferred Stock, (ii) SkyNet Goodwill, (iii) SkyNet Intangible Assets, and (iv) SkyNet Deferred Income Tax Asset.

     "Special Committee" shall mean the special committee of independent directors of the Corporation, formed for the purpose of considering, negotiating and evaluating this Agreement and the Collateral Documents and the transactions contemplated hereby and thereby.

     "SS/L" shall mean Space Systems/Loral, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Corporation.

     "Subsidiary" shall mean as to any Person, any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

     "Supplemental Listing Application" shall have the meaning set forth in 4.01(g).

     "TAV Threshold" shall mean (i) the sum of (A) Adjusted Tangible Asset Value as set forth on Schedule 1.01 hereto, (B) $400 million, and (C) any increase in Consolidated Preferred Stock from the prior Indebtedness Incurrence Period to the extent attributable to the issuance of any PIK Dividends, over (ii) any decrease in Consolidated Preferred Stock from the prior Indebtedness Incurrence Period to the extent attributable to the redemption or conversion of any shares of Preferred Stock.

     "Termination Date" shall have the meaning set forth in 6.03(b).

     "Threshold" shall mean 39.999% of the aggregate voting power of all outstanding securities issued by the Corporation at any time and from time to time (assuming the conversion of all of the then outstanding shares of Series A Preferred Stock).

     "Threshold Conversion Issuance Date" shall have the meaning set forth in
Section 5.06(b).

     "Threshold Conversion Notice" shall have the meaning set forth in Section 5.06(b).

     "Total Shareholders' Equity" shall mean, as of any period, the amount identified as Total Shareholders' Equity on the Balance Sheet.

     "Transfer" shall mean any sale, transfer, advancement of funds, extension of credit, financial accommodation, credit support, pledge, hypothecation, encumbrance, assignment or constructive sale or other disposition, or the offer to make such a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

     "Transfer Restriction" shall have the meaning set forth in Section 5.10.

     "Transferee" shall have the meaning set forth in Section 5.07.

     "Transferor" shall have the meaning set forth in Section 5.07.

     "Willkie" shall have the meaning set forth in Section 2.03(a).

     When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

                                   ARTICLE 2
                    PURCHASE AND SALE OF SECURITIES; CLOSING

     Section 2.01. Authorization of Securities.

     (a) The Corporation has duly authorized the issuance and sale pursuant to the terms and conditions of this Agreement of up to 2,000,000 shares of its Series A Preferred Stock. The Series A Preferred Stock has all of the rights, preferences, privileges, powers and restrictions set forth in the Series A Certificate of Designation, a copy of which, in the form being filed by the Corporation with the Secretary of State of the State of Delaware contemporaneously with the execution of this Agreement as provided herein, is attached hereto as Exhibit A.

     (b) The Corporation has duly authorized the issuance and sale pursuant to the terms and conditions of this Agreement of up to 2,000,000 shares of its Series B Preferred Stock. The

Series B Preferred Stock has all of the rights, preferences, privileges, powers and restrictions set forth in the Series B Certificate of Designation, a copy of which, in the form being filed by the Corporation with the Secretary of State of the State of Delaware contemporaneously with the execution of this Agreement as provided herein, is attached hereto as Exhibit B.

     Section 2.02. Sale and Purchase of Series A Preferred Stock and Series B Preferred Stock.

     Subject to the terms and conditions set forth in this Agreement, the Corporation agrees to sell at the Closing to each of the Investors, and each of the Investors severally and not jointly agrees to purchase at such Closing from the Corporation, for $301.504 per share (the "Share Purchase Price"), the number of shares of Series A Preferred Stock and Series B Preferred Stock set forth in a written notice by any of the Investors to the Corporation, which notice may be given pursuant to the Joinder Agreement (as defined below). The total number of shares of Series A Preferred Stock and Series B Preferred Stock to be purchased by the Investors is referred to herein as the "Purchased Shares".

     Section 2.03. Closing; Delivery.

     (a) The Closing. The closing of the purchase and sale of the Series A Preferred Stock and Series B Preferred Stock pursuant to this Agreement (the "Closing") shall take place on the second Business Day following the satisfaction or waiver of all conditions to the Closing set forth in Article IV hereof (the "Closing Date") at 10:00 a.m. at the offices of Willkie Farr & Gallagher LLP ("Willkie"), New York, New York, or at such other place and at such time and date as the Investors and the Corporation shall mutually agree.

     (b) Delivery. At the Closing, the Corporation shall deliver to each Investor duly executed and issued stock certificates evidencing the Series A Preferred Stock and Series B Preferred Stock being purchased by such Investor, against delivery to the Corporation of the purchase price therefor, by a wire transfer of immediately available funds to the account specified therefor by the Corporation, not less than three (3) Business Days prior to the Closing.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations and Warranties of the Corporation

     The Corporation hereby represents and warrants to the Investors, as of the date hereof as follows (except (i) to the extent such representations and warranties expressly relate only to another date, in which case such representations and warranties shall be correct and accurate in all material respects on and as of such other date, and (ii) as set forth in the Corporation Schedule of Exceptions attached as Exhibit E hereto (the "Corporation Schedule of Exceptions") which specifically identify the subsection hereof and which exceptions shall be deemed to be representations and warranties as if made hereunder; provided that notwithstanding anything in this Agreement to the contrary, the inclusion of any item on the Corporation Schedule of Exceptions will not be deemed an admission that such item is material for any purpose):

     (a) Organization, Good Standing and Qualifications. Each of the Corporation and its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own or lease and operate its properties and to conduct its business as it is currently being conducted and is proposed to be conducted. Each of the Corporation and its Subsidiaries is duly licensed, authorized or qualified as a foreign corporation, partnership or limited liability company for the transaction of business and is in good standing under of laws of each other jurisdiction in which its ownership, lease or operation of property or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Corporation is not in default under or in violation of any provision of its Certificate of Incorporation or its Bylaws.

     (b) Authorization. The Corporation has all requisite power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform all its obligations and consummate all of the transactions contemplated hereunder and thereunder. Except for the Class B Common Stock Authorization, the filing of the Series A Certificate of Designation and the Series B Certificate of Designation on the Closing Date and any approval of the Corporation's stockholders if required by the NASD, all corporate action on the part of the Corporation necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement and each other document or agreement to be executed by the Corporation in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement, the performance of the obligations of the Corporation and the consummation of all the transactions contemplated hereby and thereby, prior to, at or after the Closing, and the issuance and delivery of the shares of Series A Preferred Stock, Series B Preferred Stock, Common Stock and Class B Common Stock has been taken, and no further action is or will be required to be taken with respect to the issuance and delivery of such Series A Preferred Stock, Series B Preferred Stock, Common Stock and Class B Common Stock on any PIK Dividend Issuance Date or any Conversion Issuance Date, and this Agreement, the Registration Rights Agreement and each other document or agreement to be executed by the Corporation in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Corporation and constitute a valid and legally binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

     (c) Valid Issuance.

          (i) Subject to the Class B Common Stock Authorization, the Purchased Shares have been duly and validly authorized, reserved for issuance and, when issued, sold and delivered by the Corporation in accordance with the terms of this Agreement for the consideration provided for herein, will have been duly and validly issued, fully paid and nonassessable and will be free of any Lien (other than those that may be created by the Investor) and free of any restrictions on transfer other than restrictions on transfer contained in this Agreement and under applicable Federal and state securities laws.

          (ii) The shares of Series A Preferred Stock issuable on any Threshold Conversion Issuance Date and in payment of dividends on the Series A Preferred Stock and Series B Preferred Stock pursuant to the terms of the Series A Certificate of Designation and the Series B Certificate of Designation (the "Series A PIK Dividends") have been duly and validly authorized by the Corporation and reserved for issuance and, when issued on any Threshold Conversion Issuance Date or PIK Dividend Issuance Date in accordance with the terms of the Series A Certificate of Designation and Series B Certificate of Designation will have been duly and validly issued, fully paid and nonassessable and will be free of any Liens and free of any restrictions on transfer other than restrictions on transfer contained in this Agreement and under applicable Federal and state securities laws.

          (iii) Subject to the Class B Common Stock Authorization, the shares of Series B Preferred Stock issuable in payment of dividends on the Series A Preferred Stock and Series B Preferred Stock pursuant to the terms of the Series A Certificate of Designation and Series B Certificate of Designation (the "Series B PIK Dividends" and, together with the Series A PIK Dividends, the "PIK Dividends") have been duly and validly authorized by the Corporation and reserved for issuance and, when issued on any PIK Dividend Issuance Date in accordance with the terms of the Series A Certificate of Designation or the Series B Certificate of Designation, will have been duly and validly issued, fully paid and nonassessable and will be free of any Liens and free of any restrictions on transfer other than restrictions on transfer contained in this Agreement and under applicable Federal and state securities laws.

          (iv) Subject to the Class B Common Stock Authorization and any approval of the Corporation's stockholders if required by the NASD, the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock and Class B Common Stock, respectively, have been duly and validly authorized by the Corporation and reserved for issuance and, when issued on any Threshold Conversion Issuance Date or Conversion Issuance Date in accordance with the terms of the Series A Certificate of Designation, Series B Certificate of Designation, Amended and Restated Certificate of Incorporation or Section 5.06 hereof, as the case may be, will have been duly and validly issued, fully paid and nonassessable and will be free of any Liens and free of any restrictions on transfer other than restrictions on transfer contained in this Agreement and under applicable Federal and state securities laws.

          (v) Upon the Class B Common Stock Authorization, the shares of Class B Common Stock issuable upon the conversion of the Series B Preferred Stock will have been duly and validly authorized by the Corporation and reserved for issuance and, when issued on any Conversion Issuance Date in accordance with the terms of the Series B Certificate of Designation, will have been duly and validly issued, fully paid and nonassessable and will be free of any Liens and free of any restrictions on transfer other than restrictions on transfer contained in this Agreement and under applicable Federal and state securities laws.

     (d) Capitalization. Except as set forth on Section 3.01(d) of the Corporation Schedule of Exceptions, the entire authorized capital stock of the Corporation consists of 40,000,000 shares of Common Stock, of which 20,000,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares, except for the shares issued pursuant to this Agreement, are issued and outstanding as of the date of this Agreement. Except as set forth in the Corporation's SEC Reports, and except as contemplated hereby, there are no outstanding or authorized warrants, options, purchase rights, subscription rights, conversion rights, exchange rights or other contracts, commitments or obligations that could require the Corporation or any of its Subsidiaries to issue, grant, deliver or sell or otherwise cause to be issued, granted, delivered or sold or become outstanding any capital stock of the Corporation or any of its Subsidiaries. Except as set forth in the Corporation's SEC Reports, and except as contemplated hereby, to the Corporation's Knowledge, there are no outstanding or authorized warrants, options, purchase rights, subscription rights, conversion rights, exchange rights or other contracts, commitments or obligations that could require any entity of which more than 10% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than 10% of the directors or similar managers is held, directly or indirectly, by the Corporation or any of its Subsidiaries, to issue, grant, deliver or sell or otherwise cause to be issued, granted, delivered or sold or become outstanding any capital stock of the Corporation or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Corporation or any of its Subsidiaries. Except as provided in this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Corporation to which the Corporation is a party and to the Corporation's Knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Corporation to which the Corporation is not a party.

     (e) Series A Preferred Stock Issuance. Immediately following the Closing, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, together with the shares of Common Stock held by MHR as disclosed in MHR's most recent Schedule 13D filing under the Exchange Act, will represent 39.999% of the issued and outstanding shares of Common Stock, subject to the exercise of the options set forth on Section 3.01(d) of the Corporation Schedule of Exceptions.

     (f) Noncontravention.

          (i) Assuming the Class B Common Stock Authorization and the accuracy of each Investor's representations in Section 3.02(b), neither the execution and delivery of this Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby and thereby (which shall include the issuance of (A) PIK Dividends on any PIK Dividend Issuance Date, (B) the Common Stock, Class B Common Stock and Series A Preferred Stock upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Class B Common Stock on any Conversion Issuance Date, and (C) Series A Preferred Stock and Common Stock upon the conversion of Series B Preferred Stock and Class B Common Stock on any Threshold Conversion Issuance Date), will (A) violate any Applicable Law to which the Corporation or any of its Subsidiaries is subject or any provision of the Certificate of Incorporation or the Bylaws or the certificate of incorporation or bylaws or similar constituent documents of the Corporation's Subsidiaries or (B) conflict with, result in a breach or violation of, constitute a default (with or without notice or the passage of time) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or give rise to a right to put or to compel a tender offer for outstanding securities of the Corporation or any of its Subsidiaries or require any notice, consent, waiver or approval under, any agreement, contract, lease, license, loan, debt instrument, note, bond, indenture, mortgage, deed of trust, joint venture agreement, approval of a Governmental Authority (other than any notification and waiting period that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of
     1976) or other arrangement to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound or to which any of the Corporation's or its Subsidiaries' assets is subject (or result in the imposition of any mortgage, pledge, Lien, encumbrance, charge or other security interest upon any of such assets or properties), except in either case, where such violation, conflict or default would not reasonably be expected to have a Material Adverse Effect.

          (ii) Assuming the Class B Common Stock Authorization and the accuracy of each Investor's representations in Section 3.02(b), the execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby (which shall include the issuance of (A) PIK Dividends on any PIK Dividend Issuance Date, (B) the Common Stock, Class B Common Stock and Series A Preferred Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Class B Common Stock on any Conversion Issuance Date, and (C) Series A Preferred Stock and Common Stock upon the conversion of Series B Preferred Stock and Class B Common Stock on any Threshold Conversion Issuance Date), will be in compliance with all Applicable Law (other than any notification and waiting period that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976).

          (iii) Except for filings which may be required under state securities laws and the filings with the NASD as provided in Sections 4.01(g) and 5.13 below, for which filings the Corporation shall be responsible, and assuming the Class B Common Stock Authorization and the accuracy of each Investor's representation in Section 3.02(b), neither the Corporation nor any of its Subsidiaries is required to give any notice to, make any filing or registration with, or obtain any authorization, consent or approval of any Governmental Authority in connection with the execution, delivery and performance by the Corporation of this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby, other than any notification and waiting period that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          (iv) Except for the approval of the Class B Proposal, (A) no consent or approval of the Corporation's stockholders is required by Applicable Law, the Certificate of Incorporation or the Bylaws for the execution, delivery and performance by the Corporation of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby; and (B) after due inquiry, the Corporation has no reason to believe, as of the date hereof, that any such stockholder approval is required by the rules and regulations of the NASD for the execution, delivery and performance by the Corporation of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby (which shall include the issuance of (A) PIK Dividends on any PIK Dividend Issuance Date, (B) the Common Stock, Class B Common Stock and Series A Preferred Stock upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Class B Common Stock on any Conversion Issuance Date, and (C) Series A Preferred Stock and Common Stock upon the conversion of Series B Preferred Stock and Class B Common Stock on any Threshold Conversion Issuance Date).

          (v) The execution, delivery and performance of this Agreement by the Corporation and the consummation of transactions contemplated hereby will not constitute a "Change of Control," or other term which has a similar meaning, as such or similar term is defined in any contract, agreement, indenture, mortgage, note, lease or other instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any such Subsidiary is bound or to which the properties of the Corporation or any such Subsidiary is subject, except as would not reasonably be expected to have a Material Adverse Effect.

     (g) SEC Reports; Financial Statements.

          (i) The Corporation has timely filed with the SEC all SEC Reports required to be filed by the Corporation under the Exchange Act since November 21, 2005. All such SEC Reports since November 21, 2005 (A) comply in all material respects, with the applicable requirements of the Exchange Act and the Securities Act, and (B) contain all statements required to be stated therein in accordance with the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (ii) As of their respective dates, the financial statements of the Corporation included in the SEC Reports since November 21, 2005 (A) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto,
     (B) have been prepared in accordance with GAAP during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and (C) fairly present in all material respects the financial position of the Corporation and its Subsidiaries as of the dates thereof and the results of its operations and cash flows of the Corporation and its Subsidiaries (on a consolidated basis) for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments).

          (iii) Except as disclosed in the SEC Reports since November 21, 2005, there are no liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) required by GAAP to be set forth on the financial statements of the Corporation included in any SEC Reports since November 21, 2005. Since August 7, 2006, the Corporation has not incurred any liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) other than in the ordinary course of business or suffered any loss or loss contingency that could be reasonably likely to materially affect the Investors' investment decision to consummate the transactions contemplated hereby, except such as would not be reasonably expected to have a Material Adverse Effect.

     (h) Absence of Certain Changes. Except as disclosed in the SEC Reports or otherwise disclosed in public announcements or press releases since November 21, 2005, the Corporation and its Subsidiaries have conducted their consolidated business in the ordinary and usual course and there has been no change to the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Corporation or its Subsidiaries (taken as a whole), except for such changes which would not be reasonably expected to have a Material Adverse Effect.

     (i) No General Solicitation. Neither the Corporation, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Purchased Shares.

     (j) Disclosure. The documents set forth on Section 3.01(j) of the Corporation Schedule of Exceptions, which have been provided to the Investors by the Corporation, are based on assumptions and projections that the Corporation has determined in good faith to be reasonable.

     (k) Information Provided for Fairness Opinion. The information (other than any projections) provided by the Corporation to North Point, in connection with the delivery of the Fairness Opinion, taken as a whole, was true, complete and accurate in all material respects as of the dates such information was furnished to North Point and is true, complete and accurate in all material respects, taken as a whole, as of the date hereof. As to any projections provided by the Corporation to North Point, such projections were based on assumptions that the Corporation has determined in good faith to be reasonable.

     (l) No Litigation. Except as set forth in Section 3.01(l) of the Corporation Schedule of Exceptions, there is no action, suit, proceeding or investigation pending or, to the Corporation's Knowledge, threatened, against the Corporation or any Subsidiary or, to the Corporation's Knowledge, against any director, officer or employee of the Corporation or any Subsidiary. Except as disclosed in SEC Reports, neither the Corporation nor any Subsidiary is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as disclosed in SEC Reports, there is no action, suit, proceeding or investigation by the Corporation or any Subsidiary currently pending or that the Corporation or any Subsidiary intends to initiate, in each case that would have, individually or in the aggregate, a Material Adverse Effect.

     (m) No Brokers. Except for North Point, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities, Inc., no agent, broker, investment banker, Person or firm is or shall be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement or the Collateral

Documents based in any way on any arrangements, agreements or understandings made by or on behalf of the Corporation or an Affiliate thereof, and the Corporation hereby agrees to indemnify the Investors and agrees to hold harmless the Investors against and in respect of any claims for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of the Corporation or an Affiliate of the Corporation.

     (n) Related Transactions. Except (i) as disclosed in the SEC Reports, (ii) for the transactions contemplated hereby and (iii) as set forth in Section 3.01(n) of the Corporation Schedule of Exceptions, there is no transaction, agreement or arrangement between the Corporation or any of its Subsidiaries on the one hand, and any Person on the other hand, that would constitute a "Related Transaction" within the meaning of Item 404 of Regulation S-K under the Exchange Act.

     (o) Receipt of Fairness Opinion. The Special Committee has received the Fairness Opinion and true and correct copies thereof have been delivered to the Board and the Investors.

     Section 3.02. Representations and Warranties of the Investors

     Each Investor hereby, severally and not jointly, represents and warrants to the Corporation as of the date hereof as follows:

     (a) Authorization. Each Investor has the requisite power and authority to execute and deliver this Agreement and the Registration Rights Agreement, and to perform its obligations and consummate all of the transactions contemplated hereunder and thereunder. All corporate action on the part of each Investor necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, and each other document or agreement to be executed by each Investor in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement, the performance of the obligations of each Investor at the Closing and the consummation of all the transactions contemplated hereby and thereby, prior to, at or after the Closing, and the issuance and delivery of the shares of Series A Preferred Stock and Series B Preferred Stock has been taken, and this Agreement, the Registration Rights Agreement and each other document or agreement to be executed by each Investor in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Investor and constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. No Investor is required to give any notice to, make any filing or registration with, or obtain any authorization, consent or approval of any Governmental Authority in connection with the execution, delivery and performance by such Investor of this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby, other than any notification and waiting period that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     (b) Securities Representation. Each Investor acknowledges that: (i) it is an accredited investor (as defined in Rule 501 under the Securities Act); (ii) it is acquiring the Purchased Shares in the ordinary course of business and for its own account for investment only and with no present intention of distributing any such Purchased Shares; (iii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in the Corporation as contemplated hereby or, alternatively, that it has engaged the services of a representative who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment and who has reviewed the proposed investment on its behalf; (iv) the Purchased Shares being delivered by the Corporation to the Investors have not been registered under the Securities Act or under the securities laws of any state in reliance upon Federal and state exemptions for offshore transactions or transactions not involving a public offering and are not being acquired with a view to the distribution thereof except pursuant to a registration statement in compliance with Federal and state securities laws or an exemption therefrom; (v) the Purchased Shares must be held by the Investor indefinitely unless subsequently so registered or if an exemption from such registration is available; and (vi) it has received information concerning the Corporation and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Purchased Shares.

     (c) No Brokers. Except for the advisory fees of Deutsche Bank Securities, Inc. payable pursuant to Section 6.05, no agent, broker, investment banker, Person or firm is or shall be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement or the Collateral Documents based in any way on any arrangements, agreements or understandings made by or on behalf of the Investors or an Affiliate thereof, and the Investors hereby agree to indemnify the Corporation and agree to hold harmless the Corporation against and in respect of any claims for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of the Investors or an Affiliate of the Investors.

                                    ARTICLE 4
                            CONDITIONS TO OBLIGATIONS

     Section 4.01. Conditions to Each Party's Obligation.

     The respective obligations of the Corporation and the Investors to perform, fulfill or carry out its agreements, undertakings and obligations herein made or expressed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to fulfillment of or compliance with, on or prior to the Closing Date, the following conditions precedent, any of which may be waived, in whole or in part, by the party being benefited thereby to the extent permitted by Applicable Law:

     (a) Contemporaneous Transactions. Prior to or contemporaneously with the Closing, the Corporation shall have sold to each Investor, and each Investor shall have purchased, the Series A Preferred Stock and Series B Preferred Stock to be purchased by such Investor under this Agreement.

     (b) Registration Rights Agreement. The Registration Rights Agreement shall have been executed by the parties thereto.

     (c) Fairness Opinion. North Point shall have delivered the Fairness Opinion to the Special Committee.

     (d) Recommendation of Special Committee and Approval of the Board. The Special Committee shall have delivered its Recommendation to the Board, together with a true and correct copy of the Fairness Opinion, and the Board shall have approved this Agreement, the Registration Rights Agreement, the Collateral Documents and the transactions contemplated hereby and thereby.

     (e) No Injunction. Consummation of the transactions contemplated hereby, by the Registration Rights Agreement or the Collateral Documents shall not have been restrained, enjoined, made illegal or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority. No court or Governmental Authority shall have determined by any Applicable Law to make illegal the consummation of the transactions contemplated hereby.

     (f) HSR Act Notification. Any applicable approvals or waiting periods required under the HSR Act in respect of this Agreement and the transactions contemplated hereby and any extensions thereof shall have expired or early termination thereof shall have been granted.

     (g) NASD Supplemental Listing Notification. The Corporation shall have filed a supplemental listing notification with the NASD pursuant to NASD Rule 4310(c)(17)(D) for the listing of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock and Class B Common Stock (the "Supplemental Listing Application"), and the NASD shall have approved the listing of such shares of Common Stock.

     (h) NASD Confirmation. The NASD shall have confirmed, in response to a written request by the Corporation, the form of which has been previously provided to the Investors (the "NASD Request"), that no approval of the Corporation's shareholders shall be required for the consummation of the transactions contemplated hereby (including the issuance of the Preferred Stock) and that NASDAQ will not subject the Corporation to de-listing if Loral issues the Preferred Stock without shareholder approval on the terms proposed in this Agreement, or, if such shareholder approval is required by the NASD, such shareholder approval shall have been obtained on or before June 30, 2007.

     (i) Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

     Section 4.02. Conditions to the Obligations of the Corporation. The obligations of the Corporation to perform, fulfill or carry out its agreements, undertakings and obligations herein made or expressed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to fulfillment of or compliance with, on or prior to the Closing Date, the following conditions precedent, any of which may be waived in whole or in part by the Corporation to the extent permitted by Applicable Law:

     (a) Representations and Warranties; Performance. The representations and warranties of the Investors set forth in Section 3.02 of the Agreement (a) shall be true and correct in all respects (in the case of any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect") or in all material respects (in the case of any representation or warranty that is not so qualified), at and as of the date hereof and (b) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect") or in all material respects (in the case of any representation or warranty that is not so qualified) at and as of the Closing Date as if made on such date.

     (b) Agreements and Covenants. The Investors shall have duly and, if required to be performed within a specified time period, timely performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date; and

     (c) Certificate. The Investors shall have delivered to the Corporation a certificate, dated the Closing Date and signed by a duly authorized officer of each Investor, certifying as to the matters set forth in Sections 4.02(a) and
(b).

     Section 4.03. Conditions to the Obligation of the Investors.

     The obligation of the Investors to perform, fulfill or carry out their agreements, undertakings and obligations herein made or expressed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to fulfillment of or compliance with, on or prior to the Closing Date, the following conditions precedent, any of which may be waived by the Investors, in their sole discretion, in whole or in part:

     (a) Representations and Warranties; Performance. The representations and warranties of the Corporation set forth in Section 3.01 of the Agreement (a) shall be true and correct in all respects (in the case of any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect") or in all material respects (in the case of any representation or warranty that is not so qualified), at and as of the date hereof and (b) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect") or in all material respects (in the case of any representation or warranty that is not so qualified) at and as of the Closing Date (except for representations and warranties expressly made as of a specified date, which need be true only as of the specified date) as if made on such date.

     (b) Agreements and Covenants. The Corporation shall have duly and, if required to be performed within a specified time period, timely performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (c) Certificate. The Corporation shall have delivered to the Investors a certificate, dated the Closing Date and signed by its duly authorized executive officer of the Corporation, certifying as to the matters set forth in Sections 4.03(a) and (b).

     (d) No Material Adverse Effect. No event shall have occurred and no condition shall have arisen or been created since the date of this Agreement which has had, or would be reasonably expected to have, and there shall not otherwise have been, a Material Adverse Effect.

     (e) Placement Fee. The Corporation shall have paid to, or to such designee as directed by, MHR Fund Management LLC, by a wire transfer of immediately available funds to the account specified therefor by MHR Fund Management LLC, a placement fee equal to $6,750,000.

     (f) Fees and Expenses. The Corporation shall have paid all fees and expenses set forth in Sections 6.05(a)(i) and 6.05(a)(ii) in accordance with the terms thereof and at the times provided for in Sections 6.05(b)(i) and 6.05(b)(ii).

     (g) Certificates of Designation. The Series A Certificate of Designation and Series B Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and a copy of the Certificate of Incorporation of the Corporation (including the Series A Certificate of Designation and Series B Certificate of Designation) certified by the Secretary of State of the State of Delaware shall have been delivered to the Investors.

     (h) Opinion of Counsel to the Corporation. Willkie shall have delivered an opinion, dated the Closing Date, and addressed to the Investors, substantially identical in form and substance to that attached hereto as Exhibit G.

     (i) Stock Certificates. The Corporation shall have delivered to the Investors duly executed and issued stock certificates representing the Purchased Shares as required hereunder.

     (j) Proceedings. All corporate and other proceedings to be taken by the Corporation in connection with this Agreement and the Registration Rights Agreement and with respect to the transactions contemplated hereby and thereby to be completed at or prior to the Closing and documents incident thereto shall have been completed in form and substance reasonably satisfactory to the Investors, and the Investors shall have received all such counterpart originals or certified or other copies of this Agreement and the Registration Rights Agreement.

     (k) Amendment of Bylaws. The Bylaws shall have been amended in form and substance identical to the Form of Amendment to Amended and Restated By-Laws attached hereto as Exhibit H.

                                    ARTICLE 5
                 COVENANTS OF THE CORPORATION AND THE INVESTORS

     Section 5.01. Redemption of SkyNet 14% Notes. If (i) the Corporation enters into a definitive binding agreement for the acquisition (through merger, consolidation, exchange, asset purchase, recapitalization, business combination or other similar transaction) by the Corporation of a business or business entity, or a substantial interest therein, for aggregate consideration

(including debt assumed, refunded or remaining outstanding) exceeding $600 million (an "Acquisition"), and (ii) the Board of Directors of SkyNet determines in connection with an Acquisition, that it will exercise SkyNet's right of optional redemption of the SkyNet 14% Senior Secured Cash/PIK Notes due 2015 (the "Notes") after the first anniversary of the issuance thereof, pursuant to
Section 5 of the Notes, then the Investors, as holders of the Notes (directly or through any of their Affiliates), will, at the request of SkyNet, not object to such optional redemption of the Notes, subject to the consummation of such Acquisition.

     Section 5.02. Authorization of Class B Common Stock.

     (a) From and after June 30, 2007, MHR shall be entitled to request by written notice to the Secretary of the Corporation that the Corporation convene, and following such notice the Corporation shall take all actions necessary to convene and the Chief Executive Officer of the Corporation shall call, a special meeting of stockholders for the purpose of seeking approvals of proposals to amend the Certificate of Incorporation to (i) remove Section (c) of Article IV thereof (the "Non-Voting Securities Proposal") and (ii) authorize the Class B Common Stock (the "Class B Proposal"). Prior to filing or mailing of any proxy statement (together with any amendments thereof and any supplements thereto, the "Proxy Statement") in connection with the Class B Proposal, upon MHR's request, the Corporation shall provide MHR a reasonable opportunity to review and comment on such Proxy Statement with respect to any information about the Class B Proposal included therein and shall include in such Proxy Statement all such comments reasonably proposed by MHR pursuant to the foregoing. If:

          (i) the Non-Voting Securities Proposal and the Class B Proposal are approved by the stockholders of the Corporation, promptly following such approvals, the Corporation shall (A) file an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (x) removing Section (c) of Article IV thereof, and (y) authorizing the creation of the Class B Common Stock as a non-voting class of the Corporation's securities, and (B) reserve all such shares of Class B Common Stock for issuance upon the exchange of all shares of Series B Preferred Stock issued on the Closing Date and in payment of Series A PIK Dividends and Series B PIK Dividends;

          (ii) the Non-Voting Securities Proposal is not approved by the stockholders of the Corporation and the Class B Proposal is approved by the stockholders of the Corporation, the Corporation shall (A) file an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware authorizing the creation of the Class B Common Stock with voting rights that entitle the holders thereof to a number of votes equal to one ten-thousandth of one (1/10,000) vote per share of Class B Common Stock, and (B) reserve all such shares of Class B Common Stock for issuance upon the exchange of all shares of Series B Preferred Stock issued upon the Closing Date and in payment of Series A PIK Dividends and Series B PIK Dividends; or

          (iii) the Non-Voting Securities Proposal is approved by the stockholders of the Corporation and the Class B Proposal is not approved by the stockholders of the Corporation, the Corporation shall file an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware removing Section (c) of Article IV thereof.

     (b) If MHR does not deliver a written request to hold a special meeting of stockholders as provided for in subsection (a) above, then not less than seventy-five (75) days prior to the next annual meeting of the stockholders of the Corporation (or forty-five (45) days if such meeting is held in 2006), or promptly following the Board's determination to convene or the Corporation's receipt of notice of a special meeting of stockholders (but excluding any special meeting of stockholders held in 2006), the Corporation shall provide MHR notice of such meeting and include among the matters to be voted upon at such meeting the Class B Proposal and the Non-Voting Securities Proposal.

     (c) Until the earlier of the Majority Ownership Date and the date that the Class B Proposal is approved by the stockholders of the Corporation, the Corporation shall include among the matters to be voted upon at any annual meeting the Class B Proposal.

     Section 5.03. Bring-Down Certificate. Immediately prior to each date that
(i) shares of Series A Preferred Stock and Series B Preferred Stock are issued as PIK Dividends (the "PIK Dividend Issuance Date"), (ii) shares of Common Stock, Class B Common Stock or Series A Preferred Stock are issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock and Class B Common Stock (the "Conversion Issuance Date") or (iii) shares of Series A Preferred Stock or Common Stock are issued pursuant to Section 5.06 on any Threshold Conversion Issuance Date, the Corporation shall (A) execute and deliver to the Investor(s) receiving such PIK Dividends or converting such share(s) of Preferred Stock, Class B Common Stock or Common Stock, as applicable, a certificate (the "Bring-Down Certificate"), dated as of the PIK Dividend Issuance Date, the Conversion Issuance Date or the Threshold Conversion Issuance Date, as the case may be, and substantially in the form attached hereto as Exhibit I, from the Chief Executive Officer or Chief Financial Officer of the Corporation, and (B) in the case of any Conversion Issuance Date involving the conversion of 3% or more of the number of outstanding shares of Series A Preferred Stock, or in the case of any Threshold Conversion Issuance Date, cause to be delivered to such Investor(s) an opinion of outside counsel to the Corporation, dated as of the Conversion Issuance Date or Threshold Conversion Issuance Date, as the case may be, and substantially in the form attached hereto as Exhibit J.

     Section 5.04. Trading. The Preferred Stock issued pursuant hereto shall not be listed on any national securities exchange or included in any automated quotation system on the Closing Date. Upon the written request of the holders of a majority of the then-outstanding shares of Preferred Stock, the Corporation shall promptly apply for and use best efforts to obtain the listing of the Preferred Stock on the national securities exchange or automated quotation system as so requested by the holders of the Preferred Stock and register the Preferred Stock and the shares of Common Stock issuable pursuant thereto under the Exchange Act.

     Section 5.05. Conversion Upon Certain Transfers.

     (a) Upon the transfer of any share(s) of Series B Preferred Stock or Class B Common Stock to any Person who is not and does not become an Affiliate or Associate of, or a member of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with, MHR, and is a Qualified Transferee, then the Series B Preferred Stock (including any Series B PIK Dividends paid or accrued in respect thereof), or Class B Common Stock held by such transferee shall be automatically converted into shares of Series A Preferred Stock (in the case of

Series B Preferred Stock) or Common Stock (in the case of Class B Common Stock), on a one for one basis.

     (b) In the event that (i) solely as a result of such transfer of shares of Series B Preferred Stock or Class B Common Stock, such transferee would become the Beneficial Owner of more than 35.9% of the voting power of Corporation, or
(ii) such transferee is the Beneficial Owner of more than 35.9% but less than 50% of the voting power of the Corporation immediately prior to such transfer of shares of Series B Preferred Stock or Class B Common Stock (such transferee in each of (i) and (ii), a "Disqualified Transferee") then (A) in the case of clause (i) above, such number of shares of Series B Preferred Stock or Class B Common Stock transferred shall not be converted into shares of Series A Preferred Stock (in the case of Series B Preferred Stock) or Common Stock (in the case of Class B Common Stock), so that the transferee does not become the Beneficial Owner of more than 35.9% of the voting power of the Corporation solely as a result of such transfer, and (B) in the case of clause (ii) above, all the shares of Series B Preferred Stock or Class B Common Stock so transferred shall not be converted into shares of Series A Preferred Stock (in the case of Series B Preferred Stock) or Common Stock (in the case of Class B Common Stock). The restrictions on the conversion of shares of Series B Preferred Stock or Class B Common Stock for shares of Series A Preferred Stock (in the case of Series B Preferred Stock) or Common Stock (in the case of Class B Common Stock) set forth in this Section 5.05, (i) shall be of no further and effect as of and from the Majority Ownership Date, and (ii) may be waived upon the Corporation's prior written consent.

     Section 5.06. Threshold Conversion.

     (a) If at any time after the Closing Date, the sum of the number of shares of Common Stock issuable upon exchange of the Series A Preferred Stock and the number of shares of Common Stock held by MHR is below the Threshold, then a number of shares of the Series B Preferred Stock (including any PIK Dividends paid or accrued thereon) then held by MHR shall be converted in accordance with the procedures set forth in subsection (b) below into such number of shares of Series A Preferred Stock (on a one for one basis) or Common Stock (at the then-applicable conversion rate) (such choice to be at the option and sole discretion of MHR) such that the aggregate number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock and Common Stock held by MHR equals (but does not exceed), as a percentage of the aggregate voting power of all outstanding securities issued by the Corporation at any time and from time to time (assuming the exchange of all outstanding shares of Series A Preferred Stock held by MHR), the Threshold. In the event that (i) the shares of Series B Preferred Stock that are converted for Series A Preferred Stock or Common Stock, as the case may be, pursuant to the immediately preceding sentence are not sufficient to increase the number of shares of Series A Preferred Stock and Common Stock held by MHR so as to equal (but not exceed) the Threshold, or
(ii) MHR does not hold any shares of Series B Preferred Stock to convert for Series A Preferred Stock or Common Stock, as the case may be, pursuant to the immediately preceding sentence, then a number of shares of Class B Common Stock held by MHR (if any) shall be converted in accordance with the procedures set forth in the Amended and Restated Certificate of Incorporation into Common Stock (on a one for one basis) such that the aggregate number of shares of Series A Preferred Stock and Common Stock held by MHR (including the shares of Series B Preferred Stock that were converted for Series A Preferred

Stock or Common Stock, as the case may be, pursuant to the immediately preceding sentence) equals (but does not exceed) the Threshold.

     (b) The Corporation shall provide a written notice in substantially the form attached hereto as Exhibit K (the "Threshold Conversion Notice") not less than ten (10) days following the end of each calendar quarter and within five
(5) Business Days after any issuance of securities exceeding two percent (2%) of the voting power of the Corporation. Within five (5) Business Days after receipt of the Threshold Conversion Notice, MHR shall either confirm the calculations set forth therein with respect to the number of shares of Series B Preferred Stock and/or Class B Common Stock to be converted pursuant to clause (a) above, in a written notice substantially in the form attached hereto as Exhibit L (a "Notice of Confirmation") or dispute the calculations set forth therein with respect to the number of shares of Series B Preferred Stock and/or Class B Common Stock to be converted pursuant to clause (a) above, in a written notice substantially in the form attached hereto as Exhibit M (a "Notice of Disagreement"), and in either case specify whether any or all of such shares of Series B Preferred Stock, if any, are to be converted into shares of Series A Preferred Stock or Common Stock. Within three (3) Business Days (or fifteen (15) calendar days if the physical delivery of any certificate is involved) after the Corporation's receipt of (i) a Notice of Confirmation, the Corporation shall issue such number of shares of Series A Preferred Stock and/or Common Stock as set forth in the Threshold Conversion Notice, and (ii) a Notice of Disagreement, the Corporation shall issue such number of shares of Series A Preferred Stock and/or Common Stock set forth in the Threshold Conversion Notice and the parties shall use their reasonable best efforts to resolve the disagreements set forth in the Notice of Disagreement and the Corporation shall, promptly upon such resolution, issue such number of additional shares of Series A Preferred Stock and/or Common Stock as necessary. Each such date of issuance of shares of Series A Preferred Stock and/or Common Stock pursuant to the terms of this Section 5.06 shall be referred to herein as a "Threshold Conversion Issuance Date".

     Section 5.07. Contributions to SkyNet. For as long as at least thirty-three (33%) percent of the shares of Preferred Stock originally issued on the Closing Date are held by the Investors, neither the Corporation nor any of its Subsidiaries, whether now or hereafter existing (other than SkyNet and any of its Subsidiaries (for purposes of this paragraph, the "Transferor")), shall, and the Corporation and any of its Subsidiaries shall not take any action that would cause any Joint Venture in which the Corporation or any of its Subsidiaries (other than SkyNet and any of its Subsidiaries) has an equity interest, whether now or hereafter existing, to, Transfer any assets or property (whether cash or otherwise) to SkyNet, any of its Subsidiaries or any Joint Venture in which SkyNet or any of its Subsidiaries has an equity interest, whether now or hereafter existing (collectively, for purposes of this paragraph, a "Transferee") unless:

     (a) such Transfer is (i) made pursuant to agreements in existence on the date hereof, copies of which are listed on Section 5.07(a) of the Corporation Schedule of Exceptions and which were previously provided to the Investors if the consideration paid by the Transferor pursuant to such agreement exceeded one million dollars ($1,000,000) in the aggregate (other than satellite construction contracts made in the ordinary course of business), (ii) made pursuant to or in connection with any satellite construction contracts made in the ordinary course of business, (iii) made in the ordinary course of the business relationship between the Transferor and the Transferee consistent with their respective past practice, (iv) for consideration or services received and on terms that, in the aggregate, are, no less favorable to the Transferor than those that could be obtained at the time in arms' length dealings with a Person who is not an Affiliate, provided that such determination shall be made (A) if such consideration or services received exceed $500,000, in good faith by the Board, and (B) if such consideration or services received exceed $5,000,000, in good faith by the Board upon consultation and after taking the advice of an independent third party expert, if requested by the Investors, which request shall be made within ten (10) Business Days after notice to the Investors, which shall be given not less than fifteen (15) Business Days prior to the date of such determination, (v) made pursuant to tax sharing arrangements approved by the Investors at or prior to the time such tax sharing arrangements are determined, such approval not to be unreasonably withheld, or (vi) of the four (4) SatMex 6 transponders pursuant to the terms set forth on Section 5.07(a) of the Corporation Schedule of Exceptions; or

     (b) as conditions precedent to the consummation of the transactions contemplated by such Transfer:

          (i) the Transferee represents and covenants to the Transferor that the Secured Loan Agreement (as defined below) and the terms of such acquisition shall be approved by the board of directors of SkyNet;

          (ii) the Transferor (as lender) and Transferee (as borrower) enter into an intergroup secured loan agreement (the "Secured Loan Agreement") pursuant to which, except in the case of the Transfers disclosed in Section 5.07(b) of the Corporation Schedule of Exceptions, which Security Interest shall be as described in such Schedule of Exceptions, the Transferee grants to the Transferor for its sole benefit a first-priority security interest (the "Security Interest") in (i) all of the assets so Transferred, (ii) all of the assets or property acquired using or in substitution for, in each case in whole or in part, the assets so Transferred, or (iii) other assets of the Transferee having at least an equivalent value to the assets Transferred by the Transferor, as determined in good faith by the Board (each of (i), (ii) and (iii), individually or collectively, the "Collateral"). For the avoidance of doubt, (a) in the event that the Collateral is a satellite(s), the Collateral shall include any and all transponder leases thereon entered into at any time and from time to time, and (b) the amount of the obligation secured shall not exceed the principal of the applicable loan, plus interest, fees, expenses and indemnities or any other amounts that may become due and payable in connection with such loan; and

          (iii) the Transferor receives the written legal opinion of outside counsel (which counsel, if not the Corporation's regular outside counsel, shall be reasonably acceptable to the Investors), which shall be addressed to and be in form and substance reasonably and in good faith satisfactory to the Transferor and the Board, regarding the Transfer and the transactions contemplated thereby, which opinion shall include customary opinions and exceptions (including that such opinion shall be limited to matters of New York and Delaware corporate law and the law of the Uniform Commercial Code), including (i) the enforceability of the Secured Loan Agreement, (ii) if the Collateral shall constitute property the perfection of which is governed by the Uniform Commercial Code, the validity, enforceability and perfection of the Transferor's security interest in the Collateral, (iii) the receipt of all required consents, the execution and delivery of all agreements, the making of any required filings, the taking of any other actions and the absence of any conflicts that any of the Transfer, Secured Loan Agreement or Security Interest have under the Transferee's charter or bylaws, or with any then-existing obligations of the Transferee or to which the Transferee is subject that exceed $5 million as certified by the Transferee (with a copy to the Transferor), provided, however, that any opinion with respect to any obligations of the Transferee or to which the Transferee is subject that are between $5 million and $10 million or which are pursuant to satellite construction contracts may be delivered by the Transferee's in-house counsel rather than such outside counsel.

     Section 5.08. Permitted Indebtedness. For as long as at least thirty-three (33%) percent of the shares of Preferred Stock originally issued on the Closing Date are held by the Investors:

     (a) The Corporation shall not incur any Indebtedness (other than (i) any Guarantees by the Corporation in favor of SS/L relating solely to SS/L's performance under any satellite manufacturing agreements, and (ii) from any wholly-owned Subsidiary so long as the Corporation does not grant any security interest relating to or in connection with such Indebtedness) in excess of One Million Dollars ($1,000,000) in the aggregate unless the Adjusted Tangible Asset Value as of the date set forth in the most recent periodic report of the Corporation filed pursuant to the Exchange Act exceeds the TAV Threshold. If the Adjusted Tangible Asset Value as of the date set forth in the most recent periodic report of the Corporation filed pursuant to the Exchange Act exceeds the TAV Threshold, the Corporation shall be permitted to incur Indebtedness from the day after the filing of such periodic report until the day of the filing of the next periodic report (the "Indebtedness Incurrence Period"), provided that the amount of such Indebtedness shall not exceed, when aggregated with all other Indebtedness incurred during such Indebtedness Incurrence Period, an amount equal to one-half of the difference between the Adjusted Tangible Asset Value as of the date set forth in the most recent periodic report of the Corporation filed pursuant to the Exchange Act and the TAV Threshold;

     (b) Prior to any incurrence of any Indebtedness permitted by the paragraph immediately above, the Corporation shall deliver to the Investors a certificate, signed by a duly authorized officer of the Corporation, stating that the Corporation has determined, in good faith and in consultation with and after taking the advice of the Chief Financial Officer of the Corporation, that (A) the Adjusted Tangible Asset Value exceeds the TAV Threshold, and (B) the Indebtedness to be incurred will not exceed one-half of the difference between the Adjusted Tangible Asset Value and the TAV Threshold, in each case as of the date of the incurrence of such Indebtedness; and

     (c) If any Subsidiary of the Corporation (other than SkyNet and its Subsidiaries) incurs Indebtedness, such Subsidiary shall not Transfer (i) any proceeds or other consideration received by such Subsidiary from the incurrence of such Indebtedness, and (ii) any substitution of such proceeds or other consideration, including assets or property acquired using such proceeds or consideration or proceeds or other consideration received from the disposition of such assets or property, to SkyNet or any of its Subsidiaries, except in compliance with Section 5.07 hereof.

     Section 5.09. Limitations on Disposition. Each of the Investors agrees not to make any disposition of all or any portion of the Series A Preferred Stock, Series B Preferred Stock or the shares of Common Stock or Class B Common Stock issued upon conversion thereof unless and until:

     (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

     (b) such disposition is made pursuant to Rule 144 promulgated under the Securities Act;

     (c) such Investor shall have delivered to the Corporation a written opinion by counsel which is reasonably acceptable to the Corporation to the effect that the proposed transfer is exempt from the registration and prospectus delivery requirements of the Securities Act; or

     (d) such Investor shall have transferred such shares of Series A Preferred Stock, Series B Preferred Stock, Common Stock or Class B Common Stock, as the case may be, to an Affiliate of such Investor and such Affiliate has delivered to the Corporation a written agreement making the representations set forth in
Section 3.02(b) and agreeing to be bound by the restrictions of Sections 5.09,
5.10 and 5.12 hereof, in each case to the extent applicable, with respect to the shares so transferred.

     Section 5.10. Investor Transfer Restriction. In addition to the limitations on disposition set forth in Section 5.09 hereof, the Investors shall not, in any single transaction or series of related transactions, without the Corporation's prior written consent, transfer Beneficial Ownership of any shares, directly or indirectly, of Series A Preferred Stock issued on the Closing Date (or Common Stock issuable to the Investors upon the conversion thereof) to any Person who is a Restricted Transferee (the "Transfer Restriction"). The Transfer Restriction shall be of no further force and effect as of the Majority Ownership Date.

     Section 5.11. MHR Board Representation. The Investors shall have the right, as of the Closing Date, to designate a director (the "MHR Designee") to the Board, and upon such designation, the Board shall appoint such MHR Designee to the Class II directors, and recommend to the stockholders of the Corporation to vote for the election of the MHR Designee at any meeting of stockholders convened to elect directors to such class of directors. Simultaneously with the appointment of the MHR Designee to the Board, the boards of directors of SS/L and SkyNet shall appoint such MHR Designee to the boards of directors of SS/L and SkyNet, respectively.

     Section 5.12. MHR Voting Covenant.

     (a) For a period terminating upon the earlier of (i) the fifth (5th) anniversary of the Closing Date, and (ii) the Majority Ownership Date, the Investors agree to vote all of the shares of Series A Preferred Stock issued on the Closing Date (or shares of Common Stock issued upon the conversion thereof) then held by the Investors with respect to election or removal of directors in accordance with the recommendation of the Board; provided, however, that notwithstanding the foregoing, the Investors shall have a right to abstain from voting any securities of the

Corporation that it may hold at any time, including the shares of Series A Preferred Stock issued on the Closing Date (or any shares of Common Stock issuable upon the conversion thereof).

     (b) At the next annual meeting of stockholders of the Corporation, MHR shall vote all shares of Common Stock held as of the record date for such meeting in favor of a proposal to increase the number of authorized shares of Common Stock to sixty (60) million shares.

     Section 5.13. Further Actions.

     (a) The Corporation and the Investors agree to use all reasonable best efforts to take all actions and to do or cause to be done all other things required, necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable. In furtherance and not in limitation of the foregoing:

          (i) the Corporation and the Investors agree to make, or cause to be made, all appropriate filings pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply, or cause to be supplied, as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use their reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.13(a)(i) necessary to cause the expiration or termination of all applicable waiting periods under the HSR Act as soon as practicable;

          (ii) the Corporation shall, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by the Corporation pursuant to Applicable Law in connection with this Agreement and the consummation of the transactions contemplated hereby, including (A) filings with the SEC, (B) the Supplemental Listing Application with the NASD, and
     (C) (1) as promptly as practicable, but in no event more than three (3) Business Days after the date hereof, submit the NASD Request and make any required submissions to the NASD or submissions to the NASD that the Corporation determines should be made with respect to this Agreement and the transactions contemplated hereby as are advisable to consummate the transactions contemplated hereby, (2) supply, as promptly as practicable, any additional information and documentary material that may be requested by the NASD or which the Corporation determines should be supplied, and (3) use its reasonable best efforts to timely obtain any required consent, permit, authorization, approval, interpretive letter or waiver in connection with such submissions or otherwise from the NASD, in each case in compliance with Section 5.13(c) below. In furtherance and not in limitation of the foregoing (and without prejudice to the obligations of the Corporation pursuant to Section 5.13(b) below), in the event that the NASD makes a final determination that the transactions contemplated hereby require the approval of the Corporation's shareholders, the Corporation shall promptly convene a meeting of shareholders and take all action necessary or advisable to obtain such shareholder approval. Prior to the filing or mailing of any Proxy Statement in connection with seeking to obtain such shareholder approval, the Corporation shall provide the Investors a reasonable opportunity to review and comment on such Proxy Statement and shall include in such Proxy Statement all such comments reasonably proposed by the Investors pursuant to the foregoing. Any Proxy Statement submitted to the Corporation's shareholders pursuant to this Section 5.13(a)(ii)(C) shall also include the Class B Proposal and the Non-Voting Securities Proposal.

     (b) If any objections are asserted with respect to the transactions contemplated hereby by any Governmental Authority or the NASD, the Corporation and the Investors shall use its reasonable best efforts to resolve any such objections with the goal of enabling the transactions contemplated by this Agreement to be consummated as promptly as practicable. In furtherance and not in limitation of the covenants of the parties contained in this Section 5.13, each of the Corporation and the Investors shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or the NASD with respect to the transaction contemplated hereby. In connection with the foregoing, if any administrative or judicial action or proceeding by any party is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of the Corporation and the Investors shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, interpretive letter or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, conditions or restricts the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement other than the obligation of the Corporation to convene a special meeting of shareholders as described in Section 5.13(a)(ii)(C), nothing contained in this Section 5.13 shall require the Investors or the Corporation to consummate the transactions contemplated hereby on terms materially different from the terms set forth in this Agreement.

     (c) Each of the Corporation and the Investors shall, in connection with the efforts referenced in this Section 5.13, (i) cooperate and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by any party,
(ii) promptly inform the other party of any material communication received by such party from, or given by such party to, any Governmental Authority or the NASD and of any material communication received or given in connection with any proceeding by any party, in each case, regarding the transactions contemplated hereby, (iii) consult with the other party in advance of any meeting or conference, whether in-person or by telephone, with any Governmental Authority, the NASD or, in connection with any proceeding by any party, with any other Person, and to the extent permitted by such applicable Governmental Authority, the NASD or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. In furtherance and not in limitation of the foregoing, the Corporation shall, in connection with the efforts referenced in Section 5.13(a)(ii)(C), (i) permit counsel for the Investors to review in advance, and consider in good faith the views of the Investors in connection with, any proposed written communication to the NASD and provide counsel for the Investors with copies of all filings and submissions made by the Corporation and all correspondence between the Corporation (and its advisors) with the NASD and any other information supplied by the Corporation and the Corporation's Subsidiaries to the NASD or received from the NASD in connection with the transactions contemplated by this Agreement, (ii) furnish to the Investors such information and assistance as the Investors reasonably may request in connection with the preparation of any submissions to, or proceedings by, the NASD, and (iii) obtain the consent of the Investors prior to the submission of any proposed written communication to the NASD, which consent shall not be unreasonably withheld.

     (d) Notwithstanding anything to the contrary herein, nothing in this
Section 5.13 shall require any party to amend this Agreement or to waive or forbear from exercising any of its rights or remedies hereunder.

                                    ARTICLE 6
                                  MISCELLANEOUS

     Section 6.01. Survival of Representations and Warranties. The respective representations and warranties of the Corporation and the Investors contained in or made pursuant to this Agreement shall remain in full force and effect and shall survive the execution and delivery of this Agreement and the delivery of and payment for the Series A Preferred Stock and Series B Preferred Stock through the date that is thirty (30) months after Closing Date, and shall in no way be affected by any investigation of the subject matter thereof, or statement as to the results thereof, made by or on behalf of the Investors or the Corporation; provided that the representations and warranties of the Corporation contained in Sections 3.01(a) (Organization, Good Standing and Qualification), 3.01(b) (Authorization), 3.01(c) (Valid Issuance), 3.01(d) (Capitalization), 3.01(e) (Series A Preferred Stock Issuance), 3.01(f) (Noncontravention), 3.01(i) (No General Solicitation) and 3.01(m) (No Brokers) shall survive until the expiration of the applicable statute of limitations. The representations and warranties of the Corporation contained in any Bring-Down Certificate shall survive until the expiration of the applicable statute of limitations; provided, that the survival of the representations and warranties of the Corporation in any Bring-Down Certificate shall be only to the extent of the issuance of capital stock covered by such certificate.

     Section 6.02. Indemnification.

     (a) The Corporation (the "Indemnifying Party") shall indemnify, defend and hold harmless to the fullest extent permitted by law the Investor and the Investor's Affiliates and each of their respective officers, directors, managers, partners, stockholders, members, investors, employees, advisors, agents and other representatives and any Affiliate of the foregoing, and each of their respective successors and permitted assigns and each Person who controls any of the foregoing, within the meaning of the Securities Act and the Exchange Act (each, an "Investor Indemnified Party"), from and against, and shall promptly reimburse each Investor Indemnified Party for, all demands, claims, actions or causes of action (whether or not such demands, claims, actions or causes of action are brought by the Corporation, the SEC, the United States Department of Justice or any other governmental entity, or whether or not the Investor Indemnified Party is a party thereto), assessments, losses, damages, liabilities, costs and expenses, including reasonable attorney's fees and expenses of investigation and attorneys' and accountants' fees and expenses in connection with any action, suit or proceeding, including those incurred upon any appeal, joint or several, arising or resulting from or in connection with any misrepresentation or any breach of any representation or warranty, covenant or agreement of the Corporation contained in this Agreement, any of the other Collateral Documents, or in any certificate or other document required to be furnished by the Corporation pursuant to this Agreement (collectively, the "Investor Indemnified Liabilities").

     (b) Whenever any claim for indemnification shall arise under this Section 6.02, the Investor Indemnified Party shall notify the Indemnifying Party of the claim and, when known, the facts constituting the basis for such claim; provided, however, that failure to give such notice shall not affect any of the indemnification or other rights of any Investor Indemnified Party hereunder, except if and to the extent the Corporation is prejudiced by such failure. In the event of any claim for indemnification hereunder resulting from or in connection with legal proceedings by a third party (a "Proceeding"), such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

If any Proceeding is filed or instituted against the Investor Indemnified Party asserting any claim for which the Indemnifying Party may be responsible hereunder, written notice thereof shall be given to the Indemnifying Party as promptly as practicable; and if the Indemnifying Party shall acknowledge in writing that the Indemnifying Party shall be responsible and liable for all Investor Indemnified Liabilities in connection with such lawsuit as and to the extent set forth herein, then the Indemnifying Party shall be entitled, if the Indemnifying Party so elects (subject to the Investor Indemnified Party's written consent which may be withheld by the Investor Indemnified Party to the extent that the Investor Indemnified Party's rights under any other contested matter or any aspect of the Investor Indemnified Party's ongoing business operations may be prejudiced by the Investor Indemnified Party's lack of control over such lawsuit, to take control of the defense and investigation of such lawsuit and to employ and engage attorneys of their own choice, reasonably satisfactory to such Investor Indemnified Party, to handle and defend the same, at the Indemnifying Party's cost, risk and expense; and the Investor Indemnified Party shall cooperate in all reasonable respects, at the Indemnifying Party's cost, risk and expense, with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit and any appeal arising therefrom. If the Investor Indemnified Party withholds its consent for the Indemnifying Party to take control of the defense and investigation of such lawsuit because and to the extent that the Investor Indemnified Party's rights under any other contested matter or any aspect of the Investor Indemnified Party's ongoing business operations may be prejudiced by the Investor Indemnified Party's lack of control over such lawsuit), the Investor Indemnified Party may employ counsel and participate in the defense thereof but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party and shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Investor Indemnified Parties who are parties to such Proceeding). Except as set forth in the immediately preceding sentence, such Investor Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Investor Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense that is reasonably satisfactory to the Investor Indemnified Party of such Proceeding within 60 days of the receipt of notice thereof or such Investor Indemnified Party shall have reasonably concluded that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Investor Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Investor Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement or compromise of any such Proceeding effected without its consent, but if settled or compromised with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Investor Indemnified Party from and against any loss or liability by reason of such settlement. An Indemnifying Party shall not, without the prior written consent of the Investor Indemnified Party, consent to a settlement of, or the entry of any judgment arising from, any pending or threatened Proceeding in respect of which such Investor Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Investor Indemnified Party, unless such settlement includes an unconditional release of such Investor Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or failure to act, by or on behalf of such Investor Indemnified Party.

     (c) The rights of the Investor Indemnified Parties under this Section 6.02 shall be in addition to (i) any cause of action or similar right of any Investor Indemnified Party against an Indemnifying Party or other Persons, or (b) any liabilities to which the parties may be subject to pursuant to any Applicable Law. In the event that the transactions described herein are not consummated, or are otherwise modified or prevented in any way, other than in accordance with
Section 6.17 hereof, the provisions of this Section 6.02 shall remain and continue to be valid, legally binding and in full force and effect. The Indemnifying Party agrees that no Investor Indemnified Party shall have any liability to an Indemnifying Party or other Persons (including its security holders or creditors) for any damages, indirect, consequential or otherwise arising out of, related to, or in connection with this Agreement or any of the transactions contemplated hereby, except only for actual damages arising solely in connection with breach by the Investors of any of their representations, warranties or covenants that are contained in this Agreement.

     Section 6.03. Termination. This Agreement may be terminated:

     (a) at any time prior to the Closing Date by the written agreement of the Corporation and the Investors;

     (b) at any time prior to the Closing Date by either the Corporation or the Investors by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. New York City time ninety (90) days after the date hereof (the "Termination Date"), unless such date shall be extended by the mutual written consent of the Corporation and the Investors; provided, however, that the right to terminate this Agreement under this Section 6.03(b) shall not be available to any party until June 30, 2007 if all of the conditions set forth in Article IV shall have been satisfied at any time prior to the Termination Date, except for (A) such conditions that, by their terms, can only or must be satisfied on the Closing Date, and (B) the conditions set forth in Sections 4.01(g) and 4.01(h) hereof; provided further, however, that the right to terminate this Agreement under this
Section 6.03(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Closing to occur.

     (c) at any time prior to the Closing Date by either the Corporation or the Investors by written notice to the other party if any court of competent jurisdiction in the United States or Federal, state or local government or regulatory body in the United States shall have issued an order, decree or ruling or taken such action that permanently restrains, enjoins or otherwise prohibits the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable after the taking of all actions by the Corporation and the Investors contemplated by Section 5.13 hereto; and

     (d) at any time prior to the Closing Date by the Investors if there shall have occurred or a condition shall have arisen or been created since the date of this Agreement which has had, or would reasonably be expected to have, a Material Adverse Effect.

     Section 6.04. Legends.

     (a) The Investors agree that the share certificate(s) that the Investors receive from the Corporation in respect of the Purchased Shares, and any shares of Series A Preferred Stock, Series B Preferred Stock, Common Stock and Class B Common Stock issued in respect thereof shall be legended with the following legend:

     "THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER."

     (b) The Investors agree that the share certificate(s) that the Investors receive from the Corporation in respect of the Purchased Shares, and any shares of Series A Preferred Stock, Series B Preferred Stock, Common Stock and Class B Common Stock issued in respect thereof shall be legended with the following legends:

          (i) With respect to Series A Preferred Stock:

     "THE SECURITIES ARE SUBJECT TO RESTRICTIONS [ON VOTING AND TRANSFERABILITY](1) PROVIDED IN THE CERTIFICATE OF DESIGNATION FOR THE SECURITIES AND THE SECURITIES PURCHASE AGREEMENT, DATED OCTOBER 17, 2006, AS AMENDED FROM TIME TO TIME, BY AND BETWEEN THE CORPORATION AND THE PERSONS NAMED THEREIN. COPIES OF SUCH DOCUMENTS MAY BE OBTAINED BY ANY STOCKHOLDER OF THE CORPORATION UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICE OF THE CORPORATION."

----------
(1) Words in italics to be included only in share certificates for Series A Preferred Stock issued on the Closing Date.

          (ii) with respect to the Series B Preferred Stock:

     "THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON CONVERTIBILITY PROVIDED IN THE CERTIFICATE OF DESIGNATION FOR THE SECURITIES AND THE SECURITIES PURCHASE AGREEMENT, DATED OCTOBER 17, 2006 AS AMENDED FROM TIME TO TIME, BY AND BETWEEN THE CORPORATION AND THE PERSONS NAMED THEREIN. COPIES OF SUCH DOCUMENTS MAY BE OBTAINED BY ANY STOCKHOLDER OF THE CORPORATION UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICE OF THE CORPORATION."

          (iii) with respect to the Class B Common Stock issuable upon conversion of the Series B Preferred Stock:

     "THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON CONVERTIBILITY PROVIDED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION AND THE SECURITIES PURCHASE AGREEMENT, DATED OCTOBER 17, 2006 AS AMENDED FROM TIME TO TIME, BY AND BETWEEN THE CORPORATION AND THE PERSONS NAMED THEREIN. COPIES OF SUCH DOCUMENTS MAY BE OBTAINED BY ANY STOCKHOLDER OF THE CORPORATION UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICE OF THE CORPORATION."

          (iv) with respect to the Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Class B Common Stock:

     "THE SECURITIES ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS ON [VOTING AND](2) TRANSFERABILITY PROVIDED IN THE SECURITIES PURCHASE AGREEMENT, DATED OCTOBER 17, 2006 AS AMENDED FROM TIME TO TIME, BY AND BETWEEN THE CORPORATION AND THE PERSONS NAMED THEREIN. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY ANY STOCKHOLDER OF THE CORPORATION UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     (c) The legends referred to in Section 6.04(a) above shall be removed from a certificate representing such shares of Series A Preferred Stock, Series B Preferred Stock or shares of Common Stock and Class B Common Stock issued upon conversion thereof if the securities represented thereby are sold pursuant to an effective registration statement under the Securities Act, or there is delivered to the Corporation such satisfactory evidence, which may include an opinion of independent counsel, as reasonably may be requested by the Corporation, to confirm that neither such legend nor the instructions on transfer set forth therein are required to ensure that transfers of such securities will not violate the registration requirements of the Securities Act. The legends referred to in Section 6.04(b) shall be removed from the certificates

----------
(2) Words in italics to be included only in share certificates for Common Stock issuable on conversion of Series A Preferred Stock issued on the Closing Date.

representing such shares of Series A Preferred Stock or Series B Preferred Stock or shares of Common Stock or Class B Common Stock issued upon conversion thereof promptly, but in no event more than five (5) Business Days, after the later of
(i) receipt of a request for conversion received from a holder following the Majority Ownership Date or a transfer of such shares to a Qualified Transferee, as applicable and (ii) delivery of the applicable certificates to the Corporation.

     Section 6.05. Fees and Expenses.

     (a) The Corporation shall pay (i) to Deutsche Bank Securities, Inc., an advisory fee in the amount notified by the Investors to the Corporation prior to the date hereof, and to Stroock & Stroock & Lavan LLP and Richards, Layton & Finger, P.A., all reasonable and documented legal fees and expenses incurred through the Closing Date (including in connection with the preparation and submission of any filings in connection with the HSR Act and response to comments, inquiries and requests for information related thereto) in the amounts notified by the Investors to the Corporation prior to the Closing Date; (ii) directly to the appropriate governmental entity, on behalf of each of Investors, any fees payable by each of the Investors in connection with their compliance with the applicable requirements of the HSR Act (including filing fees and expenses related thereto); and (iii) all reasonable and documented legal fees and expenses of the Investors incurred in connection with the Class B Proposal, the Non-Voting Securities Proposal, and any amendment, waiver, notice or consent under this Agreement, the Series A Certificate of Designation, the Series B Certificate of Designation or the Amended and Restated Certificate of Incorporation, provided that, as to any such amendment, waiver or consent, the taking of such action by the Investors is requested by the Corporation.

     (b) The Corporation shall pay the fees and expenses of the Investors provided in Section 6.05(a) by wire transfers of immediately available fund to the accounts specified therefor by the Investors as follows: (i) the fees and expenses described in Section 6.05(a)(i) on or prior to the Closing Date; (ii) the fees and expenses described in Section 6.05(a)(ii) as and at the time required to be paid to such governmental entity; and (iii) the fees and expenses described in Section 6.05(a)(iii), not later than thirty (30) days following request for such payment.

     (c) In the event this Agreement is terminated under any of the circumstances described in Section 6.03, the Corporation shall promptly (but in no event more than ten (10) Business Days following such termination) pay to Stroock & Stroock & Lavan LLP and Richards, Layton & Finger, P.A., all reasonable and documented legal fees and expenses incurred through the date of such termination (including in connection with the preparation and submission of any filings in connection with the HSR Act and response to comments, inquiries and requests for information related thereto) in the reasonable and documented amounts notified by the Investors to the Corporation within five (5) Business Days following such termination; provided, however, that the Investors have not breached in any material respects their obligations under this Agreement which breach caused such termination.

     Section 6.06. Equitable Remedies.

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms of the provisions or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it shall not assert, as a defense against a claim for specific performance, that the party seeking specific performance has an adequate remedy at law.

     Section 6.07. Notices.

     All notices, claims and other communications hereunder shall be in writing and shall be made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), facsimile, or overnight air courier guaranteeing next day delivery,

     (a)  if to the Corporation, to it at:

          Loral Space & Communications Inc.
          600 Third Avenue
          New York, NY 10016
          Attention: General Counsel
          Telephone: 212-338-5340
          Facsimile: 212-338-5320

          with a copy (which shall not constitute notice) to:

          Willkie, Farr & Gallagher LLP
          787 Seventh Avenue
          New York, NY 10019-6099
          Attention: Bruce R. Kraus, Esq.
          Telephone: 212-728-8237
          Facsimile: 212-728-9237

          with a copy (which shall not constitute notice) to:

          Special Committee of the Board of Directors
          Loral Space & Communications Inc.
          600 Third Avenue
          New York, NY 10016
          Attention: Arthur Simon and John D. Harkey, Jr.
          Telephone: 212-338-5600
          Facsimile: 212-338-5880

          with a copy (which shall not constitute notice) to:

          King & Spalding LLP
          1185 Avenue of the Americas
          New York, NY 10036
          Attention: Christopher C. Paci, Esq.

          Telephone: 212-556-2100
          Facsimile: 212-556-2222

     (b)  if to the Investors, to them at:

          MHR Fund Management LLC
          40 West 57th Street, 24th Floor
          New York, NY 10019
          Attention: Hal Goldstein
          Telephone: 212-262-0005
          Facsimile: 212-262-9356

          with a copy (which shall not constitute notice) to:

          Stroock & Stroock & Lavan LLP
          180 Maiden Lane
          New York, NY 10038
          Attention: Doron Lipshitz, Esq.
          Telephone: 212-806-5400
          Facsimile: 212-806-6006

or at such other address as any party may from time to time furnish to the other parties by a notice given in accordance with the provisions of this Section
6.07. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt is confirmed, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery.

     Section 6.08. Entire Agreement.

     This Agreement, together with the Exhibits annexed hereto, contains the entire understanding among the parties hereto concerning the subject matter hereof and this Agreement may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto. Any waiver by any party of any of its rights under this Agreement or of any breach of this Agreement shall not constitute a waiver of any other rights or of any other or future breach.

     Section 6.09. Remedies Cumulative.

     Except as otherwise provided herein, each and all of the rights and remedies in this Agreement provided, and each and all of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Agreement or at law or in equity.

     Section 6.10. Governing Law.

     This Agreement shall be construed in accordance with and subject to the laws and decisions of the State of New York applicable to contracts made and to be performed entirely therein, except to the extent that the Delaware General Corporation Law applies and, to that extent, by the internal laws of the State of Delaware.

     Section 6.11. Counterparts.

     This Agreement may be executed in several counterparts hereof, and by the different parties hereto on separate counterparts hereof, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

     Section 6.12. Waivers.

     No provision in this Agreement shall be deemed waived except by an instrument in writing signed by the party waiving such provision.

     Section 6.13. Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Corporation shall not assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, the Investors may assign their rights hereunder to any of their Affiliates, without the consent of the Corporation or to any other Person or entity with the consent of the Corporation, which consent shall not be unreasonably withheld, in either case provided that such Person executes and delivers to the Corporation an agreement to be bound by the provisions of, and to become a party to, this Agreement, substantially in the form attached hereto as Exhibit N (a "Joinder Agreement"). By executing and delivering to the Corporation a completed Joinder Agreement, such Person shall be deemed to be an "Investor" party hereto, and shall be bound by all covenants, agreements, representations and warranties made by it as an Investor hereunder, as if such Person was an original party hereto and if the Investor set forth on the signature page hereto so assigns all of its rights and obligations hereunder, such Investor shall cease to be a party hereto and to have any further rights or obligations hereunder.

     Section 6.14. Further Assurances.

     The Investors shall, at the request of the Corporation, and the Corporation shall, at the request of the Investors, from time to time, execute and deliver such other assignments, transfers, conveyances and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement, the Registration Rights Agreement and the transactions herein and therein contemplated.

     Section 6.15. Public Announcements. No public announcement by any party hereto with regard to the transactions contemplated hereby or the material terms hereof shall be issued by any party without the mutual prior consent of the other parties, except that in the event the parties are unable to agree on a press release or other public disclosure and legal counsel for one party is of the opinion that such press release or other public disclosure is required by law and such party furnishes the other party an opinion to that effect, then such party may issue the legally required press release or other public disclosure.

     Section 6.16. Jurisdiction; Consent to Service of Process.

     Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any court of the State of New York located in the City of New York in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 6.16 and shall not be deemed to be a general submission to the jurisdiction of said courts or the State of New York other than for such purpose.

     Section 6.17. Amendment. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto or their permitted successors and assigns.

     Section 6.18. Schedule 13D Filings Conclusive. The information contained in the Schedule 13D filed by the Investors with the United States Securities and Exchange Commission with respect to the Corporation, as amended from time to time, shall be conclusive for the purposes of the Corporation's compliance with its obligations under Section 5.06 hereunder, absent manifest error, unless the Investors have delivered written notice to the contrary to the Corporation as provided in Section 6.07.

     Section 6.19. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 6.20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        LORAL SPACE & COMMUNICATIONS INC.


                                        By: /s/ Michael Targoff
                                            ------------------------------------
                                        Name: Michael Targoff
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


                                        INVESTORS

                                        MHR FUND MANAGEMENT LLC


                                        By: /s/ Hal Goldstein
                                            ------------------------------------
                                        Name: Hal Goldstein
                                        Title: Managing Principal

                                    EXHIBIT A

                   FORM OF SERIES A CERTIFICATE OF DESIGNATION

                           CERTIFICATE OF DESIGNATION
                                       OF
              SERIES A CUMULATIVE 7.50% CONVERTIBLE PREFERRED STOCK
                                       OF
                        LORAL SPACE & COMMUNICATIONS INC.
                         (PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW)

                                   ----------

          Loral Space & Communications Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the General Corporation Law of the State of Delaware:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $0.01 per share, and hereby states the designation and number of shares thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

          Series A Cumulative 7.50% Convertible Preferred Stock:

                           I. Designation and Amount

          A. The designation of this series of shares shall be "Series A Cumulative 7.50% Convertible Preferred Stock" (the "Series A Preferred Stock"), par value $0.01 per share; and the authorized number of shares constituting such series shall be 2,000,000. Shares of Series A Preferred Stock may be issued by the Corporation from time to time by a resolution or resolutions of the Board of Directors. The number of shares of the Series A Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors, provided that such decrease complies with the terms hereof.

                                    II. Rank

          A. With respect to dividend rights, the Series A Preferred Stock shall rank (i) junior to each other class or series of capital stock which by its terms ranks senior to the Series A Preferred Stock, (ii) on a parity with the Corporation's Series B 7.50% Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock") and each other class or series of capital stock which by its terms ranks on a parity with the Series A Preferred Stock, and (iii) prior to the Corporation's Common Stock, par value $0.01 per share (the "Common

Stock") and Class B Common Stock (as defined below) and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. Dividends paid on the shares of Series A Preferred Stock and Series B Preferred Stock (including any Arrearages (as defined below) and any accumulated dividends thereon) shall be allocated pro rata on a share-by-share basis among all shares of Series A Preferred Stock and Series B Preferred Stock then outstanding. With respect to dividend rights, all equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Stock and Class B Common Stock, are collectively referred to herein as the "Junior Dividend Securities"; all equity securities of the Corporation with which the Series A Preferred Stock ranks on a parity, including the Series B Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation to which the Series A Preferred Stock ranks junior are collectively referred to herein as the "Senior Dividend Securities." All references herein to "Class B Common Stock" shall be applicable and shall mean the Class B Common Stock, par value $0.01 per share, of the Corporation, only if and when authorized and issued pursuant to the Class B Common Stock Authorization.

          B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Preferred Stock shall rank (i) junior to each other class or series of capital stock which by its terms ranks senior to the Series A Preferred Stock, (ii) on a parity with the Corporation's Series B Preferred Stock and each other class or series of capital stock or series of Preferred Stock of the Corporation which by its terms ranks on a parity with the Series A Preferred Stock, and (iii) prior to the Corporation's Common Stock and Class B Common Stock and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. Any distribution of assets upon liquidation, distribution or winding up of the Corporation, whether voluntary or involuntary, to shares of the Series A Preferred Stock and Series B Preferred Stock shall be allocated pro rata on a share-by-share basis among all shares of Series A Preferred Stock and Series B Preferred Stock then outstanding. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Stock and Class B Common Stock, are collectively referred to herein as "Junior Liquidation Securities" (and together with the Junior Dividend Securities are referred to herein as the "Junior Securities"); all equity securities of the Corporation to which the Series A Preferred Stock ranks on parity, including the Series B Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities" (and together with the Parity Dividend Securities are referred to herein as the "Parity Securities"); and all equity securities of the Corporation to which the Series A Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities" (and together with the Senior Dividend Securities are referred to herein as the "Senior Securities").

                                 III. Dividends

          A. Mandatory Dividends. To the full extent of the assets and funds of the Corporation lawfully available therefor, the Board of Directors shall declare, and the Corporation shall pay to the holders of shares of Series A Preferred Stock (each a "Holder" and collectively, the "Holders"), as to each share, mandatory dividends at a rate of 7.50% per annum (such rate, the "Dividend Rate") of the sum of (i) the Share Purchase Price plus (ii) an amount equal to all

Arrearages, if any, that are payable in respect of such share, whether or not such dividends are declared, payment of which shall be made in either (i) cash or (ii) additional shares of Series B Preferred Stock (or Series A Preferred Stock under the circumstances set forth in Section III.D below) (in either case, the "PIK Shares"), upon and pursuant to the determination of the Board of Directors pursuant to Section B of this Article III. Dividends shall be paid in four equal quarterly installments on January 15, April 15, July 15 and October 15 of each year, or if any such date is not a Business Day, on the Business Day immediately preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to the Holders of record as they appear on the stock record books of the Corporation (the "Registered Holders") on the tenth (10th) day prior to the relevant Dividend Payment Date. Dividends shall be cumulative from the most recent Dividend Payment Date as to which dividends shall have been paid or, if no dividends have ever been paid, from the date of issuance and shall accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters). For the purpose of this Article III, if dividends are paid in PIK Shares, the number of PIK Shares issuable on any Dividend Payment Date for each share of Series A Preferred Stock shall equal the amount payable pursuant to this Section A of Article III divided by the Share Purchase Price.

          B. Dividend Determination. Not later than thirty (30) days prior to any Dividend Payment Date, the Board of Directors shall determine (the "Dividend Determination") whether the Corporation shall pay any portion or all of the dividend in PIK Shares or in cash (the "Cash Dividend"); provided, however, that the dividend payment for all relevant periods through the seventeenth (17th) Dividend Payment Date for all shares of the Series A Preferred Stock shall be payable solely in PIK Shares; provided further, however, that from and after the seventeenth (17th) Dividend Payment Date, in the event that (i) SkyNet either did not pay dividends to the holders of the SkyNet Preferred Stock or paid dividends to the holders of the SkyNet Preferred Stock, in whole or in part, in additional shares of SkyNet Preferred Stock on the "Dividend Payment Date" (as such term is defined in the Certificate of Designations of the SkyNet Preferred Stock) immediately preceding the date of the then current Dividend Determination, (ii) the Consolidated Free Cash Flow for the twelve (12) month period ending on the last day of the most recently completed fiscal quarter ending at least 50 days prior to the date of the then current Dividend Determination (such period, the "Prior Twelve Month Period") is less than 400% of the amount that is payable on the outstanding shares of Series A Preferred Stock and Series B Preferred Stock on the next scheduled Dividend Payment Date to which the Dividend Determination relates (assuming such amount were to be payable as a Cash Dividend), or (iii) the Consolidated Free Cash Flow for the Prior Twelve Month Period is less than 110% of the Consolidated Free Cash Flow for the twelve (12) month period ended December 31 of the year immediately preceding the last day of the Prior Twelve Month Period, then the dividend payment for the relevant period for all Series A Preferred Stock shall be payable solely in PIK Shares. If, subject to the proviso set forth in the immediately preceding sentence, the Dividend Determination is that any portion or all of the dividend be paid in (i) cash, then such portion or all of the dividend payment, as the case may be, for the relevant period shall be a Cash Dividend, and (ii) PIK Shares, then such portion or all of the dividend payment, as the case may be, for the relevant period shall be in PIK Shares. If, as a result of changes in GAAP, the Corporation's accounting methodologies, practices, presentations or otherwise, the Board of Directors is unable to determine the Consolidated Free Cash Flow when and as required pursuant to this Section B, the Board of Directors shall, in good faith and in consultation with and after taking the advice of its independent auditors, determine the Consolidated Free Cash Flow in a manner that would most closely reflect the Consolidated Free Cash Flow that would have been determined as defined herein if such changes had not occurred and such determination of Consolidated Free Cash Flow shall be conclusive for the purposes of the Dividend Determination.

          C. Accumulation. Dividends on the Series A Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend that has accumulated through such date on a share of Series A Preferred Stock has not been paid in full (the amount of such unpaid dividends, an "Arrearage"), additional dividends shall accumulate on such share of Series A Preferred Stock in respect of the amount of such Arrearage at the Dividend Rate. Any and all such additional dividends in respect of any Arrearages shall accumulate from day to day and compound quarterly, whether or not earned or declared until the Arrearage is paid in full, and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. Reference in any Article herein to dividends that have accumulated with respect to a share of Series A Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, in accordance with Section E of this Article III without reference to any regular Dividend Payment Date, to Registered Holders on such record date as may be fixed by the Board of Directors (which record date shall be no less than ten
(10) days prior to the corresponding payment date).

          D. Payment of PIK Shares in Shares of Series A Preferred Stock. The payment of any PIK Shares as dividends pursuant to this Article III shall be made in additional shares of Series A Preferred Stock and not in shares of Series B Preferred Stock: (i) on and after the Majority Ownership Date, or (ii) at any time and to the extent that MHR is the Beneficial Owner, directly or indirectly, after giving effect to the payment of PIK Shares in question, of less than 39.999% of the aggregate voting power of all outstanding securities issued by the Corporation. Prior to the Majority Ownership Date, the information contained in the Schedule 13D filed by MHR with the United States Securities and Exchange Commission with respect to its beneficial ownership of securities of the Corporation as stated therein, as amended from time to time, shall be conclusive for the purposes of the Corporation's compliance with its obligations under this Section III.D, absent manifest error, unless MHR has delivered written notice to the Corporation relating to the information contained in such
Schedule 13D to the Corporation as provided in Section IX.A.

          E. Legal Limit on Dividends. The Board of Directors shall declare and the Corporation shall pay all dividends, in the form prescribed by this Article III, to the full extent, but only to such extent, that there exist at the time assets or funds of the Corporation legally available for the payment of dividends in accordance with the DGCL. In the event that there do not exist lawfully available funds for the payment of dividends on any Dividend Payment Date, any dividends that would otherwise be payable on all outstanding shares of Series A Preferred Stock (and on any Arrearage and any dividends accumulated thereon) shall accrue and shall not be paid unless and until the Corporation has funds or other assets legally available for the payment of such dividends in accordance with the DGCL, in which event such dividends shall be payable in PIK Shares, rather than in cash.

          F. Method of Payment. Dividends paid on the shares of Series A Preferred Stock in an amount less than the full amount of such dividends at the time accumulated and payable on all outstanding shares of Series A Preferred Stock and Series B Preferred Stock (including any Arrearages and any dividends accumulated thereon) shall be allocated pro rata on a share-by-share basis among all such shares of Series A Preferred Stock and Series B Preferred Stock then outstanding. Dividends paid in an amount less than the full amount of dividends at the time accumulated and payable on the Series A Preferred Stock (and on any Arrearage and any dividends accumulated thereon) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series A Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a dividend is paid in PIK Shares, no fractional PIK Shares shall be issued, so that the number of PIK Shares issued to each Registered Holder shall be rounded down to the nearest whole number of shares of Series B Preferred Stock or (to the extent contemplated by Section III.D hereof) Series A Preferred Stock, as applicable. All dividends paid in PIK Shares shall be deemed issued on the applicable Dividend Payment Date and shall thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, charges, security interests or other encumbrances.

          G. Restrictions on Dividends. So long as any shares of the Series A Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or Parity Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities, or make any distribution in respect of the Junior Securities or Parity Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any Subsidiary of the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series A Preferred Stock not paid on the dates provided for in Section A of Article III hereof (including any Arrearages and any dividends accumulated thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series A Preferred Stock, dividends may be declared on the Series A Preferred Stock and on any series of Parity Dividend Securities (including the Series B Preferred Stock) and paid pro rata so that the amount of dividends so declared and paid on Series A Preferred Stock and such series of Parity Dividend Securities (including the Series B Preferred Stock) shall in all cases bear to each other the same ratio that accumulated dividends (including additional dividends accumulated in respect of such accumulated dividends) on the shares of Series A Preferred Stock and such Parity Dividend Securities (including the Series B Preferred Stock) bear to each other. Notwithstanding the foregoing, this paragraph shall not prohibit the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of Series A Preferred Stock or any Parity

Dividend Security (including the Series B Preferred Stock) by the Corporation in accordance with the terms of such securities.

                           IV. Liquidation Preference

          A. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of then-outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation, prior and in preference to the holders of any Junior Securities, whether such assets are capital or surplus of any nature, an amount per share equal to the greater of (i) the sum of (A) the Share Purchase Price plus (B) an amount equal to the unpaid dividends, if any, accumulated or deemed to have accumulated thereon (including any Arrearages and any dividends accumulated thereon) through and including the date of final distribution to such Holders, whether or not such dividends are declared, plus (C) the Make-Whole Amount, and (ii) the amount that would be payable to such Holders if the Holders had converted all outstanding shares of Series A Preferred Stock into shares of Common Stock immediately prior to such liquidation, dissolution or winding up (the "Liquidation Preference"). After any such payment in full, the Holders, only in their capacity as such, shall not be entitled to any further participation in any distribution of assets of the Corporation. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which Holders and Parity Liquidation Securities (including the Series B Preferred Stock) are respectively entitled upon such liquidation, dissolution, or winding
up) among the Holders of the then-outstanding shares of Series A Preferred Stock and Parity Liquidation Securities (including the Series B Preferred Stock) when such assets are not sufficient to pay in full the aggregate amounts payable thereon. The Corporation shall not make any distribution of assets upon such liquidation, dissolution or winding up in respect of any Junior Liquidation Securities, either directly or indirectly, unless prior to such distribution, the Liquidation Preference shall have been paid in full in respect of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and any other Parity Liquidation Securities.

          Neither a voluntary consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or substantially all of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Article IV.

                 V. Mandatory Conversion and Change of Control.

          A. Mandatory Conversion.

          (a) If, at any time after the date that is sixty-six (66) months after the original issuance of the Series A Preferred Stock, for twenty (20) Trading Days in any 30-Trading Day Reference Period, the Closing Price of the Common Stock exceeds 125% of the Conversion Price (as adjusted pursuant to Article VII hereof), then the Corporation shall have the right, at its option and election, to convert the then-outstanding shares of Series A Preferred Stock, in whole and not in part, into a number of shares of Common Stock equal to the Conversion Number on the Mandatory Conversion Date.

          (b) Notwithstanding anything in this Section A to the contrary, the Corporation shall not have the right to convert the Series A Preferred Stock into Common Stock pursuant to this Section A unless (i) the Corporation simultaneously exercises the right, pursuant to Section V.A of the Series B Preferred Stock Certificate of Designation (the "Series B Certificate of Designation"), to convert the then-outstanding shares of Series B Preferred Stock, in whole and not in part, into shares of Common Stock or Class B Common Stock, as the case may be, (ii) the Common Stock shall have been validly listed for trading on NASDAQ or another national securities exchange or quoted on a nationally recognized quotation system on each day in the 30-Day Reference Period and as of the date of such conversion, (iii) the average daily trading volume in the Common Stock during the 30-Day Reference Period is at least fifty percent (50%) of the average daily trading volume in the Common Stock for the 180-day period ending on the date of the Securities Purchase Agreement, and (iv) the Class B Common Stock Authorization has occurred. The Corporation may not effect any such conversion if such conversion would: (A) violate any provision of the Certificate of Incorporation or the Bylaws; (B) conflict with, contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without notice or the passage of time) under, or result in or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation under, or give rise to a right to put or to compel a tender offer for outstanding securities of the Corporation or any of its Subsidiaries under, or require any consent, waiver or approval under (unless such consent, waiver or approval is obtained prior to effecting such conversion), any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, Regulatory Approval, contract or any other agreement, instrument or obligation to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any property of the Corporation or any of its Subsidiaries is bound; (C) result in the creation or imposition of any Lien upon any assets or properties of the Corporation or any of its Subsidiaries other than immaterial Liens; or (D) violate any Law applicable to the Corporation or any of its Subsidiaries. The Holders agree to cooperate with the Corporation in providing such information and supplying such assistance as may be reasonably requested by the Corporation in connection with obtaining any consent, waiver or approval in respect of any Regulatory Approval required prior to effecting any such conversion.

          (c) Notice of a conversion of shares of Series A Preferred Stock pursuant to this Section A (a "Notice of Mandatory Conversion") shall be sent to the Holders of record by first class mail, postage prepaid, at each such Holder's address as it appears on the stock record books of the Corporation, not before the expiration of the 30-Day Reference Period and not more than six (6) Business Days subsequent to the last day of the 30-Day Reference Period. The Notice of Mandatory Conversion shall set forth the date fixed for the conversion which shall not be before, and shall not be more than 30 days after, the date of the mailing of the Notice of Mandatory Conversion (the "Mandatory Conversion Date") and shall set forth in reasonable detail the calculations and supporting data used by the Corporation in its determination that it had the right to effect such conversion. From and after the Mandatory Conversion Date, all dividends on the shares of Series A Preferred Stock that are converted shall cease to accumulate and all rights of the Holders thereof as Holders shall cease and terminate, except if the

Corporation shall default in its obligation to deliver shares of Common Stock to Holders on the Mandatory Conversion Date, in which case all such rights shall continue unless and until such shares are redeemed or converted in accordance with the terms hereof. Prior to the Mandatory Conversion Date, each Holder shall provide a written notice to the Corporation specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. If no such notice is delivered, such certificates for shares of Common Stock and cash in lieu of fractional shares, if any, shall be delivered to such Holder. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant to this Section
A. On or after the Mandatory Conversion Date, each Holder whose shares are so converted shall surrender the certificate formerly evidencing such shares of Series A Preferred Stock to the Corporation at the place designated in the Notice of Mandatory Conversion. As promptly as practical, and in any event within three (3) Business Days after the Mandatory Conversion Date, the Corporation shall deliver or cause to be delivered as directed by the Holder of shares being so converted certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such Holder shall be entitled. Except as otherwise specified in this Article V, for the purposes hereof, such conversion shall be deemed a conversion effected pursuant to Article VII and the terms and procedures set forth in Article VII shall apply. For such purpose, the applicable Conversion Date shall be the Mandatory Conversion Date.

          (d) In the event the Corporation delivers a Notice of Mandatory Conversion, the Corporation shall be obligated to effect the conversion described therein, provided that each of the conditions to such conversion set forth in subsections (a), (b) and (c) above is (i) satisfied or (ii) waived by the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

          B. Change of Control. Any Holder of record immediately prior to either
(i) the occurrence of a Change of Control, or (ii) the approval by the Board of Directors (or any committee thereof) in existence immediately prior to the earlier of the public announcement or consummation of such Change of Control, of such Change of Control, or any transaction related thereto or that results therefrom, whether prior or subsequent to such Change of Control (the "Change of Control Approval"), shall have the right immediately prior to the occurrence of a Change of Control or upon the Change of Control Approval, as the case may be, and may, but shall not be required to, in any case, require the Corporation to, in accordance with the procedures set forth in Sections C or D of this Article V, as the case may be, with the choice between (a) and (b) below being at the Holder's sole discretion (and the Corporation shall not consummate a Change of Control that is not in compliance with the provisions of Section C or D of this
Article V); provided, however, that if the rights of any Holder to redeem any of its shares of Series A Preferred Stock pursuant to paragraph (a) below, which right shall continue to be in full force and effect until it is exercised in full by the Holder as provided herein, arises as a result of a Change of Control as defined in paragraphs (a)(i), (a)(ii) or (b) of the definition thereof, such Holder may exercise its rights hereunder and under paragraph (a) below only upon or at any time following the Change of Control Approval:

          (a) redeem any of the shares of Series A Preferred Stock held by such Holder in an amount per share, payable in cash (out of funds legally available therefor), equal to the amount set forth in Section IV.A(i) above; provided, however, that if (x) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the "Person" referred to in paragraph (a) of the definition of "Change of Control" is MHR, (iii) MHR is the Beneficial Owner immediately following such Change of Control of more than 50% but less than 90% of the aggregate voting power of the then outstanding capital stock of the Corporation, and (iv) such Change of Control is not approved or recommended by the Board of Directors (or a committee thereof), or (y) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the "Person" referred to in paragraph (a) of the definition of "Change of Control" acquires more than 50% of the aggregate voting power of the then outstanding capital stock of the Corporation as a result of the acquisition by such Person from MHR of any securities of the Corporation held by MHR and becomes such Person as a result of such acquisition, and (iii) such Change of Control is not first approved or recommended by the Board of Directors (or a committee thereof), then the amount per share payable in cash (out of funds legally available therefor) shall equal the amount set forth in Section IV.A(i) above less the Make-Whole Amount; or

          (b) convert any of the then-outstanding shares of Series A Preferred Stock into such number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock such Holder would receive if such then-outstanding shares of Series A Preferred Stock had been converted by the Holders thereof pursuant to Article VII hereof at the Conversion Price in effect on the date immediately preceding the consummation of the Change of Control, plus (ii) for each such share of Series A Preferred Stock, such number of additional shares of Common Stock equal to (x) the Make-Whole Amount divided by
(y) the Conversion Price in effect on the date immediately preceding the consummation of the Change of Control; provided, however, that if a Cash Dividend would be permitted pursuant to Section B of Article III on the date of the consummation of such Change of Control, the Make-Whole Amount may be paid, at the Corporation's discretion, in cash rather than in additional shares of Common Stock; provided further, however, that if (x) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the "Person" referred to in paragraph (a) of the definition of "Change of Control" is MHR,
(iii) MHR is the Beneficial Owner immediately following such Change of Control of more than 50% but less than 90% of the aggregate voting power of the then outstanding capital stock of the Corporation, and (iv) such Change of Control is not approved or recommended by the Board of Directors (or a committee thereof), or (y) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the "Person" referred to in paragraph (a) of the definition of "Change of Control" acquires more than 50% of the aggregate voting power of the then outstanding capital stock of the Corporation as a result of the acquisition by such Person from MHR of any securities of the Corporation held by MHR and becomes such Person as a result of such acquisition, and (iii) such Change of Control is not first approved or recommended by the Board of Directors (or a committee thereof), then the Holder shall have the right immediately prior to the occurrence of a Change of Control, and may require the Corporation to convert all, but not less than all, of the then-outstanding shares of Series A Preferred Stock held by such Holder into such number of shares of Common Stock equal to the number of shares of Common Stock such Holder would receive if such then-outstanding shares of Series A Preferred Stock had been converted by the Holders thereof pursuant to Article VII hereof at the Conversion Price in effect on the date immediately preceding the consummation of the Change of Control.

          C. Change of Control Notice, Redemption and Conversion Procedures For Holders. Except as provided in Section D below, within thirty (30) days following any Change of Control, a notice of such Change of Control (a "Post-Closing Change of Control Notice") shall be sent promptly to the Holders of record on the date of the consummation of such Change of Control, which Post-Closing Change of Control Notice shall describe the transaction or transactions constituting such Change of Control and set forth each Holder's right to require the Corporation to redeem (out of funds legally available therefor) or convert any or all shares of Series A Preferred Stock held by such Holder as provided in Section V.B above, the redemption or conversion date (which date shall be thirty (30) days following the date of the Post-Closing Change of Control Notice) (the "Change of Control Redemption Date"), and the procedures to be followed by such Holders in exercising such Holder's right to cause such redemption or conversion. Failure by the Corporation to give the Post-Closing Change of Control Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Post-Closing Change of Control Notice or the failure by the Holder to deliver a Post-Closing Election Notice (as defined below), as prescribed by the preceding and following sentences, respectively, shall not prejudice the rights of any Holder to cause the Corporation to redeem or convert any such shares held by such Holder. Such Holder shall deliver, within ten (10) Business Days following receipt of the Post-Closing Change of Control Notice, or, if the Post-Closing Change of Control Notice is not given as required by this Section C, at any time following the last day the Corporation was required to give the Post-Closing Change of Control Notice in accordance with this Section C, a written notice to the Corporation (a "Post-Closing Election Notice"), stating whether it elects to require the Corporation to redeem or convert any or all such shares of Series A Preferred Stock pursuant to Section B hereof, and if so, specifying the number of shares to be so redeemed or converted; provided, however, that in the event that such Holder does not deliver a Post-Closing Election Notice within ten (10) Business Days following receipt of the Post-Closing Change of Control Notice, such Holder shall be deemed to have notified the Corporation that it elects to have all of its shares redeemed pursuant to Section B(a) of this Article V. Notwithstanding the foregoing, the Holder may provide in such Post-Closing Election Notice that it will continue to hold any number of shares of Series A Preferred Stock rather than redeeming or converting pursuant to Section B of this Article V. If the Post-Closing Election Notice states that the Holder elects to require the Corporation to redeem or convert any or all such shares of Series A Preferred Stock pursuant to Section B hereof, the Corporation shall redeem or convert the number of shares so specified on the written notice of the Holder. In the event that shares of Series A Preferred Stock are converted into Common Stock pursuant to Section B of this Article V, the terms and procedures to effect such conversion set forth in Article VII.A shall apply. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series A Preferred Stock as a result of a Change of Control. If, and only if, and from and after the time the Change of Control Redemption Price is paid or shares of Common Stock are issued in accordance with the terms hereof with respect to any share of Series A Preferred Stock to be redeemed or converted pursuant to this Article V, all dividends on such share of Series A Preferred Stock shall cease to accumulate and all rights of the Holder thereof as a Holder shall cease and terminate. The Corporation shall not be required to redeem any shares of

Series A Preferred Stock upon any Holder's request pursuant to Section V.B above if a third party redeems such shares of Series A Preferred Stock in the manner, at the times and otherwise in compliance with the requirements applicable to the Corporation set forth in this Article V. For the avoidance of doubt, any Holder may elect to notify the Corporation that it shall not require the Corporation to redeem or convert any share of Series A Preferred Stock in accordance with the procedures set forth in Section C of this Article V and any such election or notice shall not prejudice such Holder from exercising all rights to redeem or convert such share of Series A Preferred Stock in accordance with the procedures set forth in Section C of this Article V in any subsequent Change of Control. Notwithstanding anything to the contrary in this Section C of Article V, in the event that the Holder elects or is deemed to have elected to redeem any or all such shares of Series A Preferred Stock prior to the occurrence of a Change of Control Approval, such election (or deemed election) shall remain in full force and effect until such Change of Control Approval and the Corporation shall redeem the number of shares so specified (or deemed to be specified) on the written notice of such Holder upon such Change of Control Approval, unless at any time prior to such Change of Control Approval, the Holder delivers a notice to the Corporation that it no longer elects to redeem any or all such shares of Series A Preferred Stock (an "Election Change Notice"). If such Election Change Notice states that the Holder elects to convert any or all shares of Series A Preferred Stock pursuant to Section B of this Article V, then the Corporation shall convert the number of shares so specified on the written notice of the Holder.

          D. MHR Change of Control Notice, Redemption and Conversion Procedures. In the event that and for as long as MHR is the holder of a majority of the then-outstanding shares of Series A Preferred Stock and Series B Preferred Stock, in the aggregate, notice of any Change of Control (a "Pre-Closing Change of Control Notice") shall be sent to MHR (i) not later than fifteen (15) Business Days prior to the Corporation entering into any binding agreement, commitment or undertaking, or the offer or acceptance of any of the foregoing (collectively, a "Change of Control Agreement") that could, in any case, result in a Change of Control, and (ii) promptly, but in no event more than five (5) Business Days after the Corporation becomes aware of any fact, event or circumstance that could, in any case, result in a Change of Control other than as contemplated by clause (i), which Pre-Closing Change of Control Notice shall describe the transaction or transactions constituting such Change of Control and set forth MHR's right to require the Corporation to redeem or convert any or all shares of Series A Preferred Stock held by MHR at the effective time of the consummation of such Change of Control, the anticipated date of consummation of such Change of Control, and the procedures to be followed by MHR in exercising MHR's right to cause such redemption or conversion. Failure by the Corporation to give the Pre-Closing Change of Control Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Pre-Closing Change of Control Notice, or the failure by the Holder to deliver a Pre-Closing Election Notice (as defined below), as prescribed by the preceding and following sentences, respectively, shall not prejudice the rights of MHR to cause the Corporation to redeem or convert any such shares held by MHR on the date of the consummation of such Change of Control or the date of the Change of Control Approval. Notwithstanding the foregoing, the Corporation shall have no obligation to provide MHR with the Pre-Closing Change of Control Notice under this Section V.D if in order to comply with a legal obligation to such effect, the Corporation requests but MHR does not enter into a confidentiality agreement with the Corporation in form and substance required pursuant to such legal obligation. MHR shall deliver, at least two (2) Business Days prior to the anticipated date of the consummation of such Change of Control (as set forth on the Pre-Closing Change of Control Notice) or, if the Pre-Closing Change of Control Notice is not given as required by this Section D, at any time following the last day the Corporation was required to give the Pre-Closing Change of Control Notice in accordance with this Section D, a written notice to the Corporation (a "Pre-Closing Election Notice"), stating whether it elects to require the Corporation to redeem or convert any or all such shares of Series A Preferred Stock pursuant to Section B hereof, and if so, specifying the number of shares to be so redeemed or converted; provided, however, that in the event that such Holder does not deliver a Pre-Closing Election Notice at least two (2) Business Days prior to the anticipated date of the consummation of such Change of Control (as set forth on the Pre-Closing Change of Control Notice), such Holder shall be deemed to have notified the Corporation that it elects to have all of its shares redeemed pursuant to Section B(a) of this Article V. Notwithstanding the foregoing, MHR may provide in such Pre-Closing Election Notice that it will continue to hold any number of shares of Series A Preferred Stock rather than redeeming or converting pursuant to Section B of this Article V. If the Pre-Closing Election Notice states that MHR elects to require the Corporation to redeem or convert any or all such shares of Series A Preferred Stock pursuant to Section B hereof, the Corporation shall redeem or convert the number of shares so specified on the written notice of MHR at the effective time of the consummation of such Change of Control. In the event that shares of Series A Preferred Stock are converted into Common Stock pursuant to Section B of this
Article V, the terms and procedures to effect such conversion set forth in
Article VII.A shall apply. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series A Preferred Stock as a result of a Change of Control. If, and only if, and from and after the time the Change of Control Redemption Price is paid or shares of Common Stock are issued in accordance with the terms hereof with respect to any share of Series A Preferred Stock to be redeemed or converted pursuant to this Article V, all dividends on such share of Series A Preferred Stock shall cease to accumulate and all rights of MHR thereof as a holder of shares of Series A Preferred Stock shall cease and terminate. The Corporation shall not be required to redeem any shares of Series A Preferred Stock upon MHR's request pursuant to Section V.B(a) above if a third party redeems such shares of Series A Preferred Stock in the manner, at the times and otherwise in compliance with the requirements applicable to the Corporation set forth in this Article V. For the avoidance of doubt, MHR may elect to notify the Corporation that it shall not require the Corporation to redeem or convert any share of Series A Preferred Stock in accordance with the procedures set forth in Section D of this Article V and any such election or notice shall not prejudice MHR from exercising all rights to redeem or convert such share of Series A Preferred Stock in accordance with the procedures set forth in Section D of this Article V in any subsequent Change of Control. Notwithstanding anything to the contrary in this Section D of Article V, in the event that MHR elects or is deemed to have elected to redeem any or all such shares of Series A Preferred Stock prior to the occurrence of a Change of Control Approval, such election (or deemed election) shall remain in full force and effect until such Change of Control Approval and the Corporation shall redeem the number of shares so specified (or deemed to be specified) on the written notice of MHR upon such Change of Control Approval, unless at any time prior to such Change of Control Approval, MHR delivers an Election Change Notice. If such Election Change Notice states that MHR elects to convert any or all shares of Series A Preferred Stock pursuant to Section B of this Article V, then the Corporation shall convert the number of shares so specified on the written notice of MHR.

          E. Change of Control Commitment. The Corporation shall not enter into any Change of Control Agreement unless (i) the terms thereof comply with the terms of this Certificate of Designation, including Article V.B hereto, and permit any Holder to exercise their rights under this Article V, and (ii) there exist funds legally available for the exercise by each Holder of its rights under subsection (a) of Section V.B or a third party under the Change of Control Agreement unconditionally agrees to redeem all the shares of Series A Preferred Stock that Holders elect to redeem as set forth in full compliance with this
Article V, provided that the Corporation, or its successor, shall remain bound by all its obligations under this Article V until all shares of Series A Preferred Stock of Holders that have elected or that have been deemed to have elected to have their shares redeemed are redeemed as provided herein.

          F. Asset Sale Covenants. Following the consummation of an Asset Sale (as defined in paragraph (d) of the definition of "Change of Control"), the Corporation shall not, and shall not permit any of its Subsidiaries now or hereafter existing to, directly or indirectly do any of the following (each, an "Asset Sale Covenant"):

          (a) make any Restricted Payment if, at the time the Company or such Subsidiary makes such Restricted Payment, the aggregate amount of such Restricted Payment and all other Restricted Payments since the consummation of the Asset Sale would exceed the sum of 50% of the Adjusted Consolidated Net Income of the Corporation accrued during the period (treated as one accounting period) beginning on the Closing Date to the end of the most recent fiscal quarter ended at least 45 days prior to the date of such Restricted Payment; or

          (b) if such Asset Sale involves assets other than assets owned, directly or indirectly, by SkyNet or any of its Subsidiaries, transfer, assign, contribute or otherwise deliver any Asset Sale Proceeds (or any assets purchased or otherwise obtained, in whole or in part, by such Asset Sale Proceeds), directly or indirectly, to SkyNet or any of its Subsidiaries or any of their respective successors or assigns.

                               VI. Voting Rights

          A. The Holders shall have the voting rights set forth below and as otherwise from time to time required by law. When voting separately as a class, each share of Series A Preferred Stock shall entitle the Holder thereof to one vote.

          B. So long as any shares of the Series A Preferred Stock are outstanding, each share of Series A Preferred Stock shall entitle the Holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series A Preferred Stock shall vote together with shares of Common Stock as a single class. With respect to any such vote, each share of Series A Preferred Stock shall entitle its Holder to a number of votes equal to one ten thousandth of one (1/10,000) vote for each share of Series A Preferred Stock.

          C. If on any date (i) all accumulated and unpaid dividends (including any Arrearages and any dividends accumulated thereon) on shares of Series A Preferred Stock or shares of Series B Preferred Stock have not been paid on the dates provided for in Section A of

Article III hereof or on the dates required pursuant to the terms of the Series B Preferred Stock for a period, whether or not consecutive, containing in the aggregate a number of days equivalent to three (3) calendar quarters, or (ii) the Corporation fails to pay any accumulated and unpaid dividends (including any Arrearages and any dividends accumulated thereon) on the dates provided for in Section A of Article III hereof or on the dates required pursuant to the terms of the Series B Preferred Stock, for which there exist at such time assets or funds legally available therefor in accordance with the DGCL, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, or if the requisite increase in the number of directors constituting the Board of Directors would require the approval of the Corporation's stockholders, then the number of directors constituting the Board of Directors shall be increased to the extent the approval of the Corporation's stockholders is not required and a number of directors shall resign from the Board of Directors so that the holders of shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, may elect two directors to the Board of Directors, and the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, shall have, in addition to the other voting rights set forth herein and in the Series B Certificate of Designation, the exclusive right to elect two directors (the "Additional Directors") of the Corporation to fill such newly-created or vacated directorships; provided, however, that such Additional Directors shall not be employed by, or Affiliates of, MHR if the election of such Additional Directors would result in MHR or its employees or Affiliates constituting a majority of the Board of Directors; provided further, however, that if such Additional Director(s) will cause a majority of the Board of Directors to be appointed by the Holders of the Series A Preferred Stock and Series B Preferred, then such Additional Director(s) shall be appointed only if they are reasonably acceptable to the Corporation (provided that if such nominee(s) is/are not reasonably acceptable, then the Series A Preferred Stock and Series B Preferred Stock shall designate an alternate nominee(s) and such alternate(s) shall be considered by the Corporation in accordance with the foregoing). Additional Directors shall not be divided into any class and shall continue as directors and such additional voting rights shall continue until such time as all dividends accumulated on the Series A Preferred Stock (including any Arrearages and any dividends accumulated thereon) and the Series B Preferred Stock (including any Arrearages and any dividends accumulated thereon) shall have been paid in full as required pursuant to the terms hereof and the terms of the Series B Certificate of Designation, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above. When voting together as a single class, as provided for herein, each share of Series A Preferred Stock and Series B Preferred Stock shall entitle the holder thereof to one vote.

          D. (a) The foregoing rights of the Holders to take any action as provided in this Article VI may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chief Executive Officer of the Corporation may call, and upon the written request of holders of record of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held as soon as reasonably practicable after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders.

          (b) Each director elected pursuant to Section C hereof shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of Section C hereof, as the case may be. In case any vacancy shall occur among the directors elected pursuant to Section C hereof, such vacancy shall be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected pursuant to the same Section (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within twenty (20) days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding and entitled to vote for such director pursuant to the provisions of Section C hereof, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as provided herein, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to Section C hereof, shall have the right to remove without cause at any time and replace any directors such holders have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders called as provided herein.

          E. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, the Corporation shall not:
(i) authorize, create or issue, or increase the authorized amount of any Senior Securities or Parity Securities, whether by or in connection with any merger, consolidation, reclassification, business combination, joint venture, partnership, exchange, recapitalization, sale, transfer, conveyance, lease or other disposition of all or substantially all of its assets or otherwise; (ii) issue or increase the authorized amount of the Series A Preferred Stock, whether by or in connection with any merger, consolidation, reclassification, business combination, joint venture, partnership, exchange, recapitalization, sale, transfer, conveyance, lease or other disposition of all or substantially all of its assets or otherwise; (iii) authorize, or take any action, directly or indirectly, to alter, repeal, change or amend any provision of the Certificate of Incorporation or this Certificate of Designation, whether by or in connection with any merger, consolidation, reclassification, business combination, exchange, recapitalization, joint venture, partnership, sale, transfer, conveyance, lease, other disposition of all or substantially all of its property or assets, any similar transaction or otherwise, if such authorization or action would reasonably be expected to adversely affect the rights, preferences, privileges or powers of the Series A Preferred Stock, Series B Preferred Stock, the Common Stock into which the Series A Preferred Stock and Class B Common Stock are convertible or the Class B Common Stock into which the Series B Preferred Stock is convertible, or any of the holders thereof; (iv) and shall not permit any of its Subsidiaries to, sell, lease, transfer, convey or dispose of any of their respective properties or assets to, or enter any loan, guarantee or other understanding with, any Affiliate other than MHR (excluding MHR's Affiliates except for its funds under management and any Persons controlling or under common control with such funds) (an "Affiliate Transaction") unless (A) such Affiliate Transaction is on terms that are no less favorable to the Corporation or such Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arms' length dealings with a Person who is not an Affiliate, and (B) such Affiliate Transaction is approved by the Board of Directors (or any committee thereof) excluding any interested directors; provided, however, that the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, shall not be required for any Affiliate Transaction involving (1) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors (or any committee thereof); (2) loans or advances to directors or executive officers in the ordinary course of business, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time; (3) the payment of customary fees and compensation (including health benefits, vacation, severance, compensation and similar benefits) to, and provision of customary indemnification on behalf of, directors and executive officers of the Corporation, or the entry into any contract, agreement or other arrangement therefor, in each case, as determined in good faith by the Board of Directors (or any committee thereof); (4) any transaction between or among the Corporation and/or its Subsidiaries; or (5) any transaction between the Corporation or any of its Subsidiaries and any Joint Venture (whether existing now or at any time in the future) (except for any transaction relating to or in connection with the formation of any Joint Venture), provided that (I) such transaction is on terms that are no less favorable to the Corporation or such Subsidiary than those that could be obtained at the time in arms' length dealings and (II) the aggregate consideration or value of such transaction does not exceed $1,000,000; (v) and shall not permit any of its Subsidiaries now or hereafter existing to, as long as at least fifty (50%) percent of the shares of Series A Preferred Stock and Series B Preferred Stock, in the aggregate, originally issued on the Closing Date are outstanding, consummate any Significant Sale which would require or is otherwise submitted for the approval of the holders of the Corporation's Common Stock under applicable law unless the Corporation grants each Holder of record immediately prior to the consummation of such Significant Sale the right to require the Corporation, in accordance with the procedures set forth in Section G of this Article VI, to redeem any of the shares of Series A Preferred Stock held by such Holder in an amount per share, payable in cash (out of funds legally available therefor), equal to the amount set forth in Section IV.A(i) above less the Make-Whole Amount (the "Significant Sale Redemption Price"); provided, however, that this clause (v) shall not apply in the event that holders of at least 66 2/3% of the then-outstanding Common Stock vote in favor of such Significant Sale; provided further, however, that if (A) holders of at least a majority but less than 66 2/3% of the then-outstanding Common Stock vote in favor of such Significant Sale, and (B) holders of a majority of the then-outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, vote in favor of such Significant Sale, then, notwithstanding anything to the contrary in this clause (v), the Corporation shall not be required to grant each Holder the redemption right as set forth in this clause (v); (vi) and shall not permit any of its Subsidiaries now or hereafter existing (other than SkyNet or any of its Subsidiaries) to, as long as at least thirty-three percent (33%) of the shares of Series A Preferred Stock and Series B Preferred Stock, in the aggregate, originally issued on the Closing Date are outstanding, purchase, repay, redeem, Guarantee or secure the SkyNet Preferred Stock, in whole or in part, provide credit support for the purpose of any of the foregoing, or otherwise agree to do any of the foregoing, with any assets other than (A) assets of SkyNet or any of its Subsidiaries or
(B) the proceeds
from a sale of Junior Securities; or (vii) and shall not permit any of its Subsidiaries now or hereafter existing to, as long as at least thirty-three percent (33%) of the shares of Series A Preferred Stock and Series B Preferred Stock, in the aggregate, originally issued on the Closing Date are outstanding, make any Restricted Payment if, at the time the Company or such Subsidiary makes such Restricted Payment, the aggregate amount of such Restricted Payment and all other Restricted Payments since the Closing Date would exceed the sum of 50% of the Adjusted Consolidated Net Income of the Corporation accrued during the period (treated as one accounting period) beginning on the Closing Date to the end of the most recent fiscal quarter ended at least 45 days prior to the date of such Restricted Payment.

          F. Without the consent or affirmative vote of each Holder affected, the Corporation shall not (a) amend, alter, repeal or waive the Certificate of Incorporation or this Certificate of Designation, whether by or in connection with any merger, consolidation, reclassification, business combination, joint venture, partnership, exchange, recapitalization, sale, transfer, conveyance, lease or other disposition of all or substantially all of its property or assets or otherwise, to (i) alter the voting rights of the Series A Preferred Stock or reduce the number of shares of such Series A Preferred Stock whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the Liquidation Preference, (iii) reduce the rate of or change the time for payment of dividends or impair the right of any Holder to institute suit for the enforcement of any payment of dividends; (iv) waive the consequences of any failure to pay dividends; (v) make any share of Series A Preferred Stock payable in any form other than as provided for in this Certificate of Designation; (vi) make any change in the provisions of this Certificate of Designation relating to waivers of rights of Holders to receive the Liquidation Preference and dividends; (vii) make any change in the amendment and waiver provisions of this Certificate of Designation; or (viii) make any change to the earliest date that the Corporation may mandatorily convert the shares of Series A Preferred Stock pursuant to Section A of Article V; or (b) from and after the date of the original issuance of the Series A Preferred Stock, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

          G. Preferred Stock Voting Procedures Regarding Significant Sale. In the event that the Corporation seeks the approval of the holders of the Common Stock in connection with, including the approval of, a Significant Sale as described in clause (v) of Section VI.E, the Corporation shall simultaneously submit to such Holders of record any notice of a meeting, proxy statements, information statements or other communications that it sends or makes available to the holders of the Common Stock in connection with such Significant Sale ("Significant Sale Notice"). The Holders shall vote on such Significant Sale, as a separate class and in accordance with their voting rights provided herein, at the same meeting and pursuant to the same procedures that the Corporation establishes with respect to the vote of the holders of the Common Stock in connection with such Significant Sale; provided however, that if prior to the date that the meeting is set for such vote of the Holders on such Significant Sale, Holders of a majority of the then-outstanding shares of Series A Preferred Stock notify the Corporation in writing that they desire to vote separately and after the date set for the vote of the holders of Common Stock, then, if holders of at least a majority but less than 66 2/3% of the then-outstanding shares of Common Stock vote in favor of such Significant Sale, the Corporation shall convene and hold a meeting of Holders not less than ten (10) Business Days after the vote of the Common Stock is made available to such Holders, at which meeting the Holders shall be entitled to vote with respect to such Significant Sale. The Significant Sale Notice sent to Holders shall also set forth the circumstances in which each Holder has the right to require the Corporation to redeem any or all shares of Series A Preferred Stock held by such Holder at the effective time of the consummation of such Significant Sale and the procedures to be followed by such Holder in exercising such Holder's right to cause such redemption. Failure by the Corporation to give the Significant Sale Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Significant Sale Notice, shall not prejudice the rights of any Holder to cause the Corporation to redeem any such shares held by such Holder on the date of the consummation of such Significant Sale. At or prior to the time a Holder casts votes in connection with the Significant Sale, such Holder shall deliver a written notice to the Corporation (a "Significant Sale Election Notice"), stating whether or not it elects to require the Corporation to redeem any or all such shares of Series A Preferred Stock pursuant to clause (v) of Section VI.E hereof, and if so, specifying the number of shares to be so redeemed; provided, however, that in the event that such Holder does not deliver a Significant Sale Election Notice, such failure shall not prejudice the right of such Holder to vote with respect to the Significant Sale, and such Holder shall be deemed to have notified the Corporation that it elects not to have any of its shares redeemed pursuant to clause (v) of Section E of this Article VI. If the Significant Sale Election Notice states that the Holder elects to require the Corporation to redeem any or all such shares of Series A Preferred Stock pursuant to clause (v) of Section VI.E hereof, the Corporation shall redeem the number of shares so specified on the written notice of the Holder at the effective time of the consummation of such Significant Sale. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series A Preferred Stock as a result of a Significant Sale. If, and only if, and from and after the time the Significant Sale Redemption Price is paid in accordance with the terms hereof with respect to any share of Series A Preferred Stock to be redeemed pursuant to this Article VI, all dividends on such share of Series A Preferred Stock shall cease to accumulate and all rights of the Holder thereof as a Holder shall cease and terminate. For the avoidance of doubt, any Holder may elect to notify the Corporation that it shall not require the Corporation to redeem any share of Series A Preferred Stock in accordance with the procedures set forth in Section G of this Article VI and any such election or notice shall not prejudice such Holder from exercising all rights to redeem such share of Series A Preferred Stock in accordance with the procedures set forth in Section G of this Article VI in any subsequent Significant Sale.

                                VII. Conversion

          A. (a) At the option and election of the Holder thereof, each share of Series A Preferred Stock, and any unpaid dividends accumulated thereon (including any Arrearages and any dividends accumulated thereon) to the Conversion Date (as defined below), whether or not such dividends have been declared, may be converted in the manner provided herein at any time into fully paid and nonassessable shares of Common Stock. As of the Conversion Date with respect to a share of Series A Preferred Stock, such share shall be converted into that number (the "Conversion Number") of shares of Common Stock equal to the quotient of (A) the sum of (i) the Share Purchase Price for each share of Series A Preferred Stock, plus (ii) an amount equal to all unpaid dividends accumulated on such share of Series A Preferred Stock (including any

Arrearages and any dividends accumulated thereon) to the Conversion Date whether or not such dividends have been declared, divided by (B) the Conversion Price in effect on the Conversion Date.

          (b) Conversion of shares of the Series A Preferred Stock may be effected by any Holder thereof upon the surrender to the Corporation at the principal office of the Corporation or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors and identified to the Holders in writing upon such designation, of the certificate for such shares of Series A Preferred Stock to be converted accompanied by a written notice stating that such Holder elects to convert all or a specified whole number of shares represented by such certificate in accordance with the provisions of this Section A and specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practical, and in any event within three (3) Business Days after the Conversion Date (or fifteen (15) calendar days after the Conversion Date if the physical delivery of any certificate is involved), the Corporation shall deliver or cause to be delivered as directed by the Holder being converted (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such Holder shall be entitled to, (ii) any cash that is required to be paid pursuant to subsections (c) and (d) of this Section A, and (iii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series A Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have occurred at the close of business on the date (the "Conversion Date") of the giving of such notice by the Holder to be converted and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that as of such time the rights of the Holder thereof as to the shares being converted shall cease, except for the right to receive certificates representing shares of Common Stock and/or cash in accordance herewith, and the Holder entitled to receive the shares of Common Stock issued as a result of such conversion shall be treated for all purposes as having become the holder of such shares of Common Stock at such time.

          (c) In the event that the Series A Preferred Stock is to be redeemed or converted pursuant to Section V.B hereof, from and after 5:00 p.m. New York City time on the Trading Day immediately preceding (i) the Change of Control Redemption Date or the date of the Change of Control Approval (in the case of the procedures set forth in Section C of Article V), or (ii) the date of the consummation of the Change of Control or the date of the Change of Control Approval (in the case of the procedures set forth in Section D of Article V), the right of a Holder to convert shares of Series A Preferred Stock pursuant to this Section A shall cease and terminate, except if the Corporation shall default in payment thereof on the Change of Control Redemption Date or such later date as provided pursuant to Section C of Article V (in the case of the procedures set forth in Section C of Article V) or the date of the consummation of the

Change of Control or such later date as provided pursuant to Section D of
Article V (in the case of the procedures set forth in Section D of Article V), in which case all such rights shall continue unless and until such shares are redeemed or converted, as the case may be, and such price is paid in full in accordance with the terms hereof. Notwithstanding anything in the foregoing to the contrary, if the Conversion Date shall occur with respect to any shares of Series A Preferred Stock on or prior to any (i) Change of Control Redemption Date or the date of the Change of Control Approval (in the case of the procedures set forth in Section C of Article V), or (ii) the date of the consummation of the Change of Control or the date of the Change of Control Approval (in the case of the procedures set forth in Section D of Article V), such shares of Series A Preferred Stock shall be converted by the Corporation into Common Stock in the manner provided in this Section A.

          (d) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same Holder on the same Conversion Date, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered. If the conversion of any shares of Series A Preferred Stock results in a fraction of a share of Common Stock, an amount equal to such fraction multiplied by the Closing Price per share of Common Stock on the Trading Day immediately preceding the day of conversion shall be paid to such Holder in cash by the Corporation.

          (e) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock in accordance with the terms hereof, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

          B. Adjustment of Conversion Price. Except in connection with an Organic Change, which shall be subject to Section C below, the Conversion Price shall be subject to adjustment from time to time as follows:

          (a) In case the Corporation after the date of the original issuance of the Series A Preferred Stock shall pay a dividend or make a distribution to all holders of shares of Common Stock in shares of Common Stock, then in any such case the Conversion Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be reduced to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and (y) the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the day following such record date. If any dividend or distribution of the type described in this subsection (a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared. For purposes of this subsection
(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

          (b) In case the Corporation after the date of the original issuance of the Series A Preferred Stock shall issue rights or warrants to all holders of any class of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Price of the Common Stock on the record date for the determination of stockholders entitled to receive such right or warrant, the Conversion Price shall be reduced to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at the Closing Price on such record date, and (y) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

          Such adjustment shall become effective immediately after the opening of business on the day following such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Price on such record date, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the fair market value of such consideration, if other than cash, to be determined by the Board of Directors in its good faith judgment, whose determination shall be conclusive.

          (c) In case after the date of the original issuance of the Series A Preferred Stock outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case after the original issuance of the Series A Preferred Stock outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Corporation after the date of the original issuance of the Series A Preferred Stock shall distribute to all holders of shares of Common Stock evidences of its indebtedness or assets (including any regular periodic cash dividend or extraordinary cash dividend), Equity Securities (other than Common Stock) or rights to subscribe for Equity Securities other than Common Stock, in each such case the Conversion Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the Closing Price per share of Common Stock on such record date, and (y) the denominator shall be such Closing Price per share of Common Stock on such record date plus the then-current fair market value as of such record date (as determined by the Board of Directors in its good faith judgment) of the portion of assets or evidences of indebtedness or Equity Securities or subscription rights so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however, that no adjustment shall be made if the Corporation issues or distributes to each Holder the assets, securities or rights referred to above that each such Holder would have been entitled to receive had the Series A Preferred Stock held by such Holder been converted prior to such record date; provided further, however, that if the then-current fair market value (as so determined by the Board of Directors in its good faith judgment) of the portion of assets or evidences of indebtedness or Equity Securities or subscription rights so distributed applicable to one share of Common Stock is equal to or greater than the Closing Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of such assets or evidences of indebtedness or Equity Securities or subscription rights so distributed that such Holder would have received had such Holder converted each share of its Series A Preferred Stock on the record date. If any dividend or distribution of the type described in this subsection (d) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared. The Corporation shall provide any Holder, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or Equity Securities referred to in this subsection (d).

          (e) In case, after the date of the original issuance of the Series A Preferred Stock, a tender or exchange offer made by the Corporation or any Subsidiary of the Corporation for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors in its good faith judgment) at the last time (the "Offer Time") tenders may be made pursuant to such tender or exchange offer (as it may be amended) that, together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors in its good faith judgment), as of the Offer Time, of consideration payable in respect of any tender or exchange offer by the Corporation or any such Subsidiary for all or any portion of the Common Stock consummated preceding the Offer Time and in respect of which no Conversion Price adjustment pursuant to this subsection (e) has been made, exceeds 7.5% of the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Time by a fraction of which (x) the numerator shall be (i) the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Offer Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Tendered Shares") and (y) the denominator shall be the product of (i) such Closing Price at the Offer Time multiplied by
(ii) such number of outstanding shares at the Offer Time minus the number of Tendered Shares, such reduction to become effective immediately prior to the opening of business on the day following the Offer Time. For purposes of this subsection (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (f) The Corporation may make such reductions in the Conversion Price, in addition to those required by clauses (a), (b), (c), (d) or (e) of this Section B, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or from any event treated as such for income tax purposes. In the event the Corporation elects to make such a reduction in the Conversion Price, the Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to the Holders of then-outstanding shares of Series A Preferred Stock a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

          (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file at the principal office of the Corporation, or with an agent of the Corporation if one has been designated by the Board of Directors pursuant to Article VII.A(b) hereof, a certificate signed by a duly authorized officer of the Corporation, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder at its last address appearing in the stock register within twenty
(20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (h) Notwithstanding anything herein to the contrary, no adjustment under this Article VII shall be made to the Conversion Price unless such adjustment would require an increase or decrease of at least one-half of one percent (0.5%) of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one-half of one percent (0.5%) of such Conversion Price. No adjustment under this Article VII shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock. All calculations under this Section B shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share of Common Stock, as the case may be.

          C. Organic Change. The Corporation shall not, without the consent or affirmative vote of each Holder:

          (a) consummate an Organic Change (other than a transaction in which the Corporation is not the surviving entity as set forth in paragraph (b) below), unless lawful provision shall be made as part of the terms of the transaction effecting such Organic Change (i) whereby the terms hereof shall be modified, without payment of any additional consideration by any Holder, so as to provide that upon the conversion of shares of Series A Preferred Stock following the consummation of such Organic Change, a Holder shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change), without payment of additional consideration therefor (except as would otherwise have been required by the terms of the Series A Preferred Stock as in effect prior to such Organic Change), such securities, cash and other property as such Holder would have received if such Holder had converted such shares of Series A Preferred Stock into Common Stock immediately prior to such Organic Change, and (ii) so that all other terms (including the rights, preferences, privileges and powers of the Series A Preferred Stock and the holders thereof and the rights, preferences, privileges and powers of the Common Stock and issuable upon the conversion thereof and the holders thereof) hereof shall remain in full force and effect following such an Organic Change. The provisions of this subsection (a) shall similarly apply to successive Organic Changes of the character described in this subsection (a); or

          (b) enter into an Organic Change that is a transaction in which the Corporation is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities (the "New Securities") to each Holder, without payment of any additional consideration by such Holder, with terms that provide that upon the conversion of the New Securities, the holder of such securities shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change), without payment of additional consideration therefor (except as would otherwise have been required by the terms of the Series A Preferred Stock as in effect prior to such Organic Change), such securities, cash and other property as such Holder would have received if such Holder had converted such shares of Series A Preferred Stock into Common Stock immediately prior to such Organic Change. The certificate or articles of incorporation or other constituent document of the surviving entity shall provide for such adjustments which, for events subsequent to the effective date of such Organic Change, shall be equivalent to the adjustments provided for in Section B of this Article VII. All other terms of such New Securities shall be substantially equivalent to the terms provided herein (including the rights, preferences, privileges and powers of the Series A Preferred Stock and the holders thereof and the rights, preferences, privileges and powers of the common stock and the holders thereof issuable upon the conversion thereof). The provisions of this subsection (b) shall similarly apply to successive Organic Changes of the character described in this subsection (b).

          D. Certain Events. If any event similar to or of the type contemplated by the provisions of Section B or Section C of this Article VII, but not expressly provided for by such provisions, occurs, then the Board of Directors shall make an appropriate and equitable adjustment in the Conversion Price so as to protect the rights, preferences, privileges and powers of the Series A Preferred Stock and the Holders thereof; provided, that no such adjustment shall decrease the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

                          VIII. Additional Definitions

          For the purposes of this Certificate of Designation, the following terms have the meanings indicated:

          "Adjusted Consolidated Net Income" means, for any period, the excess, if any, of (a) Consolidated Net Income, over (b) the sum of (i) Extraordinary Gains minus Extraordinary Losses, (ii) equity income (losses) in Unconsolidated Entities as set forth on the Income Statement using the equity method of accounting, (iii) Dividend Expenses, (iv) Interest Expenses, and (v) to the extent included in Consolidated Net Income, and not already accounted for in clauses (i)-(iv) above, Net Asset Sale Proceeds.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliate Transaction" has the meaning set forth in Section VI.E of this Certificate of Designation.

          "Arrearage" has the meaning set forth in Section III.C of this Certificate of Designation.

          "Asset Disposition" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, contribution, conveyance, transfer or other disposition to or for the benefit of, or any exchange of property with, any Person (other than the Corporation or any of its Consolidated Entities), directly or indirectly, in one transaction or a series of transactions, of all or any part of the Corporation's or any of its Consolidated Entities' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of, or owned by, any of the Corporation's Consolidated Entities, other than (i) Accounts Receivable, Net, Inventories and Property, Plant and Equipment, Net sold or leased in the ordinary course of business, and (ii) the book value of Property, Plant and Equipment, Net, in each case, sold or leased other than in the ordinary course of business.

          "Asset Disposition Proceeds" means, with respect to any Asset Disposition during any period, an amount equal to any payments, in cash, securities or otherwise (including any payments received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise) received by or paid on account or for the benefit of the Corporation or any of its Consolidated Entities from such Asset Disposition.

          "Asset Sale" has the meaning set forth in paragraph (d) of the definition of "Change of Control."

          "Asset Sale Covenant" has the meaning set forth in Section V.F of this Certificate of Designation.

          "Asset Sale Default" means the occurrence of the Corporation's failure to comply with any Asset Sale Covenant.

          "Balance Sheet" means the Consolidated Balance Sheets of the Corporation included within the Corporation's periodic reports filed pursuant to the Exchange Act.

          "Beneficial Owner" has the meaning as defined in Rules 13d-3 and 13d-5 under the Exchange Act.

          "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Bylaws" means the Bylaws of the Corporation, as amended from time to time.

          "Capital Lease" means, for any Person, a lease of any interest in any kind of property (whether real, personal or mixed) or asset by such Person as lessee that is, should be or should have been recorded as a "capital lease" on the balance sheet of such Person in accordance with GAAP.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, partnership interests and limited liability company interests, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Capital Stock, whether existing now or at any time in the future.

          "Cash Dividend" has the meaning set forth in Section III.B of this Certificate of Designation.

          "Cash Flow Statement" means the Consolidated Statements of Cash Flows of the Corporation included within the Corporation's periodic reports filed pursuant to the Exchange Act.

          "Change of Control" means the occurrence of any of the following events:

          (a) any Person (which, in the case of a merger, consolidation, business combination, reclassification, joint venture, partnership, exchange, recapitalization or other similar transaction, may include more than one Person and such term in this clause shall be adjusted to be read in plural accordingly) is or becomes pursuant to a transaction the Beneficial Owner (except that for purposes of this clause (a) such Person (the "specified person") shall be deemed to be the Beneficial Owner of all shares that such specified person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of either (i) more than 50%, or (ii) 90% or more of the aggregate voting power of the then outstanding capital stock of the Corporation (including any successor to the Corporation), each of which events (i) or (ii) shall be a Change of Control (for the purposes of this clause (a), such specified person shall be deemed to be the Beneficial Owner of any Common Stock of the Corporation or any other Person held by any entity (a "parent entity") if such specified person is the Beneficial Owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the voting power of the then outstanding capital stock of such parent entity), including, without limitation, in either event through merger or consolidation of the Corporation with or into another Person or any Person consolidates or merges with or into the Corporation and as a result of such transaction the Beneficial Owners of Common Stock immediately prior to such transaction hold less than 50% in the case of clause
(i) above or 10% or less in the case of clause (ii) above, of the aggregate voting power of the then outstanding capital stock of the surviving entity or other acquisition of securities of the Corporation;

          (b) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by (i) a vote of a majority of the directors of the Corporation then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved or (ii) a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class) cease for any reason to constitute a majority of such Board of Directors then in office;

          (c) the Corporation commences a voluntary case under Title 11 of the United States Code (the "Bankruptcy Code"), or any similar federal or state law for the relief of debtors, or adopts a plan under the Bankruptcy Code, that could result in the liquidation or dissolution of the Corporation;

          (d) the consummation of any Sale or multiple Sales of any assets of the Corporation or any of its Subsidiaries for consideration which, in the aggregate, is received or is valued in excess of Twenty-Five Million Dollars ($25,000,000) that is not otherwise a Change of Control as defined in section
(e) below (an "Asset Sale"), provided, however, that such Asset Sale shall not be deemed to constitute a Change of Control unless and until there has occurred an Asset Sale Default, at which time such Asset Sale shall be deemed to be a Change of Control; or

          (e) the Sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis); provided, however, that any one single Sale of only SkyNet or only SS/L (including any of their respective Subsidiaries), or any of their respective assets, whether now owned or hereafter acquired, other than inventory sold or leased in the ordinary course of business, shall be deemed not to be a Sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis). Notwithstanding the foregoing, any Sale of (i) SS/L or substantially all of SS/L's assets subsequent to any Significant Sale, (ii) SkyNet or substantially all of SkyNet's assets subsequent to any Significant Sale, or (iii) the

Investment Interest, in any case, shall be a Sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis) if so determined pursuant to and in accordance with applicable law on the date of the consummation of such Sale.

          "Change of Control Redemption Price" means the consideration to be paid to a Holder pursuant to Section V.B(a) hereof.

          "Changes in Operating Assets and Liabilities" means, for any period,
(a) the sum of the amounts identified as changes in operating assets under the caption "Changes in Operating Assets and Liabilities" on the Cash Flow Statement (including, without limitation, Accounts Receivable, Net, Contracts-in-Process, Inventories, Long-Term Receivables (including Principal Orbital Receivables), Deposits, Other Current Assets and Other Assets and deferred income taxes), over
(b) the sum of the amounts identified as changes in operating liabilities under the caption "Changes in Operating Assets and Liabilities" on the Cash Flow Statement (including, without limitation, Accounts Payable, Accrued Expenses and other Current Liabilities, Customer Advances, Income Taxes Payable, Pension and Other Postretirement Liabilities, Long-Term Liabilities, and Other). Notwithstanding anything to the contrary set forth in this Certificate of Designation, capitalized terms used but not defined in the definition of "Changes in Operating Assets and Liabilities" means the amounts ascribed to such capitalized terms on the Cash Flow Statement.

          "Class B Common Stock Authorization" means the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware authorizing the creation of the Class B Common Stock and the subsequent reservation of all such shares for issuance upon the conversion of all outstanding shares of Series B Preferred Stock and all shares of Series B Preferred Stock issuable upon payment of dividends in respect thereof.

          "Closing" has the meaning assigned to such term in the Securities Purchase Agreement.

          "Closing Date" has the meaning assigned to such term in the Securities Purchase Agreement.

          "Closing Price" with respect to the per share price of Common Stock on any day means the last reported bid price regular way on NASDAQ (or the New York Stock Exchange, NASDAQ Small Cap Market or American Stock Exchange, in the event any such market or exchange constitutes the principal market on which the Common Stock is quoted or listed or admitted to trading) (such four markets and exchanges, the "Approved Markets") or, if not quoted or listed or admitted to trading on any such Approved Market, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Corporation for that purpose. In the case of a dispute as to the calculation of the Conversion Price or if the Closing Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the holders of a majority of the then outstanding shares of Series A Preferred Stock.

          "Consolidated Entities" means those entities that are consolidated into the Consolidated Financial Statements of the Corporation in accordance with GAAP.

          "Consolidated Free Cash Flow" means, for any period, the excess, if any, of (a) the sum of (i) Net Income (Loss), (ii) Depreciation and Amortization, (iii) amortization of goodwill to the extent not reflected in Depreciation and Amortization, (iv) depreciation of property, plant and equipment to the extent not reflected in Depreciation and Amortization, (v) Amortization of Stock Option Compensation, (vi) to the extent included in Net Income (Loss), any cash legal expenses incurred in connection with ongoing litigation, (vii) cash dividends from Unconsolidated Entities, (viii) any write-down minus any write-up of any item included in the Balance Sheet (other than any write-down or write-up of any debt or Shareholders' Equity) to the extent not included in Changes in Operating Assets and Liabilities, and (ix) any decrease in goodwill, other than to the extent included in (ii), (iii) or (viii) of this subclause (a), that results in an accounting reclassification, over (b) the sum of (i) Extraordinary Gains minus Extraordinary Losses, (ii) cash, securities, assets or other property received in connection with or pursuant to any legal settlements entered into by the Corporation or any of its Consolidated Entities, (iii) Changes in Operating Assets and Liabilities, (iv) Asset Disposition Proceeds to the extent that such Asset Disposition Proceeds exceed $100,000 in any single transaction or series of related transactions, (v) Capital Expenditures minus (A) any Indebtedness incurred in connection with any such Capital Expenditures, and (B) any Capital Expenditures to the extent such Capital Expenditures were made with any Insurance Proceeds Received, (vi) Repurchase Expenses, (vii) scheduled principal payments on Indebtedness of the Corporation and its Consolidated Entities during such period, including the principal portion of scheduled payments under any Capital Lease, other than in connection with a refinancing of such Indebtedness, (viii) payments on Indebtedness of any other Person during such period, other than in connection with a refinancing of such Indebtedness, (ix) Dividend Expenses, (x) Insurance Proceeds Received that are not used in such period for Capital Expenditures,
(xi) Investments In and Advances To Affiliates minus any Indebtedness incurred in connection with any such Investments In and Advances To Affiliates, (xii) to the extent not reflected in Changes in Operating Assets and Liabilities, any increase in deferred tax asset minus any decrease in deferred tax asset, (xiii) to the extent not reflected in Changes in Operating Assets and Liabilities, any decrease in deferred tax liability minus any increase in deferred tax liability, and (xiv) (A) any gains minus (B) any losses, in either case, (1) recognized on any foreign exchange transaction not hedging a contract entered into in the ordinary course of business consistent with past practice, and (2) in connection with (I) the repurchase of any debt or equity of the Corporation or any of its Consolidated Entities, (II) Discontinued Operations, (III) inventory sales/obsolescence, (IV) sales of orbital slots and any other assets, (V) equity income (losses) in Unconsolidated Entities as set forth on the Income Statement using the equity method of accounting, and (VI) legal settlements to the extent not included in Net Income (Loss) or Changes in Operating Assets and Liabilities, in each case, for such period.

All of the terms contained within the definition of "Consolidated Free Cash Flow" (including such terms contained within any defined terms) shall be determined in accordance with GAAP consistent with the Corporation's practice as of the date hereof. Capitalized terms used in the definition of "Consolidated Free Cash Flow" but not defined in this Certificate of Designation mean the amounts ascribed to such capitalized terms in the Consolidated Financial Statements of the Corporation included within the Corporation's periodic reports filed pursuant to the Exchange Act.

          "Consolidated Net Income" means the amount ascribed to the term "Net Income (Loss)" in the Income Statement.

          "Conversion Price" equals (x) 0.1 multiplied by (y) Share Purchase Price, as adjusted from time to time pursuant to Article VII hereof. With respect to any share of Series A Preferred Stock issued after the date of the original issuance of the Series A Preferred Stock, the Conversion Price of such share shall be determined as if such share were issued on the date of the original issuance of the Series A Preferred Stock.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "Dividend Determination" has the meaning set forth in Section III.B of this Certificate of Designation.

          "Dividend Expenses" means, to the extent not included in Net Income
(Loss), any dividends paid in cash, Capital Stock, in kind or otherwise, in respect of any Capital Stock issued at any time by the Corporation or any of its Consolidated Entities.

          "Eligible Joint Venture" means a Joint Venture the entire equity interest of which (other than that held by the third party Joint Venture partner(s)) is held by the Corporation or a wholly-owned Subsidiary thereof.

          "Equity Securities" of any Person, means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

          "Extraordinary Gains" means the amount ascribed to such term in the Income Statement.

          "Extraordinary Losses" means the amount ascribed to such term in the Income Statement.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in: (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (2) statements and pronouncements of the Financial Accounting Standards Board; (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Governmental Entity" means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

          "Group" has the meaning set forth in Rule 13d-5 under the Exchange
Act.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness; (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness; or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

          "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into by the Corporation or any of its Consolidated Entities which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

          "Income Statement" means the Consolidated Statements of Operations of the Corporation included within the Corporation's periodic reports filed pursuant to the Exchange Act.

          "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products; (iii) all obligations of such Person as a lessee under Capital Leases;
(iv) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed;
(v) all obligations of such Person to pay the deferred purchase price of assets;
(vi) all obligations of such Person owing under Hedge Agreements; and (vii) any obligations of such Person Guaranteeing or intended to Guarantee (whether directly or indirectly Guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness of such other Person under any of clauses (i) through (vi) above.

          "Interest Expenses" means, to the extent not included in Net Income
(Loss), for any period, the total interest expense of the Corporation and its Consolidated Entities, plus, to the extent not included in such total interest expense, and to the extent incurred by the Corporation or its Consolidated Entities, without duplication, (1) non-cash interest expense, and (2) interest expense in connection with vendor financing activities during such period.

          "Investors" has the meaning set forth in the Securities Purchase Agreement.

          "Law" means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction or determination of any Governmental Entity.

          "Lien" means any mortgage, pledge, lien, security interest, claim, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever.

          "Majority Ownership Date" means the earlier of the date that (i) MHR becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Common Stock of the Corporation (including any successor to the Corporation) (excluding any shares of Series A Preferred Stock issued on the Closing Date or Common Stock issued upon the conversion thereof), and (ii) a Person unrelated to MHR becomes the Beneficial Owner, directly or indirectly, of shares of capital stock of the Corporation (other than any shares acquired in violation of the Transfer Restriction) constituting, upon exercise or conversion into Common Stock of all in-the-money convertible securities, options and warrants that such person has the immediate right to so exercise or exchange, more than 50% of the Common Stock of the Corporation (including any successor to the Corporation) that would be outstanding following the exercise or conversion of all in-the-money convertible securities, options and warrants of the Corporation then outstanding; provided that the Majority Ownership Date shall not be deemed to have occurred pursuant to clause (ii) above if at such time MHR would, upon conversion of any shares of Series A Preferred Stock or Class B Common Stock then held by it into Common Stock and upon conversion of any shares of Series B Preferred Stock then held by it into Series A Preferred Stock or Common Stock, become the Beneficial Owner of more than 50% of the Common Stock of the Corporation (including any successor to the Corporation), that would be outstanding following the exercise or conversion of all in-the-money convertible securities, options and warrants of the Corporation then outstanding.

          "Make-Whole Amount" means an amount equal to all dividends that would have accrued and accumulated on each share of Series A Preferred Stock (assuming payment of all accrued dividends on each Dividend Payment Date) from the date of a Change of Control (and assuming the Change of Control did not occur) through the date that is sixty-six (66) months after the original issuance of the Series A Preferred Stock.

          "MHR" means MHR Fund Management LLC and any successor thereto ("Fund Management") and any investment fund or other entity controlled by, or under common control with, Fund Management or any Person that controls or is controlled by Fund Management.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Corporation or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs, including all fees and expenses, incurred in connection with such Asset Sale.

          "Organic Change" means, with respect to the Corporation, any transaction other than a Change of Control (including without limitation any recapitalization, capital reorganization or reclassification of any class of capital stock (other than a change in par value, or from par value to no par value, or from no par value to par value), any consolidation or amalgamation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation (other than a merger in which the Corporation survives and which does not result in any change of the capital structure of the Corporation at that time, including a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Corporation), any sale or transfer or lease of all or substantially all of the property or assets of the Corporation or any compulsory share exchange) pursuant to which any class of capital stock of the Corporation is converted into the right to receive other securities, cash or other property.

          "Person" means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Principal Orbital Receivables" means any deferred receivable of principal amounts due with respect to any satellite manufactured by SS/L, the receipt of which is contingent upon the continued performance of SS/L's obligations in connection with such satellite.

          "Prior Twelve Month Period" has the meaning set forth in Section III.B of this Certificate of Designation.

          "Regulatory Approval" means any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any regulatory body, commission, board, bureau, agency or instrumentality, in each case whether federal, state, local or foreign.

          "Repurchase Expenses" means, with respect to any redemption, retirement, sinking fund or similar payment, purchase, repurchase, exchange or other acquisition for value, direct or indirect, of any shares of Capital Stock or Indebtedness of the Corporation or any of its Consolidated Entities other than in connection with any refinancing during any period, an amount equal to any payments, in cash or otherwise (including any cash payments made by way of deferred payment pursuant to, or by monetization of, a note payable or otherwise), paid by or on behalf or for the account of the Corporation or any of its Consolidated Entities, directly or indirectly relating thereto.

          "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Corporation, any of its Subsidiaries or any Joint Venture now or hereafter outstanding (other than (x) by wholly-owned Subsidiaries (including, without limitation, SkyNet, so long as SkyNet remains a wholly-owned Subsidiary), (y) by XTAR, L.L.C. pursuant to the provisions of its applicable governing agreements and related documents as in effect as of the Closing Date without any amendment, restatement or any other change thereto, or (z) by an Eligible Joint Venture formed by the Corporation or by a wholly-owned Subsidiary of the Corporation on and after the Closing Date to the Corporation or any of its wholly-owned Subsidiaries pursuant to such Eligible Joint Venture's applicable governing documents); or (ii) any redemption, retirement, sinking fund or similar payment, purchase, repurchase, exchange or other acquisition for value, direct or indirect, of any shares of Capital Stock of the Corporation, any of its Subsidiaries or any Joint Venture now or hereafter outstanding; in each case, including any payment in connection with any merger or consolidation involving the Corporation, any of its Subsidiaries or any Joint Venture (each, a "Repurchase"); provided, however, that such Repurchase shall not constitute a Restricted Payment if the Repurchase (v) is of convertible debt securities of the Corporation or any of its Subsidiaries and such Repurchase is effected at not greater than the stated value of such convertible debt securities plus accrued interest, if any; (w) is by any wholly-owned Subsidiary of its own Capital Stock; (x) is effected solely with the proceeds from a sale of Junior Securities; (y) if approved pursuant to and in accordance with Section E(vi) of
Article VI hereunder by a majority of the Series A Preferred Stock and Series B Preferred Stock voting together as a single class; or (z) is of an equity interest of an Eligible Joint Venture.

          "Sale" means any sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, contribution, conveyance, transfer or other disposition to or for the benefit of, or any exchange of property with, any Person (other than the Corporation and any of its Subsidiaries), directly or indirectly, in one transaction or a series of transactions (whether through merger, consolidation, reclassification, business combination, joint venture, partnership, tender offer, exchange offer, share exchange, recapitalization, sale of the Capital Stock of any of the Corporation's Subsidiaries or other similar transaction or otherwise) other than in the ordinary course of business consistent with past practice; provided, however, that any one single transaction or one single series of related transactions (the "Exempted Transaction") in which (i) the Corporation receives, in consideration for such property, an equity interest (the "Investment Interest") of an entity that will own, directly or indirectly, such property upon the consummation of such one single transaction or one single series of related transactions, (ii) the consideration other than the Investment Interest received by the Corporation in connection with such Exempted Transaction constitutes not more than either (a) 25% of the total consideration received by the Corporation or (b) Twenty-Five Million Dollars ($25,000,000) cash, and (iii) the Investment Interest has a fair market value substantially equivalent to at least the fair market value of such property, then such one single transaction or one single series of related transactions shall be deemed not to constitute a "Sale" hereunder.

          "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from time to time.

          "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of October 17, 2006, by and between the Investors and the Corporation, as amended, supplemented or otherwise modified from time to time.

          "Share Purchase Price" has the meaning set forth in the Securities Purchase Agreement.

          "Significant Sale" means a Sale of either SS/L or SkyNet or all or substantially all of their respective assets (determined on a consolidated basis of each of SS/L or SkyNet, as applicable).

          "Significant Sale Election Notice" has the meaning set forth in
Section VI.G of this Certificate of Designation.

          "Significant Sale Notice" has the meaning set forth in Section VI.G of this Certificate of Designation.

          "Significant Sale Redemption Price" has the meaning set forth in
Section VI.E of this Certificate of Designation.

          "SkyNet" means Loral SkyNet Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Corporation.

          "SkyNet Preferred Stock" means the Series A 12% Non-Convertible Preferred Stock of SkyNet.

          "Subsidiary" means as to any Person, any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries; provided, however, that no Joint Venture (as such term is defined in the Securities Purchase Agreement) shall be considered (i) a "Subsidiary" of the Corporation or (ii) a "Subsidiary" of any Subsidiary of the Corporation.

          "30-Trading Day Reference Period" means any period of thirty (30) consecutive Trading Days (including the last Trading Day of such period).

          "Trading Day" means any day on which NASDAQ is open for trading, or if the shares of Common Stock are not quoted on the NASDAQ, any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading, or if the shares of Common Stock are not so listed, admitted to trading or quoted, any Business Day.

          "Transfer Restriction" has the meaning as set forth in the Securities Purchase Agreement.

          "Unconsolidated Entities" means those entities in which the Corporation or any of its Consolidated Entities hold an equity interest, other than any Consolidated Entities.

                                IX. Miscellaneous

          A. Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon (i) personal delivery thereof, (ii) transmittal of such notice by telecopy (with confirmation of receipt by telecopy), (iii) five days after transmittal by first-class, registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after transmittal by next-day or overnight mail or delivery, return receipt requested, addressed as follows:

          (a) if to the Corporation, to its office at 600 Third Avenue, New York, NY 10016 (Attention: General Counsel) with a copy to the transfer agent for the Series A Preferred Stock;

          (b) if to a Holder, to such holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock); or

          (c) to such other address as the Corporation or such Holder, as the case may be, shall have designated by notice similarly given.

          B. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares of Series A Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation subject to the conditions or restrictions on issuance set forth herein.

          C. Enforcement. Any registered Holder may proceed to protect and enforce its rights and the rights of such Holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          D. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designation, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion or exchange of, or other securities or property issued on account of, shares of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series A Preferred Stock so converted, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

          E. Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each Holder of record.

          F. Record Dates. In the event that the Series A Preferred Stock shall be registered under either the Securities Act or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series A Preferred Stock.

          G. Schedule 13D Filings Conclusive. The information contained in the
Schedule 13D filed by MHR with the United States Securities and Exchange Commission with respect to its beneficial ownership of securities of the Corporation as stated therein, as amended from time to time, shall be conclusive for the purposes of the Corporation's compliance with its obligations under
Section III.D hereunder, absent manifest error, unless MHR has delivered written notice to the Corporation relating to the information contained in such Schedule 13D to the Corporation as provided in Section IX.A.

          IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its _________________, this ____ day of ____________, ______.

                                        LORAL SPACE & COMMUNICATIONS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B

                   FORM OF SERIES B CERTIFICATE OF DESIGNATION

                           CERTIFICATE OF DESIGNATION
                                       OF
              SERIES B CUMULATIVE 7.50% CONVERTIBLE PREFERRED STOCK
                                       OF
                        LORAL SPACE & COMMUNICATIONS INC.
                         (PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW)

                                   ----------

          Loral Space & Communications Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the General Corporation Law of the State of Delaware:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $0.01 per share, and hereby states the designation and number of shares thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

          Series B Cumulative 7.50% Convertible Preferred Stock:

                            I. Designation and Amount

          A. The designation of this series of shares shall be "Series B Cumulative 7.50% Convertible Preferred Stock" (the "Series B Preferred Stock"), par value $0.01 per share; and the authorized number of shares constituting such series shall be 2,000,000. Shares of Series B Preferred Stock may be issued by the Corporation from time to time by a resolution or resolutions of the Board of Directors. The number of shares of the Series B Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors, provided that such decrease complies with the terms hereof.

                                    II. Rank

          A. With respect to dividend rights, the Series B Preferred Stock shall rank (i) junior to each other class or series of capital stock which by its terms ranks senior to the Series B Preferred Stock, (ii) on a parity with the Corporation's Series A 7.50% Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") and each other class or series of capital stock which by its terms ranks on a parity with the Series B Preferred Stock, and (iii) prior to the Corporation's Common Stock, par value $0.01 per share (the "Common

Stock") and Class B Common Stock (as defined below) and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. Dividends paid on the shares of Series B Preferred Stock and Series A Preferred Stock (including any Arrearages (as defined below) and any accumulated dividends thereon) shall be allocated pro rata on a share-by-share basis among all shares of Series B Preferred Stock and Series A Preferred Stock then outstanding. With respect to dividend rights, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock and Class B Common Stock, are collectively referred to herein as the "Junior Dividend Securities"; all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity, including the Series A Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation to which the Series B Preferred Stock ranks junior are collectively referred to herein as the "Senior Dividend Securities." All references herein to "Class B Common Stock" shall be applicable and shall mean the Class B Common Stock, par value $0.01 per share, of the Corporation, only if and when authorized and issued pursuant to the Class B Common Stock Authorization.

          B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series B Preferred Stock shall rank (i) junior to each other class or series of capital stock which by its terms ranks senior to the Series B Preferred Stock, (ii) on a parity with the Corporation's Series A Preferred Stock and each other class or series of capital stock or series of Preferred Stock of the Corporation which by its terms ranks on a parity with the Series B Preferred Stock, and (iii) prior to the Corporation's Common Stock and Class B Common Stock and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. Any distribution of assets upon liquidation, distribution or winding up of the Corporation, whether voluntary or involuntary, to shares of the Series B Preferred Stock and Series A Preferred Stock shall be allocated pro rata on a share-by-share basis among all shares of Series B Preferred Stock and Series A Preferred Stock then outstanding. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock and Class B Common Stock, are collectively referred to herein as "Junior Liquidation Securities" (and together with the Junior Dividend Securities are referred to herein as the "Junior Securities"); all equity securities of the Corporation to which the Series B Preferred Stock ranks on parity, including the Series A Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities" (and together with the Parity Dividend Securities are referred to herein as the "Parity Securities"); and all equity securities of the Corporation to which the Series B Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities" (and together with the Senior Dividend Securities are referred to herein as the "Senior Securities").

                                 III. Dividends

          A. Mandatory Dividends. To the full extent of the assets and funds of the Corporation lawfully available therefor, the Board of Directors shall declare, and the Corporation shall pay to the holders of shares of Series B Preferred Stock (each a "Holder" and collectively, the "Holders"), as to each share, mandatory dividends at a rate of 7.50% per annum (such rate, the "Dividend Rate") of the sum of (i) the Share Purchase Price plus (ii) an amount equal to all

Arrearages, if any, that are payable in respect of such share, whether or not such dividends are declared, payment of which shall be made in either (i) cash or (ii) additional shares of Series B Preferred Stock (or Series A Preferred Stock under the circumstances set forth in Section III.D below) (in either case, the "PIK Shares"), upon and pursuant to the determination of the Board of Directors pursuant to Section B of this Article III; provided, however, that prior to the earlier of the Class B Common Stock Authorization and the Majority Ownership Date, in the event that the Corporation pays any dividends or makes any other distributions on the shares of Common Stock during the period from the immediately prior Dividend Record Date to the Dividend Record Date that (assuming conversion of the Series B Preferred Stock to Common Stock) would, in the aggregate, exceed the amount payable on a share of Series B Preferred Stock pursuant to the Dividend Rate during such period, then, upon the request of the Holders of a majority of the shares of Series B Preferred then outstanding, the Corporation shall pay a mandatory dividend pursuant to this Section III.A, as to each share of Series B Preferred Stock, equal to the amount that the Holder of such share of Series B Preferred Stock would have been entitled to receive had the Holder of such share converted such share to Common Stock immediately prior to the record date of the dividends or distributions to the holders of the Common Stock during such period in lieu of the amount payable pursuant to the Dividend Rate (such dividend, the "Participating Dividend"). The Participating Dividend shall be in the same form as and otherwise identical to the dividend or distribution made to the holders of the Common Stock; provided, however, that if the dividend or distribution to the holders of Common Stock was in additional shares of Common Stock, the Holder of each share of Series B Preferred Stock shall be entitled to an additional number of shares of Series B Preferred Stock (in lieu of the number of shares of Common Stock that such Holder would have otherwise received pursuant to this proviso) equal to the product of (v) the number of shares of Common Stock distributed on each share of outstanding Common Stock multiplied by (w) the Conversion Price divided by the Share Purchase Price. Dividends shall be paid in four equal quarterly installments on January 15, April 15, July 15 and October 15 of each year, or if any such date is not a Business Day, on the Business Day immediately preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to the Holders of record as they appear on the stock record books of the Corporation (the "Registered Holders") on the tenth (10th) day prior to the relevant Dividend Payment Date. Dividends shall be cumulative from the most recent Dividend Payment Date as to which dividends shall have been paid or, if no dividends have ever been paid, from the date of issuance and shall accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters). For the purpose of this Article III, if dividends are paid in PIK Shares, the number of PIK Shares issuable on any Dividend Payment Date for each share of Series B Preferred Stock shall equal the amount payable pursuant to this Section A of Article III divided by the Share Purchase Price.

          B. Dividend Determination. Not later than thirty (30) days prior to any Dividend Payment Date, the Board of Directors shall determine (the "Dividend Determination") whether the Corporation shall pay any portion or all of the dividend in PIK Shares or in cash (the "Cash Dividend"); provided, however, that the dividend payment for all relevant periods through the seventeenth (17th) Dividend Payment Date for all shares of the Series B Preferred Stock shall be payable solely in PIK Shares; provided further, however, that from and after the seventeenth (17th) Dividend Payment Date, in the event that (i) SkyNet either did not pay dividends to the holders of the SkyNet Preferred Stock or paid dividends to the holders of the SkyNet Preferred Stock, in whole or in part, in additional shares of SkyNet Preferred Stock on the "Dividend Payment Date" (as such term is defined in the Certificate of Designations of the SkyNet Preferred Stock) immediately preceding the date of the then current Dividend Determination, (ii) the Consolidated Free Cash Flow for the twelve (12) month period ending on the last day of the most recently completed fiscal quarter ending at least 50 days prior to the date of the then current Dividend Determination (such period, the "Prior Twelve Month Period") is less than 400% of the amount that is payable on the outstanding shares of Series B Preferred Stock and Series A Preferred Stock on the next scheduled Dividend Payment Date to which the Dividend Determination relates (assuming such amount were to be payable as a Cash Dividend), or (iii) the Consolidated Free Cash Flow for the Prior Twelve Month Period is less than 110% of the Consolidated Free Cash Flow for the twelve (12) month period ended December 31 of the year immediately preceding the last day of the Prior Twelve Month Period, then the dividend payment for the relevant period for all Series B Preferred Stock shall be payable solely in PIK Shares. If, subject to the proviso set forth in the immediately preceding sentence, the Dividend Determination is that any portion or all of the dividend be paid in (i) cash, then such portion or all of the dividend payment, as the case may be, for the relevant period shall be a Cash Dividend, and (ii) PIK Shares, then such portion or all of the dividend payment, as the case may be, for the relevant period shall be in PIK Shares. If, as a result of changes in GAAP, the Corporation's accounting methodologies, practices, presentations or otherwise, the Board of Directors is unable to determine the Consolidated Free Cash Flow when and as required pursuant to this Section B, the Board of Directors shall, in good faith and in consultation with and after taking the advice of its independent auditors, determine the Consolidated Free Cash Flow in a manner that would most closely reflect the Consolidated Free Cash Flow that would have been determined as defined herein if such changes had not occurred and such determination of Consolidated Free Cash Flow shall be conclusive for the purposes of the Dividend Determination.

          C. Accumulation. Dividends on the Series B Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend that has accumulated through such date on a share of Series B Preferred Stock has not been paid in full (the amount of such unpaid dividends, an "Arrearage"), additional dividends shall accumulate on such share of Series B Preferred Stock in respect of the amount of such Arrearage at the Dividend Rate. Any and all such additional dividends in respect of any Arrearages shall accumulate from day to day and compound quarterly, whether or not earned or declared until the Arrearage is paid in full, and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. Reference in any Article herein to dividends that have accumulated with respect to a share of Series B Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, in accordance with Section E of this Article III without reference to any regular Dividend Payment Date, to Registered Holders on such record date as may be fixed by the Board of Directors (which record date shall be no less than ten
(10) days prior to the corresponding payment date).

          D. Payment of PIK Shares in Shares of Series A Preferred Stock. The payment of any PIK Shares as dividends pursuant to this Article III shall be made in additional shares of Series A Preferred Stock and not in shares of Series B Preferred
Stock: (i) on and after the Majority Ownership Date, or (ii) at any time and to the extent that MHR is the Beneficial Owner, directly or indirectly, after giving effect to the payment of PIK Shares in question, of less than 39.999% of the aggregate voting power of all outstanding securities issued by the Corporation. Prior to the Majority Ownership Date, the information contained in the Schedule 13D filed by MHR with the United States Securities and Exchange Commission with respect to its beneficial ownership of securities of the Corporation as stated therein, as amended from time to time, shall be conclusive for the purposes of the Corporation's compliance with its obligations under this
Section III.D, absent manifest error, unless MHR has delivered written notice to the Corporation relating to the information contained in such Schedule 13D to the Corporation as provided in Section IX.A.

          E. Legal Limit on Dividends. The Board of Directors shall declare and the Corporation shall pay all dividends, in the form prescribed by this Article III, to the full extent, but only to such extent, that there exist at the time assets or funds of the Corporation legally available for the payment of dividends in accordance with the DGCL. In the event that there do not exist lawfully available funds for the payment of dividends on any Dividend Payment Date, any dividends that would otherwise be payable on all outstanding shares of Series B Preferred Stock (and on any Arrearage and any dividends accumulated thereon) shall accrue and shall not be paid unless and until the Corporation has funds or other assets legally available for the payment of such dividends in accordance with the DGCL, in which event such dividends shall be payable in PIK Shares, rather than in cash.

          F. Method of Payment. Dividends paid on the shares of Series B Preferred Stock in an amount less than the full amount of such dividends at the time accumulated and payable on all outstanding shares of Series B Preferred Stock and Series A Preferred Stock (including any Arrearages and any dividends accumulated thereon) shall be allocated pro rata on a share-by-share basis among all such shares of Series B Preferred Stock and Series A Preferred Stock then outstanding. Dividends paid in an amount less than the full amount of dividends at the time accumulated and payable on the Series B Preferred Stock (and on any Arrearage and any dividends accumulated thereon) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series B Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a dividend is paid in PIK Shares, no fractional PIK Shares shall be issued, so that the number of PIK Shares issued to each Registered Holder shall be rounded down to the nearest whole number of shares of Series B Preferred Stock or (to the extent contemplated by Section III.D hereof) Series A Preferred Stock, as applicable. All dividends paid in PIK Shares shall be deemed issued on the applicable Dividend Payment Date and shall thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, charges, security interests or other encumbrances.

          G. Restrictions on Dividends. So long as any shares of the Series B Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or Parity Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity

Securities, or make any distribution in respect of the Junior Securities or Parity Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any Subsidiary of the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series B Preferred Stock not paid on the dates provided for in Section A of Article III hereof (including any Arrearages and any dividends accumulated thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series B Preferred Stock, dividends may be declared on the Series B Preferred Stock and on any series of Parity Dividend Securities (including the Series A Preferred Stock) and paid pro rata so that the amount of dividends so declared and paid on Series B Preferred Stock and such series of Parity Dividend Securities (including the Series A Preferred Stock) shall in all cases bear to each other the same ratio that accumulated dividends (including additional dividends accumulated in respect of such accumulated dividends) on the shares of Series B Preferred Stock and such Parity Dividend Securities (including the Series A Preferred Stock) bear to each other. Notwithstanding the foregoing, this paragraph shall not prohibit the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of Series B Preferred Stock or any Parity Dividend Security (including the Series A Preferred Stock) by the Corporation in accordance with the terms of such securities.

                           IV. Liquidation Preference

          A. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of then-outstanding shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation, prior and in preference to the holders of any Junior Securities, whether such assets are capital or surplus of any nature, an amount per share equal to the greater of (i) the sum of (A) the Share Purchase Price plus (B) an amount equal to the unpaid dividends, if any, accumulated or deemed to have accumulated thereon (including any Arrearages and any dividends accumulated thereon) through and including the date of final distribution to such Holders, whether or not such dividends are declared, plus (C) the Make-Whole Amount, and (ii) the amount that would be payable to such Holders if the Holders had converted all outstanding shares of Series B Preferred Stock into shares of Common Stock immediately prior to such liquidation, dissolution or winding up (the "Liquidation Preference"). After any such payment in full, the Holders, only in their capacity as such, shall not be entitled to any further participation in any distribution of assets of the Corporation. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which Holders and Parity Liquidation Securities (including the Series A Preferred Stock) are respectively entitled upon such liquidation, dissolution or winding
up) among the Holders of the then-outstanding shares of Series B Preferred Stock and Parity Liquidation Securities (including the Series A Preferred Stock) when such assets are not sufficient to pay in full the aggregate amounts payable thereon. The Corporation shall not make any distribution of assets upon such liquidation, dissolution or winding up in respect of any Junior Liquidation Securities, either directly or indirectly, unless prior to such distribution, the Liquidation Preference shall have been paid in full in respect of all outstanding shares of Series B Preferred Stock, Series A Preferred Stock and any other Parity Liquidation Securities.

          Neither a voluntary consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or substantially all of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Article IV.

                 V. Mandatory Conversion and Change of Control.

          A. Mandatory Conversion.

          (a) If, at any time after the date that is sixty-six (66) months after the original issuance of the Series B Preferred Stock, for twenty (20) Trading Days in any 30-Trading Day Reference Period, the Closing Price of the Common Stock exceeds 125% of the Conversion Price (as adjusted pursuant to Article VII hereof), then the Corporation shall have the right, at its option and election, to convert the then-outstanding shares of Series B Preferred Stock, in whole and not in part, into (i) at any time prior to the Majority Ownership Date, such number of shares of Common Stock as would then be permitted to be issued under
Section VII.A(c)(iii), with all shares of Series B Preferred Stock not so converted into Common Stock being convertible into a number of shares of Class B Common Stock equal to the Class B Common Stock Conversion Number on the Mandatory Conversion Date, and (ii) at any time after the Majority Ownership Date, a number of shares of Common Stock equal to the Common Stock Conversion Number on the Mandatory Conversion Date; provided however, that if the Class B Common Stock Authorization shall not have occurred prior to the Mandatory Conversion Date, the Corporation shall not have the right to convert any outstanding shares of Series B Preferred Stock as provided in this paragraph.

          (b) Notwithstanding anything in this Section A to the contrary, the Corporation shall not have the right to convert the Series B Preferred Stock into Common Stock or Class B Common Stock pursuant to this Section A unless (i) the Corporation simultaneously exercises the right, pursuant to Section V.A of the Series A Preferred Stock Certificate of Designation (the "Series A Certificate of Designation"), to convert the then-outstanding shares of Series A Preferred Stock, in whole and not in part, into shares of Common Stock, (ii) the Common Stock shall have been validly listed for trading on NASDAQ or another national securities exchange or quoted on a nationally recognized quotation system on each day in the 30-Day Reference Period and as of the date of such conversion, (iii) the average daily trading volume in the Common Stock during the 30-Day Reference Period is at least fifty percent (50%) of the average daily trading volume in the Common Stock for the 180-day period ending on the date of the Securities Purchase Agreement, and (iv) the Class B Common Stock Authorization has occurred. The Corporation may not effect any such conversion if such conversion would: (A) violate any provision of the Certificate of Incorporation or the Bylaws; (B) conflict with, contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without notice or the passage of time) under, or result in or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation under, or give rise to a right to put or to compel a tender offer for outstanding securities of the Corporation or any of its Subsidiaries under, or require any consent, waiver or approval under (unless such consent, waiver or approval is obtained prior to effecting such conversion), any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, Regulatory Approval, contract or any other agreement, instrument or obligation to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any property of the Corporation or any of its Subsidiaries is bound; (C) result in the creation or imposition of any Lien upon any assets or properties of the Corporation or any of its Subsidiaries other than immaterial Liens; or (D) violate any Law applicable to the Corporation or any of its Subsidiaries. The Holders agree to cooperate with the Corporation in providing such information and supplying such assistance as may be reasonably requested by the Corporation in connection with obtaining any consent, waiver or approval in respect of any Regulatory Approval required prior to effecting any such conversion.

          (c) Notice of a conversion of shares of Series B Preferred Stock pursuant to this Section A (a "Notice of Mandatory Conversion") shall be sent to the Holders of record by first class mail, postage prepaid, at each such Holder's address as it appears on the stock record books of the Corporation, not before the expiration of the 30-Day Reference Period and not more than six (6) Business Days subsequent to the last day of the 30-Day Reference Period. The Notice of Mandatory Conversion shall set forth the date fixed for the conversion which shall not be before, and shall not be more than 30 days after, the date of the mailing of the Notice of Mandatory Conversion (the "Mandatory Conversion Date") and shall set forth in reasonable detail the calculations and supporting data used by the Corporation in its determination that it had the right to effect such conversion. From and after the Mandatory Conversion Date, all dividends on the shares of Series B Preferred Stock that are converted shall cease to accumulate and all rights of the Holders thereof as Holders shall cease and terminate, except if the Corporation shall default in its obligation to deliver shares of Common Stock and Class B Common Stock to Holders on the Mandatory Conversion Date, in which case all such rights shall continue unless and until such shares are redeemed or converted in accordance with the terms hereof. Prior to the Mandatory Conversion Date, each Holder shall provide a written notice to the Corporation specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock or Class B Common Stock to be issued. If no such notice is delivered, such certificates for shares of Common Stock or Class B Common Stock and cash in lieu of fractional shares, if any, shall be delivered to such Holder. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock or Class B Common Stock in such name or names. Other than such taxes, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock or Class B Common Stock on conversion of Series B Preferred Stock pursuant to this Section
A. On or after the Mandatory Conversion Date, each Holder whose shares are so converted shall surrender the certificate formerly evidencing such shares of Series B Preferred Stock to the Corporation at the place designated in the Notice of Mandatory Conversion. As promptly as practical, and in any event within three (3) Business Days after the Mandatory Conversion Date, the Corporation shall deliver or cause to be delivered as directed by the Holder of shares being so converted certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock or Class B Common Stock to which such Holder shall be entitled. Except as otherwise specified in this Article V, for the purposes hereof, such conversion shall be deemed a conversion effected pursuant to Article VII and the terms and procedures set forth in Article VII shall apply. For such purpose, the applicable Conversion Date shall be the Mandatory Conversion Date.

          (d) In the event the Corporation delivers a Notice of Mandatory Conversion, the Corporation shall be obligated to effect the conversion described therein, provided that each of the conditions to such conversion set forth in subsections (a), (b) and (c) above is (i) satisfied or (ii) waived by the Holders of a majority of the shares of Series B Preferred Stock then outstanding.

          B. Change of Control. Any Holder of record immediately prior to either
(i) the occurrence of a Change of Control, or (ii) the approval by the Board of Directors (or any committee thereof) in existence immediately prior to the earlier of the public announcement or consummation of such Change of Control, of such Change of Control, or any transaction related thereto or that results therefrom, whether prior or subsequent to such Change of Control (the "Change of Control Approval"), shall have the right immediately prior to the occurrence of a Change of Control or upon the Change of Control Approval, as the case may be, and may, but shall not be required to, in any case, require the Corporation to, in accordance with the procedures set forth in Sections C or D of this Article V, as the case may be, with the choice between (a) and (b) below being at the Holder's sole discretion (and the Corporation shall not consummate a Change of Control that is not in compliance with the provisions of Section C or D of this
Article V); provided, however, that if the rights of any Holder to redeem any of its shares of Series A Preferred Stock pursuant to paragraph (a) below, which right shall continue to be in full force and effect until it is exercised in full by the Holder as provided herein, arises as a result of a Change of Control as defined in paragraphs (a)(i), (a)(ii) or (b) of the definition thereof, such Holder may exercise its rights hereunder and under paragraph (a) below only upon or at any time following the Change of Control Approval:

          (a) redeem any of the shares of Series B Preferred Stock held by such Holder in an amount per share, payable in cash (out of funds legally available therefor), equal to the amount set forth in Section IV.A(i) above; provided, however, that if (x) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the "Person" referred to in paragraph (a) of the definition of "Change of Control" is MHR, (iii) MHR is the Beneficial Owner immediately following such Change of Control of more than 50% but less than 90% of the aggregate voting power of the then outstanding capital stock of the Corporation, and (iv) such Change of Control is not approved or recommended by the Board of Directors (or a committee thereof), or (y) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the "Person" referred to in paragraph (a) of the definition of "Change of Control" acquires more than 50% of the aggregate voting power of the then outstanding capital stock of the Corporation as a result of the acquisition by such Person from MHR of any securities of the Corporation held by MHR and becomes such Person as a result of such acquisition, and (iii) such Change of Control is not first approved or recommended by the Board of Directors (or a committee thereof), then the amount per share payable in cash (out of funds legally available therefor) shall equal the amount set forth in Section IV.A(i) above less the Make-Whole Amount; or

          (b) convert any of the then-outstanding shares of Series B Preferred Stock into such number of shares of Class B Common Stock or Common Stock that the Series B Preferred Stock is then convertible into pursuant to Sections VII.A(a) or VII.A(b), as the case may be, equal to the sum of (i) the number of shares of Class B Common Stock or Common Stock, as the case may be, that such Holder would receive if such then-outstanding shares of Series B Preferred Stock had been converted by the Holders thereof pursuant to Article VII hereof at the Conversion Price in effect on the date immediately preceding the consummation of the Change of Control, plus (ii) for each such share of Series B Preferred Stock, such number of additional shares of Class B Common Stock or Common Stock, as the case may be, equal to (x) the Make-Whole Amount divided by (y) the Conversion Price in effect on the date immediately preceding the consummation of the Change of Control; provided, however, that if a Cash Dividend would be permitted pursuant to Section B of Article III on the date of the consummation of such Change of Control, the Make-Whole Amount may be paid, at the Corporation's discretion, in cash rather than in additional shares of Common Stock; provided further, however, that if (x) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the "Person" referred to in paragraph (a) of the definition of Change of Control is MHR, (iii) MHR is the Beneficial Owner immediately following such Change of Control of more than 50% but less than 90% of the aggregate voting power of the then outstanding capital stock of the Corporation, and (iv) such Change of Control is not approved or recommended by the Board of Directors (or a committee thereof), or
(y) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the "Person" referred to in paragraph (a) of the definition of Change of Control acquires more than 50% of the aggregate voting power of the then outstanding capital stock of the Corporation as a result of the acquisition by such Person from MHR of any securities of the Corporation held by MHR and becomes such Person as a result of such acquisition, and (iii) such Change of Control is not first approved or recommended by the Board of Directors (or a committee thereof), then the Holder shall have the right immediately prior to the occurrence of a Change of Control, and may require the Corporation to convert all, but not less than all, of the then-outstanding shares of Series B Preferred Stock held by such Holder into such number of shares of Class B Common Stock or Common Stock, as the case may be, equal to the number of shares of Class B Common Stock or Common Stock, as the case may be, that such Holder would receive if such then-outstanding shares of Series B Preferred Stock had been converted by the Holders thereof pursuant to Article VII hereof at the Conversion Price in effect on the date immediately preceding the consummation of the Change of Control; provided further, however, that if (X) the Series B Preferred Stock is convertible into Class B Common Stock pursuant to Article VII.A(a) below immediately prior to the Change of Control, (Y) the Class B Common Stock Authorization has not occurred prior the Change of Control Redemption Date, and (Z) Holders of record of a majority of the outstanding shares of Series B Preferred Stock immediately prior to the occurrence of such Change of Control, elect to convert pursuant to this subsection (b), then (I) the Corporation shall issue (except to the extent that the immediately preceding proviso applies) to each Holder (other than any Holder electing to redeem pursuant to subsection (a) above or deemed to have made such election pursuant to Sections C or D of this Article V, as the case may be) for each share of Series B Preferred Stock held by such Holder such number of additional shares of Series B Preferred Stock equal to the Make-Whole Amount divided by the Share Purchase Price, and (II) notwithstanding anything to the contrary in this Certificate of Designation, the only dividends payable on the remaining outstanding shares of

Series B Preferred Stock shall be the Participating Dividends, to the extent payable pursuant to Article III.A hereunder.

          C. Change of Control Notice, Redemption and Conversion Procedures For Holders. Except as provided in Section D below, within thirty (30) days following any Change of Control, a notice of such Change of Control (a "Post-Closing Change of Control Notice") shall be sent promptly to the Holders of record on the date of the consummation of such Change of Control, which Post-Closing Change of Control Notice shall describe the transaction or transactions constituting such Change of Control and set forth each Holder's right to require the Corporation to redeem (out of funds legally available therefor) or convert any or all shares of Series B Preferred Stock held by such Holder as provided in Section V.B above, the redemption or conversion date (which date shall be thirty (30) days following the date of the Post-Closing Change of Control Notice) (the "Change of Control Redemption Date"), and the procedures to be followed by such Holders in exercising such Holder's right to cause such redemption or conversion. Failure by the Corporation to give the Post-Closing Change of Control Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Post-Closing Change of Control Notice or the failure by the Holder to deliver a Post-Closing Election Notice (as defined below), as prescribed by the preceding and following sentences, respectively, shall not prejudice the rights of any Holder to cause the Corporation to redeem or convert any such shares held by such Holder. Such Holder shall deliver, within ten (10) Business Days following receipt of the Post-Closing Change of Control Notice, or, if the Post-Closing Change of Control Notice is not given as required by this Section C, at any time following the last day the Corporation was required to give the Post-Closing Change of Control Notice in accordance with this Section C, a written notice to the Corporation (a "Post-Closing Election Notice"), stating whether it elects to require the Corporation to redeem or convert any or all such shares of Series B Preferred Stock pursuant to Section B hereof, and if so, specifying the number of shares to be so redeemed or converted; provided, however, that in the event that such Holder does not deliver a Post-Closing Election Notice within ten (10) Business Days following receipt of the Post-Closing Change of Control Notice, such Holder shall be deemed to have notified the Corporation that it elects to have all of its shares redeemed pursuant to Section B(a) of this Article V. Notwithstanding the foregoing, the Holder may provide in such Post-Closing Election Notice that it will continue to hold any number of shares of Series B Preferred Stock rather than redeeming or converting pursuant to Section B of this Article V. If the Post-Closing Election Notice states that the Holder elects to require the Corporation to redeem or convert any or all such shares of Series B Preferred Stock pursuant to Section B hereof, the Corporation shall redeem or convert the number of shares so specified on the written notice of the Holder. In the event that shares of Series B Preferred Stock are converted into Common Stock or Class B Common Stock, as the case may be, pursuant to Section B of this Article V, the terms and procedures to effect such conversion set forth in Article VII.A shall apply. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series B Preferred Stock as a result of a Change of Control. If, and only if, and from and after the time the Change of Control Redemption Price is paid or shares of Common Stock are issued in accordance with the terms hereof with respect to any share of Series B Preferred Stock to be redeemed or converted pursuant to this Article V, all dividends on such share of Series B Preferred Stock shall cease to accumulate and all rights of the Holder thereof as a Holder shall cease and terminate. The

Corporation shall not be required to redeem any shares of Series B Preferred Stock upon any Holder's request pursuant to Section V.B above if a third party redeems such shares of Series B Preferred Stock in the manner, at the times and otherwise in compliance with the requirements applicable to the Corporation set forth in this Article V. For the avoidance of doubt, any Holder may elect to notify the Corporation that it shall not require the Corporation to redeem or convert any share of Series B Preferred Stock in accordance with the procedures set forth in Section C of this Article V and any such election or notice shall not prejudice such Holder from exercising all rights to redeem or convert such share of Series B Preferred Stock in accordance with the procedures set forth in Section C of this Article V in any subsequent Change of Control. Notwithstanding anything to the contrary in this Section C of Article V, in the event that the Holder elects or is deemed to have elected to redeem any or all such shares of Series B Preferred Stock prior to the occurrence of a Change of Control Approval, such election (or deemed election) shall remain in full force and effect until such Change of Control Approval and the Corporation shall redeem the number of shares so specified (or deemed to be specified) on the written notice of such Holder upon such Change of Control Approval, unless at any time prior to such Change of Control Approval, the Holder delivers a notice to the Corporation that it no longer elects to redeem any or all such shares of Series B Preferred Stock (an "Election Change Notice"). If such Election Change Notice states that the Holder elects to convert any or all shares of Series B Preferred Stock pursuant to Section B of this Article V, then the Corporation shall convert the number of shares so specified on the written notice of the Holder.

          D. MHR Change of Control Notice, Redemption and Conversion Procedures. In the event that and for as long as MHR is the holder of a majority of the then-outstanding shares of Series B Preferred Stock and Series A Preferred Stock, in the aggregate, notice of any Change of Control (a "Pre-Closing Change of Control Notice") shall be sent to MHR (i) not later than fifteen (15) Business Days prior to the Corporation entering into any binding agreement, commitment or undertaking, or the offer or acceptance of any of the foregoing (collectively, a "Change of Control Agreement") that could, in any case, result in a Change of Control, and (ii) promptly, but in no event more than five (5) Business Days after the Corporation becomes aware of any fact, event or circumstance that could, in any case, result in a Change in Control other than as contemplated by clause (i), which Pre-Closing Change of Control Notice shall describe the transaction or transactions constituting such Change of Control and set forth MHR's right to require the Corporation to redeem or convert any or all shares of Series B Preferred Stock held by MHR at the effective time of the consummation of such Change of Control, the anticipated date of consummation of such Change of Control, and the procedures to be followed by MHR in exercising MHR's right to cause such redemption or conversion. Failure by the Corporation to give the Pre-Closing Change of Control Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Pre-Closing Change of Control Notice, or the failure by the Holder to deliver a Pre-Closing Election Notice (as defined below), as prescribed by the preceding and following sentences, respectively, shall not prejudice the rights of MHR to cause the Corporation to redeem or convert any such shares held by MHR on the date of the consummation of such Change of Control or the date of the Change of Control Approval. Notwithstanding the foregoing, the Corporation shall have no obligation to provide MHR with the Pre-Closing Change of Control Notice under this Section V.D if in order to comply with a legal obligation to such effect, the Corporation requests but MHR does not enter into a confidentiality agreement with the Corporation in form and substance required pursuant to such legal obligation. MHR shall deliver, at least two (2) Business Days prior to the anticipated date of the consummation of such Change of Control (as set forth on the Pre-Closing Change of Control Notice) or, if the Pre-Closing Change of Control Notice is not given as required by this Section D, at any time following the last day the Corporation was required to give the Pre-Closing Change of Control Notice in accordance with this Section D, a written notice to the Corporation (a "Pre-Closing Election Notice"), stating whether it elects to require the Corporation to redeem or convert any or all such shares of Series B Preferred Stock pursuant to Section B hereof, and if so, specifying the number of shares to be so redeemed or converted; provided, however, that in the event that such Holder does not deliver a Pre-Closing Election Notice at least two (2) Business Days prior to the anticipated date of the consummation of such Change of Control (as set forth on the Pre-Closing Change of Control Notice), such Holder shall be deemed to have notified the Corporation that it elects to have all of its shares redeemed pursuant to Section B(a) of this Article V. Notwithstanding the foregoing, MHR may provide in such Pre-Closing Election Notice that it will continue to hold any number of shares of Series A Preferred Stock rather than redeeming or converting pursuant to Section B of this Article V. If the Pre-Closing Election Notice states that MHR elects to require the Corporation to redeem or convert any or all such shares of Series B Preferred Stock pursuant to Section B hereof, the Corporation shall redeem or convert the number of shares so specified on the written notice of MHR at the effective time of the consummation of such Change of Control. In the event that shares of Series B Preferred Stock are converted into Common Stock or Class B Common Stock, as the case may be, pursuant to Section B of this Article V, the terms and procedures to effect such conversion set forth in Article VII.A shall apply. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series B Preferred Stock as a result of a Change of Control. If, and only if, and from and after the time the Change of Control Redemption Price is paid or shares of Common Stock are issued in accordance with the terms hereof with respect to any share of Series B Preferred Stock to be redeemed or converted pursuant to this Article V, all dividends on such share of Series B Preferred Stock shall cease to accumulate and all rights of MHR thereof as a holder of shares of Series B Preferred Stock shall cease and terminate. The Corporation shall not be required to redeem any shares of Series B Preferred Stock upon MHR's request pursuant to Section V.B(a) above if a third party redeems such shares of Series B Preferred Stock in the manner, at the times and otherwise in compliance with the requirements applicable to the Corporation set forth in this Article V. For the avoidance of doubt, MHR may elect to notify the Corporation that it shall not require the Corporation to redeem or convert any share of Series B Preferred Stock in accordance with the procedures set forth in Section D of this Article V and any such election or notice shall not prejudice MHR from exercising all rights to redeem or convert such share of Series B Preferred Stock in accordance with the procedures set forth in Section D of this
Article V in any subsequent Change of Control. Notwithstanding anything to the contrary in this Section D of Article V, in the event that MHR elects or is deemed to have elected to redeem any or all such shares of Series B Preferred Stock prior to the occurrence of a Change of Control Approval, such election (or deemed election) shall remain in full force and effect until such Change of Control Approval and the Corporation shall redeem the number of shares so specified (or deemed to be specified) on the written notice of MHR upon such Change of Control Approval, unless at any time prior to such Change of Control Approval, MHR delivers an Election Change Notice. If such Election Change Notice states that MHR elects to convert any or all shares of Series B Preferred Stock pursuant to Section B of this

Article V, then the Corporation shall convert the number of shares so specified on the written notice of MHR.

          E. Change of Control Commitment. The Corporation shall not enter into any Change of Control Agreement unless (i) the terms thereof comply with the terms of this Certificate of Designation, including Article V.B hereto, and permit any Holder to exercise their rights under this Article V, and (ii) there exist funds legally available for the exercise by each Holder of its rights under subsection (a) of Section V.B or a third party under the Change of Control Agreement unconditionally agrees to redeem all the shares of Series B Preferred Stock that Holders elect to redeem as set forth in full compliance with this
Article V, provided that the Corporation, or its successor, shall remain bound by all its obligations under this Article V until all shares of Series B Preferred Stock of Holders that have elected or that have been deemed to have elected to have their shares redeemed are redeemed as provided herein.

          F. Asset Sale Covenants. Following the consummation of an Asset Sale (as defined in paragraph (d) of the definition of "Change of Control"), the Corporation shall not, and shall not permit any of its Subsidiaries now or hereafter existing to, directly or indirectly do any of the following (each, an "Asset Sale Covenant"):

          (a) make any Restricted Payment if, at the time the Company or such Subsidiary makes such Restricted Payment, the aggregate amount of such Restricted Payment and all other Restricted Payments since the consummation of the Asset Sale would exceed the sum of 50% of the Adjusted Consolidated Net Income of the Corporation accrued during the period (treated as one accounting period) beginning on the Closing Date to the end of the most recent fiscal quarter ended at least 45 days prior to the date of such Restricted Payment; or

          (b) if such Asset Sale involves assets other than assets owned, directly or indirectly, by SkyNet or any of its Subsidiaries, transfer, assign, contribute or otherwise deliver any Asset Sale Proceeds (or any assets purchased or otherwise obtained, in whole or in part, by such Asset Sale Proceeds), directly or indirectly, to SkyNet or any of its Subsidiaries or any of their respective successors or assigns.

                                VI. Voting Rights

          A. The Holders shall have the voting rights set forth below and as otherwise from time to time required by law. When voting separately as a class, each share of Series B Preferred Stock shall entitle the Holder thereof to one vote.

          B. So long as any shares of the Series B Preferred Stock are outstanding, each share of Series B Preferred Stock shall entitle the Holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series B Preferred Stock shall vote together with shares of Common Stock as a single class. With respect to any such vote, each share of Series B Preferred Stock shall entitle its Holder to a number of votes equal to one ten thousandth of one (1/10,000) vote for each share of Series B Preferred Stock.

          C. If on any date (i) all accumulated and unpaid dividends (including any Arrearages and any dividends accumulated thereon) on shares of Series B Preferred Stock or shares of Series A Preferred Stock have not been paid on the dates provided for in Section A of

Article III hereof or on the dates required pursuant to the terms of the Series A Preferred Stock for a period, whether or not consecutive, containing in the aggregate a number of days equivalent to three (3) calendar quarters, or (ii) the Corporation fails to pay any accumulated and unpaid dividends (including any Arrearages and any dividends accumulated thereon) on the dates provided for in Section A of Article III hereof or on the dates required pursuant to the terms of the Series A Preferred Stock, for which there exist at such time assets or funds legally available therefor in accordance with the DGCL, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, or if the requisite increase in the number of directors constituting the Board of Directors would require the approval of the Corporation's stockholders, then the number of directors constituting the Board of Directors shall be increased to the extent the approval of the Corporation's stockholders is not required and a number of directors shall resign from the Board of Directors so that the holders of shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, may elect two directors to the Board of Directors, and the holders of a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, shall have, in addition to the other voting rights set forth herein and in the Series A Certificate of Designation, the exclusive right to elect two directors (the "Additional Directors") of the Corporation to fill such newly-created or vacated directorships; provided, however, that such Additional Directors shall not be employed by, or Affiliates of, MHR if the election of such Additional Directors would result in MHR or its employees or Affiliates constituting a majority of the Board of Directors; provided further, however, that if such Additional Director(s) will cause a majority of the Board of Directors to be appointed by the Holders of the Series A Preferred Stock and Series B Preferred, then such Additional Director(s) shall be appointed only if they are reasonably acceptable to the Corporation (provided that if such nominee(s) is/are not reasonably acceptable, then the Series A Preferred Stock and Series B Preferred Stock shall designate an alternate nominee(s) and such alternate(s) shall be considered by the Corporation in accordance with the foregoing). Additional Directors shall not be divided into any class and shall continue as directors and such additional voting rights shall continue until such time as all dividends accumulated on the Series B Preferred Stock (including any Arrearages and any dividends accumulated thereon) and the Series A Preferred Stock (including any Arrearages and any dividends accumulated thereon) shall have been paid in full as required pursuant to the terms hereof and the terms of the Series B Certificate of Designation, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series B Preferred Stock and Series A Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above. When voting together as a single class, as provided for herein, each share of Series B Preferred Stock and Series A Preferred Stock shall entitle the holder thereof to one vote.

          D. (a) The foregoing rights of the Holders to take any action as provided in this Article VI may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chief Executive Officer of the Corporation may call, and upon the written request of holders of record of a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held as soon as reasonably practicable after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders.

          (b) Each director elected pursuant to Section C hereof shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of Section C hereof, as the case may be. In case any vacancy shall occur among the directors elected pursuant to Section C hereof, such vacancy shall be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected pursuant to the same Section (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within twenty (20) days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares of Series B Preferred Stock and Series A Preferred Stock then outstanding and entitled to vote for such director pursuant to the provisions of Section C hereof, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as provided herein, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to Section C hereof, shall have the right to remove without cause at any time and replace any directors such holders have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders called as provided herein.

          E. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, the Corporation shall not
(i) authorize, create or issue, or increase the authorized amount of any Senior Securities or Parity Securities, whether by or in connection with any merger, consolidation, reclassification, business combination, joint venture, partnership, exchange, recapitalization, sale, transfer, conveyance, lease or other disposition of all or substantially all of its assets or otherwise; (ii) issue or increase the authorized amount of the Series A Preferred Stock or Series B Preferred Stock, whether by or in connection with any merger, consolidation, reclassification, business combination, joint venture, partnership, exchange, recapitalization, sale, transfer, conveyance, lease or other disposition of all or substantially all of its assets or otherwise; (iii) authorize, or take any action, directly or indirectly, to alter, repeal, change or amend any provision of the Certificate of Incorporation or this Certificate of Designation, whether by or in connection with any merger, consolidation, reclassification, business combination, exchange, recapitalization, joint venture, partnership, sale, transfer, conveyance, lease, other disposition of all or substantially all of its property or assets, any similar transaction or otherwise, if such authorization or action would reasonably be expected to adversely affect the rights, preferences, privileges or powers of the Series A Preferred Stock, Series B Preferred Stock, the Common Stock into which the Series A Preferred Stock and Class B Common Stock are convertible or the Class B Common Stock into which the Series B Preferred Stock is convertible, or any of the holders thereof; (iv) and shall not permit any of its Subsidiaries to, sell, lease, transfer, convey or dispose of any of their respective properties or assets to, or enter any loan, guarantee or other understanding with, any Affiliate other than MHR (excluding MHR's Affiliates except for its funds under management and any Persons controlling or under common control with such funds) (an "Affiliate Transaction") unless (A) such Affiliate Transaction is on terms that are no less favorable to the Corporation or such Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arms' length dealings with a Person who is not an Affiliate, and (B) such Affiliate Transaction is approved by the Board of Directors (or any committee thereof) excluding any interested directors; provided, however, that the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, shall not be required for any Affiliate Transaction involving (1) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors (or any committee thereof);
(2) loans or advances to directors or executive officers in the ordinary course of business, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time; (3) the payment of customary fees and compensation (including health benefits, vacation, severance, compensation and similar benefits) to, and provision of customary indemnification on behalf of, directors and executive officers of the Corporation, or the entry into any contract, agreement or other arrangement therefor, in each case, as determined in good faith by the Board of Directors (or any committee thereof); (4) any transaction between or among the Corporation and/or its Subsidiaries; or (5) any transaction between the Corporation or any of its Subsidiaries and any Joint Venture (whether existing now or at any time in the future) (except for any transaction relating to or in connection with the formation of any Joint Venture), provided that (I) such transaction is on terms that are no less favorable to the Corporation or such Subsidiary than those that could be obtained at the time in arms' length dealings and (II) the aggregate consideration or value of such transaction does not exceed $1,000,000; (v) and shall not permit any of its Subsidiaries now or hereafter existing to, as long as at least fifty (50%) percent of the shares of Series B Preferred Stock and Series A Preferred Stock, in the aggregate, originally issued on the Closing Date are outstanding, consummate any Significant Sale which would require or is otherwise submitted for the approval of the holders of the Corporation's Common Stock under applicable law unless the Corporation grants each Holder of record immediately prior to the consummation of such Significant Sale the right to require the Corporation, in accordance with the procedures set forth in Section G of this
Article VI, to redeem any of the shares of Series B Preferred Stock held by such Holder in an amount per share, payable in cash (out of funds legally available therefor), equal to the amount set forth in Section IV.A(i) above less the Make-Whole Amount (the "Significant Sale Redemption Price"); provided, however, that this clause (v) shall not apply in the event that holders of at least 66 2/3% of the then-outstanding Common Stock vote in favor of such Significant Sale; provided further, however, that if (A) holders of at least a majority but less than 66 2/3% of the then-outstanding Common Stock vote in favor of such Significant Sale, and (B) holders of a majority of the then-outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, vote in favor of such Significant Sale, then, notwithstanding anything to the contrary in this clause (v), the Corporation shall not be required to grant each Holder the redemption right as set forth in this clause
(v); (vi) and shall not permit any of its Subsidiaries now or hereafter existing (other than SkyNet or any of its Subsidiaries) to, as long as at least thirty-three percent (33%) of the shares of Series B Preferred Stock and Series A Preferred Stock, in the aggregate, originally issued on the Closing Date are outstanding, purchase, repay, redeem, Guarantee or secure the SkyNet Preferred Stock, in whole or in part, provide credit support for the purpose of any of the foregoing , or otherwise agree to do any of the foregoing, with any assets other than (A) assets of SkyNet or any of its Subsidiaries or (B) the proceeds from a sale of Junior Securities; or (vii) and shall not permit any of its Subsidiaries now or hereafter existing to, as long as at least thirty-three percent (33%) of the shares of Series B Preferred Stock and Series A Preferred Stock, in the aggregate, originally issued on the Closing Date are outstanding, make any Restricted Payment if, at the time the Company or such Subsidiary makes such Restricted Payment, the aggregate amount of such Restricted Payment and all other Restricted Payments since the Closing Date would exceed the sum of 50% of the Adjusted Consolidated Net Income of the Corporation accrued during the period (treated as one accounting period) beginning on the Closing Date to the end of the most recent fiscal quarter ended at least 45 days prior to the date of such Restricted Payment.

          F. Without the consent or affirmative vote of each Holder affected, the Corporation shall not (a) amend, alter, repeal or waive the Certificate of Incorporation or this Certificate of Designation, whether by or in connection with any merger, consolidation, reclassification, business combination, joint venture, partnership, exchange, recapitalization, sale, transfer, conveyance, lease or other disposition of all or substantially all of its property or assets or otherwise, to (i) alter the voting rights of the Series B Preferred Stock or reduce the number of shares of such Series B Preferred Stock whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the Liquidation Preference, (iii) reduce the rate of or change the time for payment of dividends or impair the right of any Holder to institute suit for the enforcement of any payment of dividends; (iv) waive the consequences of any failure to pay dividends; (v) make any share of Series B Preferred Stock payable in any form other than as provided for in this Certificate of Designation; (vi) make any change in the provisions of this Certificate of Designation relating to waivers of rights of Holders to receive the Liquidation Preference and dividends; (vii) make any change in the amendment and waiver provisions of this Certificate of Designation; or (viii) make any change to the earliest date that the Corporation may mandatorily convert the shares of Series B Preferred Stock pursuant to Section A of Article V; or (b) from and after the date of the original issuance of the Series B Preferred Stock, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

          G. Preferred Stock Voting Procedures Regarding Significant Sale. In the event that the Corporation seeks the approval of the holders of the Common Stock in connection with, including the approval of, a Significant Sale as described in clause (v) of Section VI.E, the Corporation shall simultaneously submit to such Holders of record any notice of a meeting, proxy statements, information statements or other communications that it sends or makes available to the holders of the Common Stock in connection with such Significant Sale ("Significant Sale Notice"). The Holders shall vote on such Significant Sale, as a separate class and in accordance with their voting rights provided herein, at the same meeting and pursuant to the same procedures that the Corporation establishes with respect to the vote of the holders of the Common Stock in connection with such Significant Sale; provided however, that if prior to the date that the meeting is set for such vote of the Holders on such Significant Sale, Holders of a majority of the then-outstanding shares of Series B Preferred Stock notify the Corporation in writing that they desire to vote separately and after the date set for the vote of the holders of Common Stock, then, if holders of at least a majority but less than 66 2/3% of the then-outstanding shares of Common Stock vote in favor of such Significant Sale, the Corporation shall convene and hold a meeting of Holders not less than ten (10) Business Days after the vote of the Common Stock is made available to such Holders, at which meeting the Holders shall be entitled to vote with respect to such Significant Sale. The Significant Sale Notice sent to Holders shall also set forth the circumstances in which each Holder has the right to require the Corporation to redeem any or all shares of Series B Preferred Stock held by such Holder at the effective time of the consummation of such Significant Sale and the procedures to be followed by such Holder in exercising such Holder's right to cause such redemption. Failure by the Corporation to give the Significant Sale Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Significant Sale Notice, shall not prejudice the rights of any Holder to cause the Corporation to redeem any such shares held by such Holder on the date of the consummation of such Significant Sale. At or prior to the time a Holder casts votes in connection with the Significant Sale, such Holder shall deliver a written notice to the Corporation (a "Significant Sale Election Notice"), stating whether or not it elects to require the Corporation to redeem any or all such shares of Series B Preferred Stock pursuant to clause (v) of Section VI.E hereof, and if so, specifying the number of shares to be so redeemed; provided, however, that in the event that such Holder does not deliver a Significant Sale Election Notice, such failure shall not prejudice the right of such Holder to vote with respect to the Significant Sale, and such Holder shall be deemed to have notified the Corporation that it elects not to have any of its shares redeemed pursuant to clause (v) of Section E of this Article VI. If the Significant Sale Election Notice states that the Holder elects to require the Corporation to redeem any or all such shares of Series B Preferred Stock pursuant to clause (v) of Section VI.E hereof, the Corporation shall redeem the number of shares so specified on the written notice of the Holder at the effective time of the consummation of such Significant Sale. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series B Preferred Stock as a result of a Significant Sale. If, and only if, and from and after the time the Significant Sale Redemption Price is paid in accordance with the terms hereof with respect to any share of Series B Preferred Stock to be redeemed pursuant to this Article VI, all dividends on such share of Series B Preferred Stock shall cease to accumulate and all rights of the Holder thereof as a Holder shall cease and terminate. For the avoidance of doubt, any Holder may elect to notify the Corporation that it shall not require the Corporation to redeem any share of Series B Preferred Stock in accordance with the procedures set forth in Section G of this Article VI and any such election or notice shall not prejudice such Holder from exercising all rights to redeem such share of Series B Preferred Stock in accordance with the procedures set forth in Section G of this Article VI in any subsequent Significant Sale.

                                 VII. Conversion

          A. (a) Conversion to Class B Common Stock. Subject to subsection (b) of this Section A, as of and from the date of the Class B Common Stock Authorization, at the option and election of the Holder thereof, each share of Series B Preferred Stock, and any unpaid dividends accumulated thereon (including any Arrearages and any dividends accumulated thereon) to the Conversion Date (as defined below), whether or not such dividends have been declared, may be converted in the manner provided herein at any time into fully paid and nonassessable shares of Class B Common Stock. As of the Conversion Date with respect to a share of Series B Preferred Stock, such share shall be converted into that number (the "Class B Common Stock Conversion Number") of shares of Class B Common Stock equal to the quotient of (A) the sum of (i) the Share Purchase Price for each share of Series B Preferred Stock, plus (ii) an amount equal to all unpaid dividends accumulated on such share of Series B Preferred Stock (including any Arrearages and any dividends accumulated thereon) to the Conversion Date whether or not such dividends have been declared, divided by (B) the Conversion Price in effect on the Conversion Date.

          (b) Conversion to Common Stock. Notwithstanding subsection (a) of this Section A, as of and from the Majority Ownership Date, at the option and election of the Holder thereof, each share of Series B Preferred Stock, and any unpaid dividends accumulated thereon (including any Arrearages and any dividends accumulated thereon) to the Conversion Date, whether or not such dividends have been declared, may be converted in the manner provided herein at any time into fully paid and nonassessable shares of Common Stock. As of the Conversion Date with respect to a share of Series B Preferred Stock, such share shall be converted into that number (the "Common Stock Conversion Number") of shares of Common Stock equal to the quotient of (A) the sum of (i) the Share Purchase Price for each share of Series B Preferred Stock, plus (ii) an amount equal to all unpaid dividends accumulated on such share of Series B Preferred Stock (including any Arrearages and any dividends accumulated thereon) to the Conversion Date whether or not such dividends have been declared, divided by (B) the Conversion Price in effect on the Conversion Date.

          (c) Conversion to Series A Preferred Stock.

               (i) Conversion to Series A Preferred Stock Upon Certain Transfers. Upon the transfer of any share(s) of Series B Preferred Stock to any Person who is not and does not become an Affiliate or Associate of, or a member of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with, MHR, and is a Qualified Transferee, then the Series B Preferred Stock (including any PIK Shares paid or accrued thereon on additional shares of Series B Preferred Stock) held by such transferee shall be automatically converted into shares of Series A Preferred Stock on a one for one basis.

               In the event that (x) solely as a result of such transfer of shares of Series B Preferred Stock, such transferee would become the Beneficial Owner of more than 35.9% of the voting power of the Corporation, or (y) such transferee is the Beneficial Owner of more than 35.9% but less than 50% of the voting power of the Corporation immediately prior to such transfer of shares of Series B Preferred Stock (such transferee in each of (x) and (y), a "Disqualified Transferee"), then (A) in the case of clause (x) above, such number of shares of Series B Preferred Stock transferred shall not be automatically converted into shares of Series A Preferred Stock so that the transferee does not become the Beneficial Owner of more than 35.9% of the voting power of the Corporation solely as a result of such transfer, and (B) in the case of clause (y) above, all the shares of Series B Preferred Stock so transferred shall not be automatically converted into shares of Series A Preferred Stock. The restrictions on the automatic conversion of shares of Series B Preferred Stock for shares of Series A Preferred Stock set forth in this paragraph shall be of no further and effect as of and from the Majority Ownership Date.

               (ii) Conversion to Series A Preferred Stock By Certain Holders. Any Holder who is issued shares of Series B Preferred Stock as a dividend pursuant to Section A of

Article III of the Series A Certificate of Designation on any shares of Series A Preferred Stock then held by such Holder who received such shares of Series A Preferred Stock either (i) as a Person other than a Restricted Transferee in compliance with the Transfer Restriction, or (ii) as a Qualified Transferee pursuant to Section A(c)(i) of this Article VII, shall, at such Holder's option and election, convert such shares of Series B Preferred Stock in the manner provided herein at any time into fully paid and nonassessable shares of Series A Preferred Stock on a one for one basis.

               (iii) Threshold Conversion. If at any time after the Closing Date, the sum of the number of shares of Common Stock issuable upon exercise of the Series A Preferred Stock and the number of shares of Common Stock held by MHR is below the Threshold, then a number of shares of the Series B Preferred Stock (including any PIK Dividends paid or accrued thereon) then held by MHR shall be converted in accordance with the procedures set forth in the paragraph immediately below into such number of shares of Series A Preferred Stock (on a one for one basis) or Common Stock (at the then-applicable conversion rate) (such choice to be at the option and sole discretion of MHR) such that the aggregate number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock and Common Stock held by MHR equals (but does not exceed), as a percentage of the aggregate voting power of all outstanding securities issued by the Corporation at any time and from time to time (assuming the exchange of all outstanding shares of Series A Preferred Stock held by MHR), the Threshold. In the event that (i) the shares of Series B Preferred Stock that are converted for Series A Preferred Stock or Common Stock, as the case may be, pursuant to the immediately preceding sentence are not sufficient to increase the number of shares of Series A Preferred Stock and Common Stock held by MHR so as to equal (but not exceed) the Threshold, or (ii) MHR does not hold any shares of Series B Preferred Stock to convert for Series A Preferred Stock or Common Stock, as the case may be, pursuant to the immediately preceding sentence, then a number of shares of Class B Common Stock held by MHR (if any) shall be converted in accordance with the procedures set forth in the Amended and Restated Certificate of Incorporation into Common Stock (on a one for one basis) such that the aggregate number of shares of Series A Preferred Stock and Common Stock held by MHR (including the shares of Series B Preferred Stock that were converted for Series A Preferred Stock or Common Stock, as the case may be, pursuant to the immediately preceding sentence) equals (but does not exceed) the Threshold.

               The Corporation shall provide a written notice in substantially the form attached hereto as Exhibit K to the Securities Purchase Agreement (the "Threshold Conversion Notice") not less than ten (10) days following the end of each calendar quarter and within five (5) Business Days after any issuance of securities exceeding two percent (2%) of the voting power of the Corporation. Within five (5) Business Days after receipt of the Threshold Conversion Notice, MHR shall either confirm the calculations set forth therein in a written notice substantially in the form attached to the Securities Purchase Agreement as Exhibit L (a "Notice of Confirmation") or dispute the calculations set forth therein in a written notice substantially in the form attached to the Securities Purchase Agreement as Exhibit M (a "Notice of Disagreement"), and in either case specify whether any or all of such shares of Series B Preferred Stock, if any, are to be converted into shares of Series A Preferred Stock or Common Stock. Within two (2) Business Days after the Corporation's receipt of (i) a Notice of Confirmation, the Corporation shall issue such number of shares of Series A Preferred Stock and/or Common Stock as set forth in the Threshold Conversion Notice, and (ii) a Notice of

Disagreement, the Corporation shall issue such number of shares of Series A Preferred Stock and/or Common Stock set forth in the Threshold Conversion Notice and the parties shall use their reasonable best efforts to resolve the disagreements set forth in the Notice of Disagreement and the Corporation shall, promptly upon such resolution, issue such number of additional shares of Series A Preferred Stock and/or Common Stock as necessary. Each such date of issuance of shares of Series A Preferred Stock and/or Common Stock pursuant to the terms of this Section A(c)(ii) shall be referred to herein as a "Threshold Conversion Issuance Date").

          (d) Except as otherwise provided in subsection (c) above, conversion of shares of the Series B Preferred Stock may be effected by any Holder thereof upon the surrender to the Corporation at the principal office of the Corporation or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors and identified to the Holders in writing upon such designation, of the certificate for such shares of Series B Preferred Stock to be converted accompanied by a written notice stating that such Holder elects to convert all or a specified whole number of shares represented by such certificate in accordance with the provisions of this Section A and specifying the name or names in which such Holder wishes the certificate or certificates for shares of Class B Common Stock or Common Stock to be issued. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Class B Common Stock or Common Stock in such name or names. Other than such taxes, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Class B Common Stock or Common Stock on conversion of Series B Preferred Stock pursuant hereto. As promptly as practical, and in any event within three (3) Business Days after the Conversion Date (or fifteen (15) calendar days after the Conversion Date if the physical delivery of any certificate is involved), the Corporation shall deliver or cause to be delivered as directed by the Holder being converted (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Class B Common Stock or Common Stock to which such Holder shall be entitled to, (ii) any cash that is required to be paid pursuant to subsection (f) of this Section A, and (iii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series B Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares of Series B Preferred Stock being converted. Such conversion shall be deemed to have occurred at the close of business on the date (the "Conversion Date") of the giving of such notice by the Holder to be converted and of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted so that as of such time the rights of the Holder thereof as to the shares being converted shall cease, except for the right to receive certificates representing shares of Class B Common Stock or Common Stock and/or cash in accordance herewith, and the Holder entitled to receive the shares of Class B Common Stock or Common Stock issued as a result of such conversion shall be treated for all purposes as having become the holder of such shares of Class B Common Stock or Common Stock at such time.

          (e) In the event that the Series B Preferred Stock is to be redeemed or converted pursuant to Section V.B hereof, from and after 5:00 p.m. New York City time on the Trading Day immediately preceding (i) the Change of Control Redemption Date or the date of the Change of Control Approval (in the case of the procedures set forth in Section C of Article

V), or (ii) the date of the consummation of the Change of Control or the date of the Change of Control Approval (in the case of the procedures set forth in Section D of Article V), the right of a Holder to convert shares of Series B Preferred Stock pursuant to this Section A shall cease and terminate, except if the Corporation shall default in payment thereof on the Change of Control Redemption Date or such later date as provided pursuant to Section C of Article V (in the case of the procedures set forth in Section C of Article V) or the date of the consummation of the Change of Control or such later date as provided pursuant to Section D of Article V (in the case of the procedures set forth in Section D of Article V), in which case all such rights shall continue unless and until such shares are redeemed or converted, as the case may be, and such price is paid in full in accordance with the terms hereof. Notwithstanding anything in the foregoing to the contrary, if the Conversion Date shall occur with respect to any shares of Series B Preferred Stock on or prior to any (i) Change of Control Redemption Date or the date of the Change of Control Approval (in the case of the procedures set forth in Section C of Article V), or (ii) the date of the consummation of the Change of Control or the date of the Change of Control Approval (in the case of the procedures set forth in Section D of Article V), such shares of Series B Preferred Stock shall be converted by the Corporation into Class B Common Stock or Common Stock in the manner provided in this Section A.

          (f) In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Class B Common Stock or Common Stock shall be issued. If more than one share of Series B Preferred Stock shall be surrendered for conversion by the same Holder on the same Conversion Date, the number of full shares of Class B Common Stock or Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered. If the conversion of any shares of Series B Preferred Stock results in a fraction of a share of Class B Common Stock or Common Stock, an amount equal to such fraction multiplied by the Closing Price per share of Common Stock on the Trading Day immediately preceding the day of conversion shall be paid to such Holder in cash by the Corporation.

          (g) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock in accordance with the terms hereof, such number of its authorized but unissued shares of Series A Preferred Stock, Class B Common Stock and Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Series A Preferred Stock, Class B Common Stock and Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock.

          B. Adjustment of Conversion Price. Except in connection with an Organic Change, which shall be subject to Section C below, the Conversion Price shall be subject to adjustment from time to time as follows:

          (a) In case the Corporation after the date of the original issuance of the Series B Preferred Stock shall pay a dividend or make a distribution to all holders of shares of Common Stock in shares of Common Stock, then in any such case the Conversion Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be reduced to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and (y) the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment shall be made if the Corporation issues or distributes to each Holder shares of Series B Preferred Stock as a Participating Dividend in compliance with Section A of Article III. If any dividend or distribution of the type described in this subsection (a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared. For purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

          (b) In case the Corporation after the date of the original issuance of the Series B Preferred Stock shall issue rights or warrants to all holders of any class of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Price of the Common Stock on the record date for the determination of stockholders entitled to receive such right or warrant, the Conversion Price shall be reduced to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at the Closing Price on such record date, and (y) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

               Such adjustment shall become effective immediately after the opening of business on the day following such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Price on such record date, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the fair market value of such consideration, if other than cash, to be determined by the Board of Directors in its good faith judgment, whose determination shall be conclusive.

          (c) In case after the date of the original issuance of the Series B Preferred Stock outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case after the original issuance of the Series B Preferred Stock outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Corporation after the date of the original issuance of the Series B Preferred Stock shall distribute to all holders of shares of Common Stock evidences of its indebtedness or assets (including any regular periodic cash dividend or extraordinary cash dividend), Equity Securities (other than Common Stock) or rights to subscribe for Equity Securities other than Common Stock, in each such case the Conversion Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the Closing Price per share of Common Stock on such record date, and (y) the denominator shall be such Closing Price per share of Common Stock on such record date plus the then-current fair market value as of such record date (as determined by the Board of Directors in its good faith judgment) of the portion of assets or evidences of indebtedness or Equity Securities or subscription rights so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however, that no adjustment shall be made if the Corporation issues or distributes to each Holder the assets, securities or rights referred to above that each such Holder would have been entitled to receive had the Series B Preferred Stock held by such Holder been converted prior to such record date; provided further, however, that no adjustment shall be made if the Corporation issues or distributes to each Holder the assets, securities or rights referred to above as a Participating Dividend in compliance with Section A of Article III, provided further, however, that if the then-current fair market value (as so determined by the Board of Directors in its good faith judgment) of the portion of assets or evidences of indebtedness or Equity Securities or subscription rights so distributed applicable to one share of Common Stock is equal to or greater than the Closing Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of such assets or evidences of indebtedness or Equity Securities or subscription rights so distributed that such Holder would have received had such Holder converted each share of its Series B Preferred Stock on the record date. If any dividend or distribution of the type described in this subsection (d) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared. The Corporation shall provide any Holder, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or Equity Securities referred to in this subsection (d).

          (e) In case, after the date of the original issuance of the Series B Preferred Stock, a tender or exchange offer made by the Corporation or any Subsidiary of the Corporation for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors in its good faith judgment) at the last time (the "Offer Time") tenders may be made pursuant to such tender or exchange offer (as it may be amended) that, together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors in its good faith judgment), as of the Offer Time, of consideration payable in respect of any tender or exchange offer by the Corporation or any such Subsidiary for all or any portion of the Common Stock consummated preceding the Offer Time and in respect of which no Conversion Price adjustment pursuant to this subsection (e) has been made, exceeds 7.5% of the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Time by a fraction of which (x) the numerator shall be (i) the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Offer Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Tendered Shares") and (y) the denominator shall be the product of (i) such Closing Price at the Offer Time multiplied by (ii) such number of outstanding shares at the Offer Time minus the number of Tendered Shares, such reduction to become effective immediately prior to the opening of business on the day following the Offer Time. For purposes of this subsection (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (f) The Corporation may make such reductions in the Conversion Price, in addition to those required by clauses (a), (b), (c), (d) or (e) of this Section B, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or from any event treated as such for income tax purposes. In the event the Corporation elects to make such a reduction in the Conversion Price, the Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to the Holders of then-outstanding shares of Series B Preferred Stock a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

          (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file at the principal office of the Corporation, or with an agent of the Corporation if one has been designated by the Board of Directors pursuant to Article VII.A(b) hereof, a certificate signed by a duly authorized officer of the Corporation, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder at its last address appearing in the stock register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (h) Notwithstanding anything herein to the contrary, no adjustment under this Article VII shall be made to the Conversion Price unless such adjustment would require an increase or decrease of at least one-half of one percent (0.5%) of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one-half of one percent (0.5%) of such Conversion Price. No adjustment under this Article VII shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock. All calculations under this Section B shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share of Common Stock, as the case may be.

          C. Organic Change. The Corporation shall not, without the consent or affirmative vote of each Holder:

          (a) consummate an Organic Change (other than a transaction in which the Corporation is not the surviving entity as set forth in paragraph (b) below), unless lawful provision shall be made as part of the terms of the transaction effecting such Organic Change (i) whereby the terms hereof shall be modified, without payment of any additional consideration by any Holder, so as to provide that upon the conversion of shares of Series B Preferred Stock following the consummation of such Organic Change, a Holder shall have the right to acquire and receive (in lieu of or in addition to the shares of Class B Common Stock or Common Stock, as the case may be, acquirable and receivable prior to the Organic Change), without payment of additional consideration therefor (except as would otherwise have been required by the terms of the Series B Preferred Stock as in effect prior to such Organic Change), such securities, cash and other property as such Holder would have received if such Holder had converted such shares of Series B Preferred Stock into Class B Common Stock or Common Stock, as the case may be, immediately prior to such Organic Change, and (ii) so that all other terms (including the rights, preferences, privileges and powers of the Series B Preferred Stock and the holders thereof and the rights, preferences, privileges and powers of the Common Stock and Class B Common Stock issuable upon the conversion thereof and the holders thereof) hereof shall remain in full force and effect following such an Organic Change. The provisions of this subsection (a) shall similarly apply to successive Organic Changes of the character described in this subsection (a); or

          (b) enter into an Organic Change that is a transaction in which the Corporation is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities (the "New Securities") to each Holder, without payment of any additional consideration by such Holder, with terms that provide that upon the conversion of the New Securities, the holder of such securities shall have the right to acquire and receive (in lieu of or in addition to the shares of Class B Common Stock or Common Stock, as the case may be, acquirable and receivable prior to the Organic Change), without payment of additional consideration therefor (except as would otherwise have been required by the terms of the Series B Preferred Stock as in effect prior to such Organic Change), such securities, cash and other property as such Holder would have received if such Holder had converted such shares of Series B Preferred Stock into Class B Common Stock or Common Stock, as the case may be, immediately prior to such Organic Change. The certificate or articles of incorporation or other constituent document of the surviving entity shall provide for such adjustments which, for events subsequent to the effective date of such Organic Change, shall be equivalent to the adjustments provided for in Section B of this Article VII. All other terms of such New Securities shall be substantially equivalent to the terms provided herein (including the rights, preferences, privileges and powers of the Series B Preferred Stock and the holders thereof and the rights, preferences, privileges and powers of the common stock and the holders thereof issuable upon the conversion thereof). The provisions of this subsection (b) shall similarly apply to successive Organic Changes of the character described in this subsection (b).

          D. Certain Events. If any event similar to or of the type contemplated by the provisions of Section B or Section C of this Article VII, but not expressly provided for by such provisions, occurs, then the Board of Directors shall make an appropriate and equitable adjustment in the Conversion Price so as to protect the rights, preferences, privileges and powers of the Series B Preferred Stock and the Holders thereof; provided, that no such adjustment shall decrease the number of shares of Class B Common Stock or Common Stock, as the case may be, issuable upon conversion of the Series B Preferred Stock.

                          VIII. Additional Definitions

          For the purposes of this Certificate of Designation, the following terms have the meanings indicated:

          "Adjusted Consolidated Net Income" means, for any period, the excess, if any, of (a) Consolidated Net Income, over (b) the sum of (i) Extraordinary Gains minus Extraordinary Losses, (ii) equity income (losses) in Unconsolidated Entities as set forth on the Income Statement using the equity method of accounting, (iii) Dividend Expenses, (iv) Interest Expenses, and (v) to the extent included in Consolidated Net Income, and not already accounted for in clauses (i)-(iv) above, Net Asset Sale Proceeds.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliate Transaction" has the meaning set forth in Section VI.E of this Certificate of Designation.

          "Arrearage" has the meaning set forth in Section III.C of this Certificate of Designation.

          "Asset Disposition" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, contribution, conveyance, transfer or other disposition to or for the benefit of, or any exchange of property with, any Person (other than the Corporation or any of its Consolidated Entities), directly or indirectly, in one transaction or a series of transactions, of all or any part of the Corporation's or any of its Consolidated Entities' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of, or owned by, any of the Corporation's Consolidated Entities, other than (i) Accounts Receivable, Net, Inventories and Property, Plant and Equipment, Net sold or leased in the ordinary course of business, and (ii) the book value of Property, Plant and Equipment, Net, in each case, sold or leased other than in the ordinary course of business.

          "Asset Disposition Proceeds" means, with respect to any Asset Disposition during any period, an amount equal to any payments, in cash, securities or otherwise (including any payments received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise) received by or paid on account or for the benefit of the Corporation or any of its Consolidated Entities from such Asset Disposition.

          "Asset Sale" has the meaning set forth in paragraph (d) of the definition of "Change of Control."

          "Asset Sale Covenant" has the meaning set forth in Section V.F of this Certificate of Designation.

          "Asset Sale Default" means the occurrence of the Corporation's failure to comply with any Asset Sale Covenant.

          "Associate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          "Balance Sheet" means the Consolidated Balance Sheets of the Corporation included within the Corporation's periodic reports filed pursuant to the Exchange Act.

          "Beneficial Owner" has the meaning as defined in Rules 13d-3 and 13d-5 under the Exchange Act.

          "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Bylaws" means the Bylaws of the Corporation, as amended from time to time.

          "Capital Lease" means, for any Person, a lease of any interest in any kind of property (whether real, personal or mixed) or asset by such Person as lessee that is, should be or should have been recorded as a "capital lease" on the balance sheet of such Person in accordance with GAAP.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, partnership interests and limited liability company interests, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Capital Stock, whether existing now or at any time in the future.

          "Cash Dividend" has the meaning set forth in Section III.B of this Certificate of Designation.

          "Cash Flow Statement" means the Consolidated Statements of Cash Flows of the Corporation included within the Corporation's periodic reports filed pursuant to the Exchange Act.

          "Change of Control" means the occurrence of any of the following events:

          (a) any Person (which, in the case of a merger, consolidation, business combination, reclassification, joint venture, partnership, exchange, recapitalization or other similar transaction, may include more than one Person and such term in this clause shall be adjusted to be read in plural accordingly) is or becomes pursuant to a transaction the Beneficial Owner (except that for purposes of this clause (a) such Person (the "specified person") shall be deemed to be the Beneficial Owner of all shares that such specified person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of either (i) more than 50%, or
(ii) 90% or more of the aggregate voting power of the then outstanding capital stock of the Corporation (including any successor to the Corporation), each of which events (i) or (ii) shall be a Change of Control (for the purposes of this clause (a), such specified person shall be deemed to be the Beneficial Owner of any Common Stock of the Corporation or any other Person held by any entity (a "parent entity") if such specified person is the Beneficial Owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the voting power of the then outstanding capital stock of such parent entity), including, without limitation, in either event through merger or consolidation of the Corporation with or into another Person or any Person consolidates or merges with or into the Corporation and as a result of such transaction the Beneficial Owners of Common Stock immediately prior to such transaction hold less than 50% in the case of clause (i) above or 10% or less in the case of clause (ii) above, of the aggregate voting power of the then outstanding capital stock of the surviving entity or other acquisition of securities of the Corporation;

          (b) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by (i) a vote of a majority of the directors of the Corporation then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved or (ii) a vote of the holders of a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class) cease for any reason to constitute a majority of such Board of Directors then in office;

          (c) the Corporation commences a voluntary case under Title 11 of the United States Code (the "Bankruptcy Code"), or any similar federal or state law for the relief of debtors, or adopts a plan under the Bankruptcy Code, that could result in the liquidation or dissolution of the Corporation;

          (d) the consummation of any Sale or multiple Sales of any assets of the Corporation or any of its Subsidiaries for consideration which, in the aggregate, is received or is valued in excess of Twenty-Five Million Dollars ($25,000,000) that is not otherwise a Change of Control as defined in section
(e) below (an "Asset Sale"), provided, however, that such Asset Sale shall not be deemed to constitute a Change of Control unless and until there has occurred an Asset Sale Default, at which time such Asset Sale shall be deemed to be a Change of Control; or

          (e) the Sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis); provided, however, that any one single Sale of only SkyNet or only SS/L (including any of their respective Subsidiaries), or any of their respective assets, whether now owned or hereafter acquired, other than inventory sold or leased in the ordinary course of business, shall be deemed not to be a Sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis). Notwithstanding the foregoing, any Sale of (i) SS/L or substantially all of SS/L's assets subsequent to any Significant Sale, (ii) SkyNet or substantially all of SkyNet's assets subsequent to any Significant Sale, or (iii) the Investment Interest, in any case, shall be a Sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis) if so determined pursuant to and in accordance with applicable law on the date of the consummation of such Sale.

          "Change of Control Redemption Price" means the consideration to be paid to a Holder pursuant to Section V.B(a) hereof.

          "Changes in Operating Assets and Liabilities" means, for any period,
(a) the sum of the amounts identified as changes in operating assets under the caption "Changes in Operating Assets and Liabilities" on the Cash Flow Statement (including, without limitation, Accounts Receivable, Net, Contracts-in-Process, Inventories, Long-Term Receivables (including Principal Orbital Receivables), Deposits, Other Current Assets and Other Assets and deferred income taxes), over
(b) the sum of the amounts identified as changes in operating liabilities under the caption "Changes in Operating Assets and Liabilities" on the Cash Flow Statement (including, without limitation, Accounts Payable, Accrued Expenses and other Current Liabilities, Customer Advances, Income Taxes Payable, Pension and Other Postretirement Liabilities, Long-Term Liabilities, and Other). Notwithstanding anything to the contrary set forth in this Certificate of Designation, capitalized terms used but not defined in the definition of "Changes in Operating Assets and Liabilities" means the amounts ascribed to such capitalized terms on the Cash Flow Statement.

          "Class B Common Stock Authorization" means the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware authorizing the creation of the Class B Common Stock and the subsequent reservation of all such shares for issuance upon the conversion of all outstanding shares of Series B Preferred Stock and all shares of Series B Preferred Stock issuable upon payment of dividends in respect thereof.

          "Closing" has the meaning assigned to such term in the Securities Purchase Agreement.

          "Closing Date" has the meaning assigned to such term in the Securities Purchase Agreement.

          "Closing Price" with respect to the per share price of Common Stock on any day means the last reported bid price regular way on NASDAQ (or the New York Stock Exchange, NASDAQ Small Cap Market or American Stock Exchange, in the event any such market or exchange constitutes the principal market on which the Common Stock is quoted or listed or admitted to trading) (such four markets and exchanges, the "Approved Markets") or, if not quoted or listed or admitted to trading on any such Approved Market, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Corporation for that purpose. In the case of a dispute as to the calculation of the Conversion Price or if the Closing Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the holders of a majority of the then outstanding shares of Series B Preferred Stock.

          "Consolidated Entities" means those entities that are consolidated into the Consolidated Financial Statements of the Corporation in accordance with GAAP.

          "Consolidated Free Cash Flow" means, for any period, the excess, if any, of (a) the sum of (i) Net Income (Loss), (ii) Depreciation and Amortization, (iii) amortization of goodwill to the extent not reflected in Depreciation and Amortization, (iv) depreciation of property, plant and equipment to the extent not reflected in Depreciation and Amortization, (v) Amortization of Stock Option Compensation, (vi) to the extent included in Net Income (Loss), any cash legal expenses incurred in connection with ongoing litigation, (vii) cash dividends from Unconsolidated Entities, (viii) any write-down minus any write-up of any item included in the Balance Sheet (other than any write-down or write-up of any debt or Shareholders' Equity) to the extent not included in Changes in Operating Assets and Liabilities, and (ix) any decrease in goodwill, other than to the extent included in (ii), (iii) or (viii) of this subclause (a), that results in an accounting reclassification, over (b) the sum of (i) Extraordinary Gains minus Extraordinary Losses, (ii) cash, securities, assets or other property received in connection with or pursuant to any legal settlements entered into by the Corporation or any of its Consolidated Entities, (iii) Changes in Operating Assets and Liabilities, (iv) Asset Disposition Proceeds to the extent that such Asset Disposition Proceeds exceed $100,000 in any single transaction or series of related transactions, (v) Capital Expenditures minus (A) any Indebtedness incurred in connection with any such Capital Expenditures, and (B) any Capital Expenditures to the extent such Capital Expenditures were made with any Insurance Proceeds Received, (vi) Repurchase Expenses, (vii) scheduled principal payments on Indebtedness of the Corporation and its Consolidated Entities during such period, including the principal portion of scheduled payments under any Capital Lease, other than in connection with a refinancing of such Indebtedness, (viii) payments on Indebtedness of any other Person during such period, other than in connection with a refinancing of such Indebtedness, (ix) Dividend Expenses, (x) Insurance Proceeds Received that are not used in such period for Capital Expenditures,
(xi) Investments In and Advances To Affiliates minus any Indebtedness incurred in connection with any such Investments In and Advances To Affiliates, (xii) to the extent not reflected in Changes in Operating Assets and Liabilities, any increase in deferred tax asset minus any decrease in deferred tax asset, (xiii) to the extent not reflected in Changes in Operating Assets and Liabilities, any decrease in deferred tax liability minus any increase in deferred tax liability, and (xiv) (A) any gains minus (B) any losses, in either case, (1) recognized on any foreign exchange transaction not hedging a contract entered into in the ordinary course of business consistent with past practice, and (2) in connection with (I) the repurchase of any debt or equity of the Corporation or any of its Consolidated Entities, (II) Discontinued Operations, (III) inventory sales/obsolescence, (IV) sales of orbital slots and any other assets, (V) equity income (losses) in Unconsolidated Entities as set forth on the Income Statement using the equity method of accounting, and (VI) legal settlements to the extent not included in Net Income (Loss) or Changes in Operating Assets and Liabilities, in each case, for such period.

All of the terms contained within the definition of "Consolidated Free Cash Flow" (including such terms contained within any defined terms) shall be determined in accordance with GAAP consistent with the Corporation's practice as of the date hereof. Capitalized terms used in the definition of "Consolidated Free Cash Flow" but not defined in this Certificate of Designation mean the amounts ascribed to such capitalized terms in the Consolidated Financial Statements of the Corporation included within the Corporation's periodic reports filed pursuant to the Exchange Act.

          "Consolidated Net Income" means the amount ascribed to the term "Net Income (Loss)" in the Income Statement.

          "Conversion Price" equals (x) 0.1 multiplied by (y) Share Purchase Price, as adjusted from time to time pursuant to Article VII hereof. With respect to any share of Series B Preferred Stock issued after the date of the original issuance of the Series B Preferred Stock, the Conversion Price of such share shall be determined as if such share were issued on the date of the original issuance of the Series B Preferred Stock.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "Dividend Determination" has the meaning set forth in Section III.B of this Certificate of Designation.

          "Dividend Expenses" means, to the extent not included in Net Income
(Loss), any dividends paid in cash, Capital Stock, in kind or otherwise, in respect of any Capital Stock issued at any time by the Corporation or any of its Consolidated Entities.

          "Eligible Joint Venture" means a Joint Venture the entire equity interest of which (other than that held by the third party Joint Venture partner(s)) is held by the Corporation or a wholly-owned Subsidiary thereof.

          "Equity Securities" of any Person, means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

          "Extraordinary Gains" means the amount ascribed to such term in the Income Statement.

          "Extraordinary Losses" means the amount ascribed to such term in the Income Statement.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in: (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (2) statements and pronouncements of the Financial Accounting Standards Board; (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Governmental Entity" means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

          "Group" has the meaning set forth in Rule 13d-5 under the Exchange
Act.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness; (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness; or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

          "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into by the Corporation or any of its Consolidated Entities which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

          "Income Statement" means the Consolidated Statements of Operations of the Corporation included within the Corporation's periodic reports filed pursuant to the Exchange Act.

          "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products; (iii) all obligations of such Person as a lessee under Capital Leases;
(iv) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed;
(v) all obligations of such Person to pay the deferred purchase price of assets;
(vi) all obligations of such Person owing under Hedge Agreements; and (vii) any obligations of such Person Guaranteeing or intended to Guarantee (whether directly or indirectly Guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness of such other Person under any of clauses (i) through (vi) above.

          "Interest Expenses" means, to the extent not included in Net Income
(Loss), for any period, the total interest expense of the Corporation and its Consolidated Entities, plus, to the extent not included in such total interest expense, and to the extent incurred by the Corporation or its Consolidated Entities, without duplication, (1) non-cash interest expense, and (2) interest expense in connection with vendor financing activities during such period.

          "Investors" has the meaning set forth in the Securities Purchase Agreement.

          "Law" means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction or determination of any Governmental Entity.

          "Lien" means any mortgage, pledge, lien , security interest, claim, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever.

          "Majority Ownership Date" means the earlier of the date that (i) MHR becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Common Stock of the Corporation (including any successor to the Corporation) (excluding any shares of Series A Preferred Stock issued on the Closing Date or Common Stock issued upon the conversion thereof), and (ii) a Person unrelated to MHR becomes the Beneficial Owner, directly or indirectly, of shares of capital stock of the Corporation (other than any shares acquired in violation of the Transfer Restriction) constituting, upon exercise or conversion into Common Stock of all in-the-money convertible securities, options and warrants that such person has the immediate right to so exercise or exchange, more than 50% of the Common Stock of the Corporation (including any successor to the Corporation) that would be outstanding following the exercise or conversion of all in-the-money convertible securities, options and warrants of the Corporation then outstanding; provided that the Majority Ownership Date shall not be deemed to have occurred pursuant to clause (ii) above if at such time MHR would, upon conversion of any shares of Series A Preferred Stock or Class B Common Stock then held by it into Common Stock and upon conversion of any shares of Series B Preferred Stock then held by it into Series A Preferred Stock or Common Stock, become the Beneficial Owner of more than 50% of the Common Stock of the Corporation (including any successor to the Corporation), that would be outstanding following the exercise or conversion of all in-the-money convertible securities, options and warrants of the Corporation then outstanding.

          "Make-Whole Amount" means an amount equal to all dividends that would have accrued and accumulated on each share of Series B Preferred Stock (assuming payment of all accrued dividends on each Dividend Payment Date) from the date of a Change of Control (and assuming the Change of Control did not occur) through the date that is sixty-six (66) months after the original issuance of the Series B Preferred Stock.

          "MHR" means MHR Fund Management LLC and any successor thereto ("Fund Management") and any investment fund or other entity controlled by, or under common control with, Fund Management or any Person that controls or is controlled by Fund Management.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Corporation or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs, including all fees and expenses, incurred in connection with such Asset Sale.

          "Organic Change" means, with respect to the Corporation, any transaction other than a Change of Control (including without limitation any recapitalization, capital reorganization or reclassification of any class of capital stock (other than a change in par value, or from par value to no par value, or from no par value to par value), any consolidation or amalgamation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation (other than a merger in which the Corporation survives and which does not result in any change of the capital structure of the Corporation at that time, including a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Corporation), any sale or transfer or lease of all or substantially all of the property or assets of the Corporation or any compulsory share exchange) pursuant to which any class of capital stock of the Corporation is converted into the right to receive other securities, cash or other property.

          "Person" means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Principal Orbital Receivables" means any deferred receivable of principal amounts due with respect to any satellite manufactured by SS/L, the receipt of which is contingent upon the continued performance of SS/L's obligations in connection with such satellite.

          "Prior Twelve Month Period" has the meaning set forth in Section III.B of this Certificate of Designation.

          "Qualified Transferee" means a Person other than a Disqualified Transferee.

          "Regulatory Approval" means any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any regulatory body, commission, board, bureau, agency or instrumentality, in each case whether federal, state, local or foreign.

          "Repurchase Expenses" means, with respect to any redemption, retirement, sinking fund or similar payment, purchase, repurchase, exchange or other acquisition for value, direct or indirect, of any shares of Capital Stock or Indebtedness of the Corporation or any of its Consolidated Entities other than in connection with any refinancing during any period, an amount equal to any payments, in cash or otherwise (including any cash payments made by way of deferred payment pursuant to, or by monetization of, a note payable or otherwise), paid by or on behalf or for the account of the Corporation or any of its Consolidated Entities, directly or indirectly relating thereto.

          "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Corporation, any of its Subsidiaries or any Joint Venture now or hereafter outstanding (other than (x) by wholly-owned Subsidiaries (including, without limitation, SkyNet, so long as SkyNet remains a wholly-owned Subsidiary), (y) by XTAR, L.L.C. pursuant to the provisions of its applicable governing agreements and related documents as in effect as of the Closing Date without any amendment, restatement or any other change thereto, or (z) by an Eligible Joint Venture formed by the Corporation or by a wholly-owned Subsidiary of the Corporation on and after the Closing Date to the Corporation or any of its wholly-owned Subsidiaries pursuant to such Eligible Joint Venture's applicable governing documents); or (ii) any redemption, retirement, sinking fund or similar payment, purchase, repurchase, exchange or other acquisition for value, direct or indirect, of any shares of Capital Stock of the Corporation, any of its Subsidiaries or any Joint Venture now or hereafter outstanding; in each case, including any payment in connection with any merger or consolidation involving the Corporation, any of its Subsidiaries or any Joint Venture (each, a "Repurchase"); provided, however, that such Repurchase shall not constitute a Restricted Payment if the Repurchase (v) is of convertible debt securities of the Corporation or any of its Subsidiaries and such Repurchase is effected at not greater than the stated value of such convertible debt securities plus accrued interest, if any; (w) is by any wholly-owned Subsidiary of its own Capital Stock; (x) is effected solely with the proceeds from a sale of Junior Securities; (y) if approved pursuant to and in accordance with Section E(vi) of
Article VI hereunder by a majority of the Series A Preferred Stock and Series B Preferred Stock voting together as a single class; or (z) is of an equity interest of an Eligible Joint Venture.

          "Restricted Transferee" has the meaning ascribed to such term in the Securities Purchase Agreement.

          "Sale" means any sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, contribution, conveyance, transfer or other disposition to or for the benefit of, or any exchange of property with, any Person (other than the Corporation and any of its Subsidiaries), directly or indirectly, in one transaction or a series of transactions (whether through merger, consolidation, reclassification, business combination, joint venture, partnership, tender offer, exchange offer, share exchange, recapitalization, sale of the Capital Stock of any of the Corporation's Subsidiaries or other similar transaction or otherwise) other than in the ordinary course of business consistent with past practice; provided, however, that any one single transaction or one single series of related transactions (the "Exempted Transaction") in which (i) the Corporation receives, in consideration for such property, an equity interest (the "Investment Interest") of an entity that will own, directly or indirectly, such property upon the consummation of such one single transaction or one single series of related transactions, (ii) the consideration other than the Investment Interest received by the Corporation in connection with such Exempted Transaction constitutes not more than either (a) 25% of the total consideration received by the Corporation or (b) Twenty-Five Million Dollars ($25,000,000) cash, and (iii) the Investment Interest has a fair market value substantially equivalent to at least the fair market value of such property, then such one single transaction or one single series of related transactions shall be deemed not to constitute a "Sale" hereunder.

          "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from time to time.

          "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of October 17, 2006, by and between the Investors and the Corporation, as amended, supplemented or otherwise modified from time to time.

          "Share Purchase Price" has the meaning set forth in the Securities Purchase Agreement.

          "Significant Sale" means a Sale of either SS/L or SkyNet or all or substantially all of their respective assets (determined on a consolidated basis of each of SS/L or SkyNet, as applicable).

          "Significant Sale Election Notice" has the meaning set forth in
Section VI.G of this Certificate of Designation.

          "Significant Sale Notice" has the meaning set forth in Section VI.G of this Certificate of Designation.

          "Significant Sale Redemption Price" has the meaning set forth in
Section VI.E of this Certificate of Designation.

          "SkyNet" means Loral SkyNet Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Corporation.

          "SkyNet Preferred Stock" means the Series A 12% Non-Convertible Preferred Stock of SkyNet.

          "Subsidiary" means as to any Person, any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries; provided, however, that no Joint Venture (as such term is defined in the Securities Purchase Agreement) shall be considered (i) a "Subsidiary" of the Corporation or (ii) a "Subsidiary" of any Subsidiary of the Corporation.

          "30-Trading Day Reference Period" means any period of thirty (30) consecutive Trading Days (including the last Trading Day of such period).

          "Threshold" means 39.999% of the aggregate voting power of all outstanding securities issued by the Corporation at any time and from time to time (assuming the conversion of all outstanding shares of Series A Preferred Stock).

          "Trading Day" means any day on which NASDAQ is open for trading, or if the shares of Common Stock are not quoted on the NASDAQ, any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading, or if the shares of Common Stock are not so listed, admitted to trading or quoted, any Business Day.

          "Transfer Restriction" has the meaning as set forth in the Securities Purchase Agreement.

          "Unconsolidated Entities" means those entities in which the Corporation or any of its Consolidated Entities hold an equity interest, other than any Consolidated Entities.

                                IX. Miscellaneous

          A. Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon (i) personal delivery thereof, (ii) transmittal of such notice by telecopy (with confirmation of receipt by telecopy), (iii) five days after transmittal by first-class, registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after transmittal by next-day or overnight mail or delivery, return receipt requested, addressed as follows:

          (a) if to the Corporation, to its office at 600 Third Avenue, New York, NY 10016 (Attention: General Counsel) with a copy to the transfer agent for the Series B Preferred Stock;

          (b) if to a Holder, to such holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock); or

          (c) to such other address as the Corporation or such Holder, as the case may be, shall have designated by notice similarly given.

          B. Reacquired Shares. Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares of Series B Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation subject to the conditions or restrictions on issuance set forth herein.

          C. Enforcement. Any registered Holder may proceed to protect and enforce its rights and the rights of such Holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          D. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designation, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion or exchange of, or other securities or property issued on account of, shares of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series B Preferred Stock so converted, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

          E. Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each Holder of record.

          F. Record Dates. In the event that the Series B Preferred Stock shall be registered under either the Securities Act or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series B Preferred Stock.

          G. Schedule 13D Filings Conclusive. The information contained in the
Schedule 13D filed by MHR with the United States Securities and Exchange Commission with respect to its beneficial ownership of securities of the Corporation as stated therein, as amended from time to time, shall be conclusive for the purposes of the Corporation's compliance with its obligations under Section III.D hereunder, absent manifest error, unless MHR has delivered written notice to the Corporation relating to the information contained in such Schedule 13D to the Corporation as provided in Section IX.A.

          IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its _________________, this ___ day of ___________,
________.

                                        LORAL SPACE & COMMUNICATIONS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C

            FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                    EXHIBIT D

           FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                              AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                        LORAL SPACE & COMMUNICATIONS INC.

                            LORAL SKYNET CORPORATION

                                       AND

                            THE PERSONS LISTED ON THE

                             SIGNATURE PAGES HEREOF

                             DATED AS OF [________]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                  DEFINITIONS

1.1   Defined Terms .....................................................      2
1.2   General Interpretive Principles ...................................      8

                                   ARTICLE II

                               DEMAND REGISTRATION

2.1   Request for Registration ..........................................      8
2.2   Joining Holders ...................................................     15
2.3   Effective Registration ............................................     16
2.4   Underwritten Offerings ............................................     16
2.5   Priority on Demand Registrations ..................................     16
2.6   Withdrawal and Cancellation of Registration .......................     17
2.7   Registration Statement Form .......................................     17

                                   ARTICLE III

                             PIGGYBACK REGISTRATIONS

3.1   Holder Piggyback Registration .....................................     17
3.2   Priority on Piggyback Registrations ...............................     18
3.3   Withdrawals .......................................................     20
3.4   Underwritten Offerings ............................................     20

                                   ARTICLE IV

                               SHELF REGISTRATION

4.1   Shelf Registration Filing .........................................     20
4.2   Required Period and Shelf Registration Procedures .................     23

                                    ARTICLE V

                        STANDSTILL AND SUSPENSION PERIODS

5.1   Company Standstill Period .........................................     23
5.2   Suspension Period .................................................     24
5.3   Holder Standstill Period ..........................................     25

                                   ARTICLE VI

                             REGISTRATION PROCEDURES

6.1   Company Obligations ...............................................     25

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
6.2   Holder Obligations ................................................     29
6.3   Subsequent Registration Rights ....................................     29

                                   ARTICLE VII

                                 INDEMNIFICATION

7.1   Indemnification by the Company ....................................     30
7.2   Indemnification by the Holders ....................................     31
7.3   Notice of Claims, Etc .............................................     32
7.4   Contribution ......................................................     32
7.5   Indemnification Payments; Other Remedies ..........................     32

                                  ARTICLE VIII

                              REGISTRATION EXPENSES

                                   ARTICLE IX

                                    RULE 144

                                    ARTICLE X

                                  MISCELLANEOUS

10.1  Notice Generally ..................................................     34
10.2  Successors and Assigns ............................................     35
10.3  Amendments; Waivers ...............................................     35
10.4  Injunctive Relief .................................................     36
10.5  Attorney's Fees ...................................................     36
10.6  Termination Of Registration Rights; Survival ......................     36
10.7  Severability ......................................................     36
10.8  Headings ..........................................................     36
10.9  Governing Law; Jurisdiction .......................................     36
10.10 Loral Class B Common Stock ........................................     37
10.11 Counterparts and Facsimile Execution ..............................     37
10.12 Entire Agreement ..................................................     37
10.13 Further Assurances ................................................     37

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of [________], by and among Loral Space & Communications Inc., a Delaware corporation ("Loral"), Loral Skynet Corporation, a Delaware corporation ("Skynet"), and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined).

                                    RECITALS

     A. Subject to and on the terms and conditions set forth in that certain Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of June 3, 2005 (the "Plan"), which Plan was confirmed on August 1, 2005 by order of the United States Bankruptcy Court for the Southern District of New York, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the Holders received, on the effective date of the Plan, from (i) Loral shares of the Loral Common Stock (as hereinafter defined), and (ii) Skynet (a) shares of Skynet Preferred Stock (as hereinafter defined), and (b) Skynet Notes (as hereinafter defined), pursuant to a rights offering by Skynet under the Plan (the "Rights Offering") and/or the Backstop Commitment Agreement (as defined in the Plan);

     B. Pursuant to and as authorized by the Bankruptcy Court order confirming the Plan, Loral, Skynet and the holders signatory thereto entered into that certain Registration Rights Agreement, dated as of November 21, 2005, as amended by those certain letter agreements, dated as of April 3, 2006, June 14, 2006, June 29, 2006, August 2, 2006, August 24, 2006 and September 21, 2006 (the "Registration Rights Agreement"), which provided the holders thereto with certain rights relating to the registration of the Loral Common Stock, the Skynet Preferred Stock and the Skynet Notes;

     C. Loral and MHR Fund Management LLC entered into that certain Securities Purchase Agreement, dated as of October 17, 2006 (the "Securities Purchase Agreement"), pursuant to which Loral will issue and sell shares of (i) Series A Cumulative 7.50% PIK Convertible Preferred Stock, par value $0.01 per share, of Loral (the "Loral Series A Preferred Stock"), convertible into shares of Loral Common Stock and having the rights, preferences, privileges and powers set forth in the certificate of designation attached as Exhibit A to the Securities Purchase Agreement, and (ii) Series B Cumulative 7.50% PIK Preferred Stock, par value $.01 per share, of Loral (the "Loral Series B Preferred Stock") convertible, upon the Class B Common Stock Authorization (as hereinafter defined), into shares of Loral Class B Common Stock (as hereinafter defined) and having the rights, preferences, privileges and powers set forth in the certificate of designation attached as Exhibit B to the Securities Purchase Agreement; and

     D. In connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, Loral, Skynet and the Holders desire to amend and restate the Registration Rights Agreement to provide the Holders with certain rights relating to the registration of the Loral Series A Preferred Stock, Loral Series B Preferred Stock and Loral Class B Common Stock (or any Common Stock issued upon the conversion or exchange thereof) owned as of the date hereof or that may be owned from time to time after the date hereof by the Holders or their Affiliates (as hereinafter defined).

     NOW, THEREFORE, in consideration of the foregoing, and the agreements set forth below, the parties hereby agree with each other as follows:

                                    ARTICLE I

                                  DEFINITIONS.

     1.1  DEFINED TERMS.

     As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

          "Action" has the meaning assigned to such term in Section 7.3 hereof.

          "Additional Holders" means the Permitted Assignees of Registrable Securities who, from time to time, acquire Registrable Securities and own Registrable Securities at the relevant time, agree to be bound by the terms hereof and become Holders for purposes of this Agreement.

          "Adverse Effect" has the meaning assigned to such term in Section 2.5 hereof.

          "Affiliate" of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" has the meaning assigned to such term in the introductory paragraph to this Agreement, as the same may be amended, supplemented or restated from time to time.

          "Auditor Consent" means the consent of the independent public accountants of Loral to use the report of such independent public accountants relating to Loral's financial statements and to refer to such independent public accountants under the heading "Experts" in the Loral Universal Shelf Registration Statement.

          "Backstop Commitment Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

          "Class B Common Stock Authorization" shall have the meaning assigned to such term in the Securities Purchase Agreement.

          "Commission" means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

          "Company" means, as applicable to the situation at hand, either Loral or Skynet.

          "Company Indemnified Person" has the meaning assigned to such term in
Section 7.2 hereof.

          "Company Standstill Period" has the meaning assigned to such term in
Section 5.1 hereof.

          "Demand Registration" means, as applicable to the situation at hand, a Loral Common Stock Demand Registration, a Loral Class B Common Stock Demand Registration, a Loral Series A Preferred Stock Demand Registration, a Loral Series B Preferred Stock Demand Registration, a Skynet Preferred Stock Demand Registration or a Skynet Notes Demand Registration.

          "Demand Request" has the meaning assigned to such term in Section 2.1(a) hereof.

          "DTC" means The Depository Trust Company, or any successor thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

          "Holder" means any (i) Person who owns Registrable Securities at the relevant time and is a party to this Agreement or (ii) any Additional Holder.

          "Indemnified Person" has the meaning assigned to such term in Section
7.1 hereof.

          "Indemnitee" has the meaning assigned to such term in Section 7.3 hereof.

          "Inspectors" has the meaning assigned to such term in Section 6.1(k) hereof.

          "Joining Holder" has the meaning assigned to such term in Section 2.2 hereof.

          "Loral" has the meaning assigned to such term in the introductory paragraph to this Agreement.

          "Loral Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of Loral.

          "Loral Class B Common Stock Demand Registration" has the meaning assigned to such term in Section 2.1(b) hereof.

          "Loral Common Stock" means the authorized common stock, par value $0.01 per share, of Loral.

          "Loral Common Stock Demand Registration" has the meaning assigned to such term in Section 2.1(a) hereof.

          "Loral Series A Preferred Stock" has the meaning assigned to such term in the Recitals to this Agreement.

          "Loral Series A Preferred Stock Demand Registration" has the meaning assigned to such term in Section 2.1(c) hereof.

          "Loral Series B Preferred Stock" has the meaning assigned to such term in the Recitals to this Agreement.

          "Loral Series B Preferred Stock Demand Registration" has the meaning assigned to such term in Section 2.1(d) hereof.

          "Loral Shelf Filing Deadline" has the meaning assigned to such term in
Section 4.1(a) hereof.

          "Loral Universal Shelf Registration Statement" has the meaning assigned to such term in Section 4.1(a) hereof.

          "Loss" and "Losses" have the meanings assigned to such terms in
Section 7.1 hereof.

          "Major Holder" means, with respect to a class of Registrable Securities, any Person or group of Affiliated Persons that holds a minimum of 25% of such class of Registrable Securities as of the date hereof or any Additional Holder that acquires the rights of such Person or group of Affiliated Persons in accordance with the terms of this Agreement; provided however, that any Person who holds a minimum of 25% of the Loral Series B Preferred Stock as of the date hereof shall be deemed to be a Major Holder with respect to the Loral Class B Common Stock.

          "Majority Participating Holders" means, with respect to any registration of Registrable Securities under this Agreement, the Holder or Holders at the relevant time of at least a majority of the Registrable Securities of all Holders to be included in the Registration Statement in question.

          "Material Disclosure Event" means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries, which, in the good faith determination of the Board of Directors of the Company after consultation with counsel to the Company (i) requires disclosure of material, non-public information relating to such event in any Registration Statement or related Prospectus (including documents incorporated by reference therein) so that such Registration Statement would not be materially misleading, (ii) is otherwise not required to be publicly disclosed at that time (e.g., on Forms 10-K, 8-K, or 10-Q) under applicable federal or state securities laws but for the filing of such Registration Statement or related Prospectus and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition or prospects of the Company and its subsidiaries or would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

          "NASD" has the meaning assigned to such term in Section 6.1(n) hereof.

          "Participating Holder" means any Holder on whose behalf Registrable Securities are registered pursuant to Articles II, III or IV hereof.

          "Permitted Assignee" means (a) any Affiliate of any Holder who acquires Registrable Securities from such Holder or its Affiliates; or (b) any other Person who (i) acquires any Holder's Registrable Securities in an amount of at least 2% of the total number or amount, as applicable, of outstanding securities of the applicable class of Registrable Securities calculated as of the date hereof; and (ii) shall have been designated as a Permitted Assignee by such Holder in a written notice to the Company; provided, however, that the rights of any Person designated as a Permitted Assignee referred to in the foregoing clause (b) shall be limited if, and to the extent, provided in such notice.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Piggyback Registration" has the meaning assigned to such term in
Section 3.1 hereof.

          "Plan" has the meaning assigned to such term in the Recitals to this Agreement.

          "Prospectus" means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

          "Records" has the meaning assigned to such term in Section 6.1(k) hereof.

          The terms "register," "registered" and "registration" mean a registration effected by preparing and filing with the Commission a Registration Statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such Registration Statement under the Securities Act.

          "Registrable Securities" means (i) the shares of Loral Common Stock held by any of the Holders (or their respective Affiliates and successors or Permitted Assignees) now or at any time in the future, including shares of Loral Common Stock issued upon the conversion or exchange of any shares of Loral Series A Preferred Stock, Loral Series B Preferred Stock or Loral Class B Common Stock ("Registrable Loral Common Stock"), (ii) the shares of Loral Class B Common Stock held by any of the Holders (or their respective Affiliates and successors or Permitted Assignees) at any time in the future ("Registrable Loral Class B Common Stock"), (iii) the shares of Loral Series A Preferred Stock held by any of the Holders (or their respective Affiliates and successors or Permitted Assignees) now or at any time in the future ("Registrable Loral Series A Preferred Stock"), (iv) the shares of Loral Series B Preferred Stock held by any of the Holders (or their respective Affiliates and successors or Permitted Assignees) now or at any time in the future ("Registrable Loral Series B Preferred Stock"), (v) the shares of Skynet Preferred Stock held by any of the Holders (or their respective Affiliates and successors or Permitted Assignees) now or at any time in the future ("Registrable Skynet Preferred Stock"),

(vi) any Skynet Notes held by any of the Holders (or their respective Affiliates and successors or Permitted Assignees) now or at any time in the future ("Registrable Skynet Notes"), and (vii) any securities that may be issued or distributed or be issuable in respect thereof, including by way of stock dividend, stock split or other similar distribution, payment in kind with respect to any interest payment, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing; provided, however, that as to any Registrable Securities, such securities shall cease to constitute "Registrable Securities" for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant such Registration Statement, (ii) such securities are distributed pursuant to Rule 144, (iii) such securities are otherwise sold or transferred (other than in a transaction under clause (i) or (ii) above) by a Person in a transaction in which such Person's rights under this Agreement are not assigned,
(iv) such securities are no longer outstanding, (v) such securities are sold or transferred by the beneficial owner of such securities pursuant to Rule 144(k) and new certificates for such securities not bearing a legend restricting transfer under the Securities Act shall have been delivered to the Holder thereof by the Company, or (vi) such securities are, in the reasonable determination of the Holder thereof, otherwise freely-transferable by such Holder without any restriction under the Securities Act at the time such Holder desires to sell or transfer such securities. For purposes of this Agreement, a "class" of Registrable Securities shall mean all securities with the same terms and a "percentage" (or a "majority") of the Registrable Securities (or, where applicable, of any other securities) shall be determined (x) based on the number of shares of such securities, in the case of Registrable Securities which are equity securities, and (y) based on the principal amount of such securities, in the case of Registrable Securities which are debt securities.

          "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

          "Requesting Holder" has the meaning assigned to such term in Section 2.1(f) hereof.

          "Requesting Loral Class B Common Stockholder" has the meaning assigned to such term in Section 2.1(b) hereof.

          "Requesting Loral Common Stockholder" has the meaning assigned to such term in Section 2.1(a) hereof.

          "Requesting Loral Series A Preferred Stockholder" has the meaning assigned to such term in Section 2.1(c) hereof.

          "Requesting Loral Series B Preferred Stockholder" has the meaning assigned to such term in Section 2.1(d) hereof.

          "Requesting Skynet Noteholder" has the meaning assigned to such term in Section 2.1(f) hereof.

          "Requesting Skynet Preferred Stockholder" has the meaning assigned to such term in Section 2.1(e) hereof.

          "Required Filing Date" has the meaning assigned to such term in
Section 2.1(a) hereof.

          "Required Period" has the meaning assigned to such term in Section 4.2 hereof.

          "Rights Offering" has the meaning assigned to such term in the Recitals to this Agreement.

          "Rule 144" means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

          "Rule 144(k)" means Rule 144(k) (or any similar provision then in force) promulgated under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

          "Securities Purchase Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

          "Shelf Registration Statement" means, as applicable to the situation at hand, a Loral Universal Shelf Registration Statement, a Skynet Preferred Stock Shelf Registration Statement or a Skynet Notes Shelf Registration Statement.

          "Skynet" has the meaning assigned to such term in the introductory paragraph to this Agreement.

          "Skynet Notes" means the senior secured notes issued by Skynet in connection with the Rights Offering and the Backstop Commitment Agreement.

          "Skynet Notes Demand Registration" has the meaning assigned to such term in Section 2.1(f) hereof.

          "Skynet Notes Shelf Registration Statement" has the meaning assigned to such term in Section 4.1(b) hereof.

          "Skynet Notes Shelf Request" has the meaning assigned to such term in
Section 4.1(b) hereof.

          "Skynet Preferred Stock" means the authorized non-convertible preferred stock, par value $0.01 per share, of Skynet.

          "Skynet Preferred Stock Demand Registration" has the meaning assigned to such term in Section 2.1(e) hereof.

          "Skynet Preferred Stock Shelf Registration Statement" has the meaning assigned to such term in Section 4.1(b) hereof.

          "Skynet Preferred Stock Shelf Request" has the meaning assigned to such term in Section 4.1(b) hereof.

          "Suspension Notice" has the meaning assigned to such term in Section
5.2 hereof.

          "Suspension Period" has the meaning assigned to such term in Section
5.2 hereof.

          "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

          "Underwritten Offering Standstill Period" has the meaning assigned to such term in Section 3.2(c) hereof.

     1.2 GENERAL INTERPRETIVE PRINCIPLES. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to Sections refer to Sections of this Agreement. The words "include," "includes" and "including," when used in this Agreement, shall be deemed to be followed by the words "without limitation."

                                   ARTICLE II

                               DEMAND REGISTRATION

     2.1 REQUEST FOR REGISTRATION.

          (a) Loral Common Stock. Subject to the provisions contained in this
Section 2.1(a) and in Sections 5.2 and 5.3 hereof, any Major Holder may, from time to time (each, a "Requesting Loral Common Stockholder"), make a request in writing (a "Demand Request") that Loral effect the registration under the Securities Act of any specified number of shares of Registrable Loral Common Stock held by the Requesting Loral Common Stockholders (a "Loral Common Stock Demand Registration"); provided, however, that Loral shall in no event be required to effect:

               (i) subject to subsection (g) below, more than three (3) Loral Common Stock Demand Registrations in total;

               (ii) more than two (2) Loral Common Stock Demand Registrations in any 12-month period;

               (iii) subject to Loral's compliance with its obligations under
Article III hereof, any Loral Common Stock Demand Registration during the period commencing with Loral's issuance of a notice to the Holders pursuant to Section
3.1 hereof of a proposed registration of an Underwritten Offering of equity securities of Loral for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan), continuing while Loral uses reasonable efforts to pursue such registered Underwritten Offering, and ending upon the earliest to occur of: (A) forty five (45) days immediately following Loral's issuance of the notice of such proposed registered Underwritten Offering pursuant to Section 3.1 hereof, unless, within such 45-day period, Loral shall have (x) filed the Registration Statement for such proposed Underwritten Offering, or (y) issued a press release disclosing such proposed Underwritten Offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act thereby enabling the Holders to sell their Registrable Loral Common Stock pursuant to the Loral Universal Shelf Registration Statement; (B) the abandonment, cessation or withdrawal of such proposed registered Underwritten Offering; or (C) 90 days immediately following the effective date of the Registration Statement pertaining to such Underwritten Offering; and

               (iv) any Loral Common Stock Demand Registration if the Loral Universal Shelf Registration Statement is then effective, and such Loral Universal Shelf Registration Statement may be utilized by the Requesting Loral Common Stockholder for the offering and sale of any of its Registrable Loral Common Stock without a requirement under the Commission's rules and regulations for a post-effective amendment thereto.

     Subject to the provisions contained in this Section 2.1(a) and in Sections
5.2 and 5.3 hereof, upon receipt of a Demand Request, Loral shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than 60 days after receiving a Demand Request (the "Required Filing Date"), such shares of Registrable Loral Common Stock as may be requested by such Requesting Loral Common Stockholders in their Demand Request together with any other Registrable Loral Common Stock as requested by Joining Holders joining in such request pursuant to Section 2.2 hereof. Loral shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing. If Loral issues a notice of a proposed Underwritten Offering of equity securities of Loral for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such offering, Loral shall not issue a notice of a subsequent proposed registration of an Underwritten Offering of equity securities of Loral for its own account pursuant to Section 3.1 hereof until the Loral Universal Shelf Registration Statement is first declared effective.

          (b) Loral Class B Common Stock. Subject to the provisions contained in this Section 2.1(b) and in Sections 5.2 and 5.3 hereof, any Major Holder may, from time to time (each, a "Requesting Loral Class B Common Stockholder"), make a Demand Request that Loral effect the registration under the Securities Act of any specified number of shares of Registrable Loral Class B Common Stock held by the Requesting Loral Class B Common Stockholders (a

"Loral Class B Common Stock Demand Registration"); provided, however, that Loral shall in no event be required to effect:

               (i) subject to subsection (g) below, more than three (3) Loral Class B Common Stock Demand Registrations in total;

               (ii) more than two (2) Loral Class B Common Stock Demand Registrations in any 12-month period;

               (iii) subject to Loral's compliance with its obligations under
Article III hereof, any Loral Class B Common Stock Demand Registration during the period commencing with Loral's issuance of a notice to the Holders pursuant to Section 3.1 hereof of a proposed registration of an Underwritten Offering of equity securities of Loral for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan), continuing while Loral uses reasonable efforts to pursue such registered Underwritten Offering, and ending upon the earliest to occur of: (A) forty five (45) days immediately following Loral's issuance of the notice of such proposed registered Underwritten Offering pursuant to Section 3.1 hereof, unless, within such 45-day period, Loral shall have (x) filed the Registration Statement for such proposed Underwritten Offering, or (y) issued a press release disclosing such proposed Underwritten Offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act thereby enabling the Holders to sell their Registrable Loral Class B Common Stock pursuant to the Loral Universal Shelf Registration Statement; (B) the abandonment, cessation or withdrawal of such proposed registered Underwritten Offering; or (C) 90 days immediately following the effective date of the Registration Statement pertaining to such Underwritten Offering; and

               (iv) any Loral Class B Common Stock Demand Registration if the Loral Universal Shelf Registration Statement is then effective, and such Loral Class B Universal Registration Statement may be utilized by the Requesting Loral Class B Common Stockholder for the offering and sale of any of its Registrable Loral Class B Common Stock without a requirement under the Commission's rules and regulations for a post-effective amendment thereto.

     Subject to the provisions contained in this Section 2.1(b) and in Sections
5.2 and 5.3 hereof, upon receipt of a Demand Request, Loral shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than the Required Filing Date, such shares of Registrable Loral Class B Common Stock as may be requested by such Requesting Loral Class B Common Stockholders in their Demand Request together with any other Registrable Loral Class B Common Stock as requested by Joining Holders joining in such request pursuant to Section 2.2 hereof. Loral shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing. If Loral issues a notice of a proposed Underwritten Offering of equity securities of Loral for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such offering, Loral shall not issue a notice of a subsequent proposed registration of an Underwritten Offering of equity securities of Loral for its own account pursuant to Section 3.1 hereof until the Loral Universal Shelf Registration Statement is first declared effective.

          (c) Loral Series A Preferred Stock. Subject to the provisions contained in this Section 2.1(c) and in Sections 5.2 and 5.3 hereof, any Major Holder may, from time to time (each, a "Requesting Loral Series A Preferred Stockholder"), make a Demand Request that Loral effect the registration under the Securities Act of any specified number of shares of Registrable Loral Series A Preferred Stock held by the Requesting Loral Series A Preferred Stockholders (a "Loral Series A Preferred Stock Demand Registration"); provided, however, that Loral shall in no event be required to effect:

               (i) subject to subsection (g) below, more than three (3) Loral Series A Preferred Stock Demand Registrations in total;

               (ii) more than two (2) Loral Series A Preferred Stock Demand Registrations in any 12-month period;

               (iii) subject to Loral's compliance with its obligations under
Article III hereof, any Loral Series A Preferred Stock Demand Registration during the period commencing with Loral's issuance of a notice to the Holders pursuant to Section 3.1 hereof of a proposed registration of an Underwritten Offering of equity securities of Loral for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan), continuing while Loral uses reasonable efforts to pursue such registered Underwritten Offering, and ending upon the earliest to occur of: (A) forty five
(45) days immediately following Loral's issuance of the notice of such proposed registered Underwritten Offering pursuant to Section 3.1 hereof, unless, within such 45-day period, Loral shall have (x) filed the Registration Statement for such proposed Underwritten Offering, or (y) issued a press release disclosing such proposed Underwritten Offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act thereby enabling the Holders to sell their Registrable Loral Series A Preferred Stock pursuant to the Loral Universal Shelf Registration Statement; (B) the abandonment, cessation or withdrawal of such proposed registered Underwritten Offering; or (C) 90 days immediately following the effective date of the Registration Statement pertaining to such Underwritten Offering; and

               (iv) any Loral Series A Preferred Stock Demand Registration if the Loral Universal Shelf Registration Statement is then effective, and such Loral Universal Shelf Registration Statement may be utilized by the Requesting Loral Series A Preferred Stockholder for the offering and sale of any of its Registrable Loral Series A Preferred Stock without a requirement under the Commission's rules and regulations for a post-effective amendment thereto.

     Subject to the provisions contained in this Section 2.1(c) and in Sections
5.2 and 5.3 hereof, upon receipt of a Demand Request, Loral shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission by the Required Filing Date, such shares of Registrable Loral Series A Preferred Stock as may be requested by such Requesting Loral Series A Preferred Stockholders in their Demand Request together with any other Registrable Loral Series A Preferred Stock as requested by Joining Holders joining in such request pursuant to Section 2.2 hereof. Loral shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing. If Loral issues a notice of a proposed Underwritten

Offering of equity securities of Loral for its own account pursuant to Section
3.1 hereof and subsequently abandons, ceases or withdraws such offering, Loral shall not issue a notice of a subsequent proposed registration of an Underwritten Offering of equity securities of Loral for its own account pursuant to Section 3.1 hereof until the Loral Universal Shelf Registration Statement is first declared effective.

          (d) Loral Series B Preferred Stock. Subject to the provisions contained in this Section 2.1(d) and in Sections 5.2 and 5.3 hereof, any Major Holder may, from time to time (each, a "Requesting Loral Series B Preferred Stockholder"), make a Demand Request that Loral effect the registration under the Securities Act of any specified number of shares of Registrable Loral Series B Preferred Stock held by the Requesting Loral Series B Preferred Stockholders (a "Loral Series B Preferred Stock Demand Registration"); provided, however, that Loral shall in no event be required to effect:

               (i) subject to subsection (g) below, more than three (3) Loral Series B Preferred Stock Demand Registrations in total;

               (ii) more than two (2) Loral Series B Preferred Stock Demand Registrations in any 12-month period;

               (iii) subject to Loral's compliance with its obligations under
Article III hereof, any Loral Series B Preferred Stock Demand Registration during the period commencing with Loral's issuance of a notice to the Holders pursuant to Section 3.1 hereof of a proposed registration of an Underwritten Offering of equity securities of Loral for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan), continuing while Loral uses reasonable efforts to pursue such registered Underwritten Offering, and ending upon the earliest to occur of: (A) forty five
(45) days immediately following Loral's issuance of the notice of such proposed registered Underwritten Offering pursuant to Section 3.1 hereof, unless, within such 45-day period, Loral shall have (x) filed the Registration Statement for such proposed Underwritten Offering, or (y) issued a press release disclosing such proposed Underwritten Offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act thereby enabling the Holders to sell their Registrable Loral Series B Preferred Stock pursuant to the Loral Universal Shelf Registration Statement; (B) the abandonment, cessation or withdrawal of such proposed registered Underwritten Offering; or (C) 90 days immediately following the effective date of the Registration Statement pertaining to such Underwritten Offering; and

               (iv) any Loral Series B Preferred Stock Demand Registration if the Loral Universal Shelf Registration Statement is then effective, and such Loral Universal Shelf Registration Statement may be utilized by the Requesting Loral Series B Preferred Stockholder for the offering and sale of any of its Registrable Loral Series B Preferred Stock without a requirement under the Commission's rules and regulations for a post-effective amendment thereto.

          Subject to the provisions contained in this Section 2.1(d) and in Sections 5.2 and 5.3 hereof, upon receipt of a Demand Request, Loral shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission by the

Required Filing Date, such shares of Registrable Loral Series B Preferred Stock as may be requested by such Requesting Loral Series B Preferred Stockholders in their Demand Request together with any other Registrable Loral Series B Preferred Stock as requested by Joining Holders joining in such request pursuant to Section 2.2 hereof. Loral shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing. If Loral issues a notice of a proposed Underwritten Offering of equity securities of Loral for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such offering, Loral shall not issue a notice of a subsequent proposed registration of an Underwritten Offering of equity securities of Loral for its own account pursuant to Section 3.1 hereof until the Loral Universal Shelf Registration Statement is first declared effective.

          (e) Skynet Preferred Stock. Subject to the provisions contained in this Section 2.1(e) and in Sections 5.2 and 5.3 hereof, any Major Holder may, from time to time (each, a "Requesting Skynet Preferred Stockholder"), make a Demand Request that Skynet effect the registration under the Securities Act of any specified number of shares of Registrable Skynet Preferred Stock held by the Requesting Skynet Preferred Stockholders (a "Skynet Preferred Stock Demand Registration"); provided, however, that Skynet shall in no event be required to effect:

               (i) subject to subsection (g) below, more than three (3) Skynet Preferred Stock Demand Registrations in total;

               (ii) more than two (2) Skynet Preferred Stock Demand Registrations in any 12-month period;

               (iii) subject to Skynet's compliance with its obligations under
Article III hereof, any Skynet Preferred Stock Demand Registration during the period commencing with Skynet's issuance of a notice to the Holders pursuant to
Section 3.1 hereof of a proposed registration of an Underwritten Offering of equity securities of Skynet for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan), continuing while Skynet uses reasonable efforts to pursue such registered Underwritten Offering, and ending upon the earliest to occur of: (A) forty five
(45) days immediately following Skynet's issuance of the notice of such proposed registered Underwritten Offering pursuant to Section 3.1 hereof, unless, within such 45-day period, Skynet shall have (x) filed the Registration Statement for such proposed Underwritten Offering, or (y) issued a press release disclosing such proposed Underwritten Offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act thereby enabling the Holders to sell their Registrable Skynet Preferred Stock pursuant to the Skynet Preferred Stock Shelf Registration Statement (if any); (B) the abandonment, cessation or withdrawal of such proposed registered Underwritten Offering; or (C) 90 days immediately following the effective date of the Registration Statement pertaining to such Underwritten Offering; and

               (iv) any Skynet Preferred Stock Demand Registration if the Skynet Preferred Stock Shelf Registration Statement is then effective, and such Skynet Preferred Stock Shelf Registration Statement may be utilized by the Requesting Skynet Preferred Stockholder for the offering and sale of any of its Registrable Skynet Preferred Stock without a requirement under the Commission's rules and regulations for a post-effective amendment thereto.

     Subject to the provisions contained in this Section 2.1(e) and in Sections
5.2 and 5.3 hereof, upon receipt of a Demand Request, Skynet shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission by the Required Filing Date, such shares of Registrable Skynet Preferred Stock as may be requested by such Requesting Skynet Preferred Stockholders in their Demand Request together with any other Registrable Skynet Preferred Stock as requested by Joining Holders joining in such request pursuant to Section 2.2 hereof. Skynet shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing. Notwithstanding anything to the contrary contained herein, a Major Holder may make a Demand Request that Skynet effect the registration of Skynet Preferred Stock and Skynet Notes in a single Registration Statement and such Demand Request shall be counted, in the sole discretion of such Major Holder, as either a Skynet Preferred Stock Demand Registration or a Skynet Notes Demand Registration.

          (f) Skynet Notes. Subject to the provisions contained in this Section 2.1(f) and in Sections 5.2 and 5.3 hereof, any Major Holder may, from time to time (each, a "Requesting Skynet Noteholder," and collectively with a Requesting Loral Common Stockholder, a Requesting Loral Class B Common Stockholder, a Requesting Loral Series A Preferred Stockholder, a Requesting Loral Series B Preferred Stockholder and a Requesting Skynet Preferred Stockholder, as the case may be, a "Requesting Holder"), make a Demand Request that Skynet effect the registration under the Securities Act of any specified principal amount of Registrable Skynet Notes held by the Requesting Skynet Noteholders (a "Skynet Notes Demand Registration," and collectively with a Loral Common Stock Demand Registration, a Loral Class B Common Stock Demand Registration, a Loral Series A Preferred Stock Demand Registration, a Loral Series B Preferred Stock Demand Registration and a Skynet Preferred Stock Demand Registration, as the case may be, a "Demand Registration"); provided, however, that Skynet shall in no event be required to effect:

               (i) subject to subsection (g) below, more than three (3) Skynet Notes Demand Registrations in total;

               (ii) more than two (2) Skynet Notes Demand Registrations in any 12-month period;

               (iii) subject to Skynet's compliance with its obligations under
Article III hereof, any Skynet Notes Demand Registration during the period commencing with Skynet's issuance of a notice to the Holders pursuant to Section
3.1 hereof of a proposed registration of an Underwritten Offering of debt securities of Skynet for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan), continuing while Skynet uses reasonable efforts to pursue such registered Underwritten Offering, and ending upon the earliest to occur of: (A) forty five (45) days immediately following Skynet's issuance of the notice of such proposed registered Underwritten Offering pursuant to Section 3.1 hereof, unless, within such 45-day period, Skynet shall have (x) filed the Registration Statement for such proposed Underwritten

Offering, or (y) issued a press release disclosing such proposed Underwritten Offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act thereby enabling the Holders to sell their Registrable Skynet Notes pursuant to the Skynet Notes Shelf Registration Statement; (B) the abandonment, cessation or withdrawal of such proposed registered Underwritten Offering; or (C) 90 days immediately following the effective date of the Registration Statement pertaining to such Underwritten Offering; and

               (iv) any Skynet Notes Demand Registration if the Skynet Notes Shelf Registration Statement is then effective, and such Skynet Notes Shelf Registration Statement may be utilized by the Requesting Skynet Noteholder for the offering and sale of any of its Registrable Skynet Notes without a requirement under the Commission's rules and regulations for a post-effective amendment thereto.

     Subject to the provisions contained in this Section 2.1(f) and in Sections
5.2 and 5.3 hereof, upon receipt of a Demand Request, Skynet shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission by the Required Filing Date, such principal amount of Registrable Skynet Notes as may be requested by such Requesting Skynet Noteholders in their Demand Request together with any other Registrable Skynet Notes as requested by Joining Holders joining in such request pursuant to
Section 2.2 hereof. Skynet shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing. Notwithstanding anything to the contrary contained herein, a Major Holder may make a Demand Request that Skynet effect the registration of Skynet Preferred Stock and Skynet Notes in a single Registration Statement and such Demand Request shall be counted, in the sole discretion of such Major Holder, as a Skynet Preferred Stock Demand Registration or a Skynet Notes Demand Registration.

          (g) Additional Demand Registration Rights. Notwithstanding and without prejudice to the provisions of subsections (a)(i), (b)(i), (c)(i), (d)(i),
(e)(i) and (f)(1) above, in addition to the Demand Requests permitted under such subsections, any Major Holder may make at any time and the Company shall effect an aggregate of two (2), but not more than two (2), additional Demand Requests for any of a Loral Common Stock Demand Registration, a Loral Class B Common Stock Demand Registration, a Loral Series A Preferred Stock Demand Registration, a Loral Series B Preferred Stock Demand Registration, a Skynet Preferred Stock Demand Registration or a Skynet Notes Demand Registration.

     2.2 JOINING HOLDERS. If at any time the Company proposes to register Registrable Securities for the account of the Requesting Holders pursuant to
Section 2.1 hereof, then (i) the Company shall give, or cause to be given, written notice of such proposed filing to all the Holders of such class of Registrable Securities as soon as practicable (but in no event less than 30 days before the anticipated filing date). Upon the written request of any Holder, received by the Company no later than the 10th Business Day after receipt by such Holder of the notice sent by the Company (each such Holder, a "Joining Holder"), to register, on the same terms and conditions as the securities otherwise being sold pursuant to such Demand Registration, any of its Registrable Securities of the same class as the securities otherwise being sold pursuant to such Demand Registration, the Company shall use its reasonable efforts to cause such Registrable Securities to be included in the Registration Statement proposed to be filed by the Company on the same terms and conditions as any securities of the same class included therein. All such requests by Joining Holders shall specify the aggregate amount and class of Registrable Securities to be registered and the intended method of distribution of the same.

     2.3 EFFECTIVE REGISTRATION. A registration shall not count as a Demand Registration under this Agreement (i) unless the related Registration Statement has been declared effective under the Securities Act and has remained effective until such time as all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than 180 days after such Registration Statement becomes effective not including any Suspension Period) and if, after it has become effective, an offering of Registrable Securities pursuant to a Registration Statement is not terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, or (ii) if pursuant to Section 2.5 hereof, the Requesting Holders and Joining Holders are cut back to fewer than 75% of the Registrable Securities requested to be registered and at the time of the request there was not in effect a Shelf Registration Statement.

     2.4 UNDERWRITTEN OFFERINGS. If the Majority Participating Holders who are included in any offering pursuant to a Demand Registration so elect, such offering shall be in the form of an Underwritten Offering. With respect to any such Underwritten Offering pursuant to a Demand Registration, the Company shall select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Majority Participating Holders.

     2.5 PRIORITY ON DEMAND REGISTRATIONS. With respect to any Underwritten Offering of Registrable Securities pursuant to a Demand Registration, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holders and Joining Holders shall be included in a Demand Registration unless the managing underwriter advises the Requesting Holders in writing (or, in the case of a Demand Registration not being underwritten, the Majority Participating Holders determine) that the inclusion of such securities shall not adversely affect the price or success of the offering (an "Adverse Effect") and the Majority Holder making such Demand Request reasonably agrees. Furthermore, in the event that the managing underwriter advises the Requesting Holders in writing (or the Majority Participating Holders determine) that the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders and Joining Holders is sufficiently large (even after exclusion of all securities of any other Person pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders and Joining Holders pro rata for each Holder based on the percentage derived by dividing (i) the number of Registrable Securities that each such Holder requested to be included in such Demand Registration by (ii) the aggregate number of Registrable Securities that all Requesting Holders and Joining Holders requested to be included in such Demand Registration; provided, however, that if, as a result of such proration, any Requesting Holder or Joining Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (b) such withdrawal or reduction shall be irrevocable.

     2.6 WITHDRAWAL AND CANCELLATION OF REGISTRATION. Any Participating Holder may withdraw its Registrable Securities from a Demand Registration at any time and any Majority Participating Holders shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Article II in accordance with Section 3.3 hereof when the request for cancellation is based upon material adverse information relating to the Company that is different from the information known to the Participating Holders at the time of the Demand Request. Upon such cancellation, the Company shall cease all efforts to secure registration and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose; provided, however that notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with such cancelled registration through the date that is seven days after the time such information became known to the Participating Holders, to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof.

     2.7 REGISTRATION STATEMENT FORM. Registrations under this Article II shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Holders of a majority of each class of Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders' requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a registration statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter or underwriters shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a registration statement on Form S-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

                                   ARTICLE III

                            PIGGYBACK REGISTRATIONS.

     3.1 HOLDER PIGGYBACK REGISTRATION. If the Company proposes to file a Registration Statement with respect to an offering of its securities (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give written notice of such proposed filing to the Holders not less than 21 days before the anticipated filing date, describing in reasonable detail the proposed registration (including the number and class of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such Registration Statement), and offering such Holders the opportunity to register such number of Registrable Securities of the same class as those being registered by the Company as each such Holder may request in writing (each a "Piggyback Registration"). Upon the written request of any Holder, received by the Company no later than ten (10) Business Days after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of such Holder's Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company shall use its reasonable efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the Registration Statement proposed to be filed by the Company on the same terms and conditions as the securities otherwise being sold pursuant to such registration; provided, however, that, notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related Registration Statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering and the Company shall incur no liability for its failure to complete any such offering.

     3.2 PRIORITY ON PIGGYBACK REGISTRATIONS.

          (a) If the managing underwriter or underwriters for the related Piggyback Registration Underwritten Offering (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) advises the Holders in writing that the inclusion of such Registrable Securities would cause an Adverse Effect, then the Company shall be obligated to include in such Registration Statement only that number of Registrable Securities which, in the judgment of the managing underwriter (or the Company in good faith, as applicable), would not have an Adverse Effect; provided, however, that no such reduction shall reduce the aggregate amount of Registrable Securities included in such Registration Statement for the benefit of the requesting Holders to less than:

               (i) in the case of Loral Common Stock, Loral Class B Common Stock, Loral Series A Preferred Stock, and Loral Series B Preferred Stock (A) any time that the Loral Universal Shelf Registration Statement is not effective or the Holders may not otherwise utilize the Loral Universal Shelf Registration Statement for the offering and sale of their Registrable Loral Common Stock, Registrable Loral Class B Common Stock, Registrable Loral Series A Preferred Stock or Registrable Loral Series B Preferred Stock, all of the shares of Registrable Loral Common Stock, Registrable Loral Class B Common Stock, Registrable Loral Series A Preferred Stock or Registrable Loral Series B Preferred Stock, respectively, requested by the Holders to be included in such Registration Statement (but up to the maximum amount of the securities to be sold in the related Underwritten Offering), and (B) any time that the Loral Universal Shelf Registration Statement is effective and the Holders may utilize the Loral Universal Shelf Registration Statement for the offering and sale of their Registrable Loral Common Stock, Registrable Loral Class B Common Stock, Registrable Loral Series A Preferred

Stock or Registrable Loral Series B Preferred Stock, fifty percent (50%) of the total number of securities that are included in each such Registration Statement thereafter;

               (ii) in the case of Skynet Preferred Stock (A) any time that the Skynet Preferred Stock Shelf Registration Statement is not effective or the Holders may not otherwise utilize the Skynet Preferred Stock Shelf Registration Statement for the offering and sale of their Registrable Skynet Preferred Stock, all of the shares of Registrable Skynet Preferred Stock requested by the Holders to be included in such Registration Statement (but up to the maximum amount of the securities to be sold in the related Underwritten Offering), and (B) any time that the Skynet Preferred Stock Shelf Registration Statement is effective and the Holders may utilize the Skynet Preferred Stock Shelf Registration Statement for the offering and sale of their Registrable Skynet Preferred Stock, fifty percent (50%) of the total number of securities that are included in each such Registration Statement thereafter, and

               (iii) in the case of Skynet Notes (A) any time that the Skynet Notes Shelf Registration Statement is not effective or the Holders may not otherwise utilize the Skynet Notes Shelf Registration Statement for the offering and sale of their Registrable Skynet Notes, all of the principal amount of Registrable Skynet Notes requested by the Holders to be included in such Registration Statement (but up to the maximum amount of the securities to be sold in the related Underwritten Offering), and (B) any time that the Skynet Notes Shelf Registration Statement is effective and the Holders may utilize the Skynet Notes Shelf Registration Statement for the offering and sale of their Registrable Skynet Notes, fifty percent (50%) of the total number of securities that are included in each such Registration Statement thereafter.

               (iv) Any partial reduction in the number of Registrable Securities to be included in a Registration Statement pursuant to the immediately preceding sentence shall be affected by allocating the number of Registrable Securities to be included in such Registration Statement, among all the Holders requesting to be included in such Registration Statement pursuant to
Section 3.1 hereof, pro rata based for each Holder on the percentage derived by dividing (i) the number of Registrable Securities that each such Holder requested to be included in such Registration Statement by (ii) the aggregate number of Registrable Securities that all Holders requested to be included in such Registration Statement; provided, however, that if, as a result of such proration, any Holder requesting to be included in such Registration Statement pursuant to Section 3.1 hereof shall not be entitled to include in a registration all Registrable Securities of the class that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included in accordance with Section 3.3 hereof.

          (b) In the case of Loral Common Stock only, subject to Loral's compliance with its obligations under this Article III, if prior to the filing or effectiveness of the Loral Universal Shelf Registration Statement, Loral initiates a proposal to register an Underwritten Offering of securities for its own account pursuant to this Article III and the Holders shall be afforded the right (whether or not exercised by the Holders) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of this Article III, then the proposed registration for the account of Loral pursuant to this Article III shall be given priority in all respects.

          (c) Notwithstanding the foregoing, during the Underwritten Offering Standstill Period, Loral shall not initiate a proposal to register or otherwise conduct an Underwritten Offering of equity securities of the Company for its own account. The "Underwritten Offering Standstill Period" shall mean the period commencing on June 1, 2006 and terminating on March 1, 2007; provided, however, that in the event that Loral files the Loral Universal Shelf Registration Statement at any time prior to March 1, 2007, the Underwritten Offering Standstill Period shall be extended by such number of days equal to the number of days between the date of the filing and the date of the declaration by the Commission of effectiveness of the Loral Universal Stock Shelf Registration Statement.

     3.3 WITHDRAWALS. Each Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Article III by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable.

     3.4 UNDERWRITTEN OFFERINGS.

          (a) In connection with the exercise of any registration rights granted to Holders pursuant to this Article III, if the registration is to be effected by means of an Underwritten Offering, the Company may condition participation in such registration by any such Holder upon inclusion of the Registrable Securities being so registered in such underwriting and such Holder's entering into an underwriting agreement pursuant to Section 6.2(d) hereof.

          (b) With respect to any offering of Registrable Securities pursuant to this Article III in the form of an Underwritten Offering, the Company shall select an investment banking firm of national standing to be the managing underwriter for the offering.

                                   ARTICLE IV

                               SHELF REGISTRATION

     4.1 SHELF REGISTRATION FILING.

          (a) Loral Common Stock, Loral Class B Common Stock, Loral Series A Preferred Stock and Loral Series B Preferred Stock. Subject to the provisions contained in this Section 4.1(a) and in Sections 3.2(b), 5.2 and 5.3 hereof, upon the earlier of the first Business Day occurring seven (7) days following
(i) receipt of a written request from any Major Holder to file with the Commission a Registration Statement (the "Loral Universal Shelf Registration Statement") relating to the offer and sale of all of the shares of Registrable Loral Common Stock, Registrable Loral Class B Common Stock, Registrable Loral Series A Preferred Stock and Registrable Loral Series B Preferred Stock by the Holders to the public, from time to time, on a delayed or continuous basis, and
(ii) any determination by the Board of Directors of Loral to file the Loral Universal Shelf Registration Statement (the "Loral Shelf Filing Deadline"), Loral shall file with the Commission the Loral Universal Shelf Registration Statement; provided, however, that in either case, if Loral is unable to obtain the Auditor Consent within such seven (7) day period, such seven (7) day period shall be extended until two (2) days after receipt by Loral of the Auditor Consent. Loral shall use its reasonable best efforts to obtain the Auditor Consent as promptly as practicable after the earlier of receipt of the written request pursuant to clause (i) or the determination of the Board of Directors pursuant to clause (ii). Subject to the provisions contained in this Section 4.1(a) and in Sections 3.2(b), 5.2 and 5.3 hereof, Loral shall use its reasonable efforts to cause the Loral Universal Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof with the Commission. Any registration effected pursuant to clause (i) above shall not be deemed to constitute a Loral Common Stock Demand Registration, a Loral Class B Common Stock Demand Registration, a Loral Series A Preferred Stock Demand Registration or a Loral Series B Preferred Stock Demand Registration. The Loral Universal Shelf Registration Statement shall specify the intended method of distribution of the subject Registrable Loral Common Stock, Registrable Loral Class B Common Stock, Registrable Loral Series A Preferred Stock and Registrable Loral Series B Preferred Stock substantially in the form of Exhibit A attached hereto. Loral shall file the Loral Universal Shelf Registration Statement on Form S-3 or, if Loral or the offering of the Registrable Loral Common Stock, Registrable Loral Class B Common Stock, Registrable Loral Series A Preferred Stock or Registrable Loral Series B Preferred Stock does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, however, that if the Loral Universal Shelf Registration Statement is not filed on Form S-3, Loral shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Loral Universal Shelf Registration Statement to convert it to Form S-3. Notwithstanding the foregoing, subject to Loral's compliance with its obligations under Article III hereof, Loral shall not be obligated to take any action to effect the Loral Universal Shelf Registration Statement or any amendment thereto during the following periods commencing:

               (i) with Loral's issuance of a notice to the Holders pursuant to
Section 3.1 hereof of a proposed registration of an Underwritten Offering of equity securities of Loral for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan), continuing while Loral uses reasonable efforts to pursue such registered Underwritten Offering, and ending upon the earliest to occur of: (A) forty five (45) days immediately following Loral's issuance of the notice of such proposed registered Underwritten Offering pursuant to Section 3.1 hereof, unless, within such 45-day period, Loral shall have (x) filed the Registration Statement for such proposed Underwritten Offering, or (y) issued a press release disclosing such proposed Underwritten Offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act thereby enabling the Holders to sell their Registrable Loral Common Stock, Registrable Loral Class B Common Stock, Registrable Loral Series A Preferred Stock and Registrable Loral Series B Preferred Stock pursuant to the Loral Universal Shelf Registration Statement; (B) the abandonment, cessation or withdrawal of such proposed registered Underwritten Offering; or (C) 90 days immediately following the effective date of the Registration Statement pertaining to such Underwritten Offering; and

               (ii) on the effective date of a Registration Statement for an Underwritten Offering of equity securities of Loral for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) and ending 90 days immediately
following the effective date of the Registration Statement pertaining to such Underwritten Offering.

     If Loral issues a notice of a proposed Underwritten Offering of equity securities of Loral for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such offering, Loral shall not issue a notice of a subsequent proposed registration of an Underwritten Offering of equity securities of Loral for its own account pursuant to Section 3.1 hereof until the Loral Universal Shelf Registration Statement is first declared effective.

          (b) Skynet. Subject to the provisions contained in this Section 4.1(b) and in Sections 5.2 and 5.3 hereof, any Major Holder may, from time to time, request in writing (each a "Skynet Preferred Stock Shelf Request," or a "Skynet Notes Shelf Request," as applicable) that Skynet file with the Commission a Registration Statement (the "Skynet Preferred Stock Shelf Registration Statement," or the "Skynet Notes Shelf Registration Statement," as applicable) relating to the offer and sale of all of the shares of Registrable Skynet Preferred Stock or all of the Registrable Skynet Notes, as applicable, by the Holders to the public, from time to time, on a delayed or continuous basis; provided, however, that Skynet shall in no event be required to effect more than one (1) Skynet Preferred Stock Shelf Registration Statement and more than one
(1) Skynet Notes Shelf Registration Statement. Subject to the provisions contained in this Section 4.1(b) and in Sections 5.2 and 5.3 hereof, upon receipt of a Skynet Preferred Stock Shelf Request or a Skynet Notes Shelf Request, as applicable, Skynet shall cause such applicable Shelf Registration Statement to be filed with the Commission by the Required Filing Date. Skynet shall use its reasonable efforts to cause any such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof with the Commission. Such Shelf Registration Statement shall specify the intended method of distribution of the subject Registrable Skynet Preferred Stock or Registrable Skynet Notes, as applicable, substantially in the form of Exhibit A attached hereto. Skynet shall file the applicable Shelf Registration Statement on Form S-3 or, if Skynet or the offering of the Registrable Skynet Preferred Stock or the Registrable Skynet Notes, as applicable, does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, however, that if such Shelf Registration Statement is not filed on Form S-3, Skynet shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to such Shelf Registration Statement to convert it to Form S-3. Notwithstanding the foregoing, subject to Skynet's compliance with its obligations under Article III hereof, Skynet shall not be obligated to take any action to effect the applicable Shelf Registration Statement or any amendment thereto during the following periods commencing:

               (i) with Skynet's issuance of a notice to the Holders pursuant to
Section 3.1 hereof of a proposed registration of an Underwritten Offering of equity securities or debt securities, as applicable, of Skynet for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan), continuing while Skynet uses reasonable efforts to pursue such registered Underwritten Offering, and ending upon the earliest to occur of:
(A) forty five (45) days immediately following Skynet's issuance of the notice of such proposed registered Underwritten Offering pursuant to Section 3.1 hereof, unless, within such 45-day period, Skynet shall have (x) filed the Registration Statement for such proposed Underwritten Offering, or (y) issued a press release disclosing such proposed Underwritten Offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act thereby enabling the Holders to sell their Registrable Skynet Preferred Stock or Registrable Skynet Notes, as applicable, pursuant to the applicable Shelf Registration Statement; (B) the abandonment, cessation or withdrawal of such proposed registered Underwritten Offering; or (C) 90 days immediately following the effective date of the Registration Statement pertaining to such Underwritten Offering; and

               (ii) on the effective date of a Registration Statement for an Underwritten Offering of equity securities or debt securities, as applicable, of Skynet for its own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) and ending 90 days immediately following the effective date of the Registration Statement pertaining to such Underwritten Offering.

     If, following the receipt of a Skynet Preferred Stock Shelf Request or Skynet Notes Shelf Request, as applicable, Skynet issues a notice of a proposed Underwritten Offering of equity securities or debt securities, as applicable, of Skynet for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such offering, Skynet shall not issue a notice of a subsequent proposed registration of an Underwritten Offering of equity securities or debt securities, as applicable, of Skynet for its own account pursuant to Section 3.1 hereof until the applicable Shelf Registration Statement is first declared effective. Registrations effected pursuant to this Section 4.1(b) shall not be counted as Skynet Preferred Stock Demand Registrations effected pursuant to Section 2.1(e) hereof or as Skynet Notes Demand Registrations effected pursuant to Section 2.1(f) hereof, as applicable.

     4.2 REQUIRED PERIOD AND SHELF REGISTRATION PROCEDURES. The Company shall
(i) cause each Shelf Registration Statement to include a resale Prospectus intended to permit each Holder to sell, at such Holder's election, all or part of the applicable class of Registrable Securities held by such Holder without restriction, (ii) use its reasonable efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective (subject to Section 3.2(b) hereof and to any Suspension Period(s) referred to below) for so long as the securities registered thereunder constitute Registrable Securities (the "Required Period"), and (iii) use its reasonable efforts to cause the resale Prospectus to be supplemented by any required Prospectus supplement (subject to Section 3.2(b) hereof and to any Suspension Period(s) referred to below) and permit such Prospectus to be usable by the Holders during the Required Period.

                                    ARTICLE V

                        STANDSTILL AND SUSPENSION PERIODS

     5.1 COMPANY STANDSTILL PERIOD. In the event of an Underwritten Offering of Registrable Securities pursuant to Section 2.1 hereof, the Company agrees not to, without the prior written consent of the managing underwriter and the Majority Participating Holders, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities that are the same as, or similar to, such Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, such Registrable Securities (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer or another entity, or pursuant to a Company dividend reinvestment plan, or for issuances of securities pursuant to the conversion, exchange or exercise of then-outstanding convertible or exchangeable securities, options, rights or warrants, or pursuant to registrations on Form S-8 or any successor form or otherwise relating solely to securities offered pursuant to any benefit plan), during the period commencing 14 days prior to the effective date of the Registration Statement relating to such Registrable Securities (to the extent timely notified in writing by the Majority Participating Holders or the managing underwriter of such distribution) and ending on the 90th day after such effective date (the "Company Standstill Period").

     5.2 SUSPENSION PERIOD. The Company may, by notice in writing to each Holder, postpone the filing or effectiveness of a Shelf Registration Statement or any other registration requested pursuant to this Agreement, or otherwise suspend the Demand Registration rights of the Holders and/or require the Holders to suspend use of any resale Prospectus included in a Shelf Registration Statement for any period of time reasonably determined by the Company if there shall occur a Material Disclosure Event (such period, a "Suspension Period"). Notwithstanding anything herein to the contrary, neither Loral nor Skynet shall be entitled to more than an aggregate of four (4) Suspension Periods each, with respect to all Registrable Securities issued by either of them, as applicable, which Suspension Periods shall have durations of not more than thirty (30) days each (but may at the Company's reasonable determination run consecutively for a given Material Disclosure Event), during any consecutive 12 month period, and which Suspension Periods shall not exceed more than ninety (90) days in the aggregate in any consecutive 12-month period; provided, however, that if the Company deems in good faith that it is necessary to file a post-effective amendment to the Shelf Registration Statement in order to comply with Section 4 hereof, then such period of time from the date of filing such post-effective amendment until the date on which the applicable Shelf Registration Statement is declared effective under the Securities Act shall not be treated as a Suspension Period and the Company shall use its reasonable efforts to cause such post-effective amendment to be declared effective as promptly as possible. Each Holder agrees that, upon receipt of notice from the Company of the occurrence of a Material Disclosure Event (a "Suspension Notice"), such Holder shall forthwith discontinue any disposition of Registrable Securities pursuant to the applicable Shelf Registration Statement or any public sale or distribution, including pursuant to Rule 144, until the earlier of (i) the expiration of the Suspension Period and (ii) such Holder's receipt of a notice from the Company to the effect that such suspension has terminated. Any Suspension Notice shall be accompanied by a certificate of the Chief Executive Officer, Chief Financial Officer, President or any Vice President of the Company confirming the existence of the Material Disclosure Event. If so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. The Company covenants and agrees that it shall not deliver a Suspension Notice with respect to a Suspension Period unless Company employees, officers and directors are also prohibited by the Company for the duration of such Suspension Period from effecting any public sales of securities of the Company beneficially owned by them. In the event of a Suspension Notice, the Company shall, promptly after such time as the related Material Disclosure Event no longer exists, provide notice to all Holders that the Suspension

Period has ended, and take any and all actions necessary or desirable to give effect to any Holders' rights under this Agreement that may have been affected by such notice, including the Holders' Demand Registration rights and rights with respect to any Shelf Registration Statement.

     5.3 HOLDER STANDSTILL PERIOD. Each Holder of Registrable Securities (whether or not such Registrable Securities are covered by a Shelf Registration Statement or by a Registration Statement filed pursuant to Section 2.1 or 3.1 hereof) agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of the Company's securities for its own account with respect to the same class of securities being registered pursuant to such Registration Statement, containing terms reasonably acceptable to such managing underwriter, covering the period commencing 15 days prior to the effective date of any Registration Statement relating to such securities of the Company and ending on the 90th day after such effective date (or such shorter period as shall have been agreed to by the Company's executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 5.3 shall apply only if: (i) such Holder shall be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Article III hereof; (ii) each of the Company's executive officers and directors enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers or directors than those contained in the lock-up agreement entered into by such Holder; and (iii) the aggregate restriction periods in such Holder's lock-up agreements entered into pursuant to this Section 5.3 shall not exceed an aggregate of 180 days during any 365-day period.

                                   ARTICLE VI

                             REGISTRATION PROCEDURES

     6.1 COMPANY OBLIGATIONS. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it shall (it being understood and agreed that except as otherwise expressly set forth in this Article VI, if any other provision of this Agreement is more favorable to the Holders than the provisions of this Article VI, such other provision shall apply):

          (a) provide the Participating Holders and their respective counsel with a reasonable opportunity to review, and comment on, any Registration Statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may request in writing to the extent such changes are required, in the reasonable judgment of the Company's counsel, by the Securities Act and, except in the case of a registration under Article III, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of the class of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

          (b) cause any such Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading, or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

          (c) furnish, at its expense, to the Participating Holders such number of conformed copies of such Registration Statement and of each such amendment thereto (in each case including all exhibits thereto, except that the Company shall not be obligated to furnish to any such Participating Holder more than two
(2) copies of such exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such Registration Statement or Prospectus, as the Participating Holders reasonably may request;

          (d) use its reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or "blue sky" laws of the states of the United States as the Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;

          (e) promptly notify the Participating Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the Registration Statement or supplementing of the Prospectus, and, as promptly as practicable (subject to Sections 3.2 and 5.2 hereof), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such Registration Statement, each Holder agrees that it shall not enter into any transaction for the sale of any Registrable Securities pursuant to such Registration Statement during the time after the furnishing of the Company's notice that the Company is preparing a supplement to or an amendment of such Prospectus or Registration Statement and until the filing and effectiveness thereof;

          (f) use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (g) provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such Registration Statement (which transfer agent and registrar shall, at the Company's option, be the Company's existing transfer agent and registrar) from and after a date not later than the effective date of such Registration Statement;

          (h) notify the Participating Holders and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus, Prospectus supplement or post-effective amendment related to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (i) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

          (j) in the event of an Underwritten Offering of Registrable Securities pursuant to Section 2.1 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an Underwritten Offering on a firm commitment basis, "lock-up" obligations substantially similar to Section 5.1 hereof) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

          (k) make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction (provided, however, that such Person shall use its reasonable efforts to provide the Company with prior written notice of such requirement to afford the Company with an opportunity to seek a protective order or other appropriate remedy in response) or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

          (l) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use all reasonable efforts to furnish to each Participating Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Participating Holder and the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and
(ii) a comfort letter or comfort letters from the Company's independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Participating Holder and the managing underwriter, if any, reasonably requests;

          (m) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, provide officers' certificates and other customary closing documents;

          (n) reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters' counsel, if any, in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

          (o) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

          (p) cooperate with the Participating Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

          (q) use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities; and

          (r) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with DTC (provided that such Registrable Securities are so eligible for deposit with DTC and, if not so eligible, the Company shall use reasonable efforts to cause such Registrable Securities to be so eligible for deposit with DTC).

     6.2 HOLDER OBLIGATIONS. Each Holder agrees:

          (a) that it shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder (i) as the Company may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith;

          (b) that information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

          (c) to use its reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B) hereof, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law; and

          (d) in the case of an Underwritten Offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including customary indemnity and contribution provisions and "lock-up" obligations substantially similar to Section 5.3 hereof.

     6.3 SUBSEQUENT REGISTRATION RIGHTS. The Company is not currently a party to, any agreement which is, or could be, inconsistent with the rights granted to the holders of Registrable Securities by this Agreement. For as long as any Major Holder of any class of Registrable Securities holds at least 50% of such class of Registrable Securities issued to such Major Holder on the effective date of the Plan, the Company shall not grant any Person any registration rights other than registration rights that are no more favorable than those being granted hereunder and that shall not be in conflict with, inconsistent with, or otherwise adverse to or lessen the rights of the Holders hereunder in any respect, including, without limitation, priority of registration or ability to transfer or otherwise dispose of Registrable Securities.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless to the full extent permitted by law
(i) each Holder, such Holder's Affiliates and their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives of the foregoing, and each of their respective successors and assigns, and each Person who controls any of the foregoing, within the meaning of the Securities Act and the Exchange Act, and (ii) any selling agent selected by the Holders or their affiliates with respect to such Registrable Securities (each such Person being sometimes referred to as an "Indemnified Person"), against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Person is a party thereto) and expenses (including reasonable costs of investigations and legal expenses), joint or several (each a "Loss" and collectively "Losses"), to which such Indemnified Person may become subject, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which such Registrable Securities were included for registration under the Securities Act, including any preliminary or summary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus) or any document incorporated by reference therein or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading; and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification or reimbursement hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder, or on the Holder's behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, or
(ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final, amended or supplemented Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the final, amended or supplemented Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act, or
(iii) in the case of a sale
directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final Prospectus but was corrected in an amended or supplemented final Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the amended or supplemented final Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Person and shall survive the transfer or disposal of the Registrable Securities by the Holder or any such other Persons. The Company will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons. This indemnity shall be in addition to any liability the Company may otherwise have.

     7.2 INDEMNIFICATION BY THE HOLDERS. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (each such Person being sometimes referred to as a "Company Indemnified Person"), against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon
(A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus), or
(B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder's behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; and each Holder agrees to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Holder's aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter's discount and expenses) received by such Holder from the sale of such Holder's Registrable Securities pursuant to such registration.

     7.3 NOTICE OF CLAIMS, ETC. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an "Indemnitee") of notice of the commencement of any action or proceeding (an "Action") involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel selected by such Indemnitee and reasonably satisfactory to such indemnifying party. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder, or for fees and expenses that are not reasonable. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.

     7.4 CONTRIBUTION. If the indemnification provided for in this Article VII is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that a Holder's aggregate liability under this Section 7.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriter's discount but before deducting expenses) received by such Holder from the sale of such Holder's Registrable Securities pursuant to such registration. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

     7.5 INDEMNIFICATION PAYMENTS; OTHER REMEDIES.

          (a) Periodic payments of amounts required to be paid pursuant to this
Article VII shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

          (b) The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

                                  ARTICLE VIII

                             REGISTRATION EXPENSES.

     In connection with any offerings pursuant to a Registration Statement hereunder, the Company shall pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by the NASD, including fees and expenses of any "qualified independent underwriter" in connection with an Underwritten Offering, (viii) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on a securities exchange or the Nasdaq National Market, and (x) all duplicating, distribution and delivery expenses. In connection any offerings pursuant to a Registration Statement, each Participating Holder shall pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an Underwritten Offering; (ii) any out-of-pocket expenses of such Participating Holder including any fees and expenses of counsel to such Participating Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (iii) any applicable transfer taxes.

                                   ARTICLE IX

                                    RULE 144

     With a view to making available to the Holders the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, (i) Loral covenants that, from and after the time that and for so long as it is subject to Section 13 or 15(d) of the Exchange Act thereafter, and (ii) Skynet covenants that, from and after the time that and for so long as it is subject to Section 13 or 15(d) of the Exchange Act, it shall use its reasonable efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c), as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder's compliance with the applicable provisions of Rule 144 and its delivery of such documents and certificates as the Company's transfer agent may reasonably request in connection therewith, shall take such reasonable action as may be required (including using its reasonable efforts to cause legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

     if to any Holder, at the address of such Holder as set forth on Exhibit B hereto,

     with copies to:

          Stroock & Stroock & Lavan LLP
          180 Maiden Lane
          New York, NY 10038
          Attn: Doron Lipshitz, Esq.
          Telephone: (212) 806-6440
          Facsimile: (212) 806-7140

     and if to Loral or Skynet, at:

          Loral Space & Communications Inc.
          600 Third Avenue
          New York, NY 10016
          Attn: Chief Financial Officer
          Telephone: 212-338-5359
          Facsimile: 212-867-5248

     with copies to:

          Loral Space & Communications Inc.
          600 Third Avenue
          New York, NY 10016
          Attn: General Counsel
          Telephone: 212-338-5340
          Facsimile: 212-338-5320

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.

     10.2 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by any Holder other than to a Permitted Assignee (provided, however, that such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to Loral, Skynet and the Holders.

     10.3 AMENDMENTS; WAIVERS. Any provision of this Agreement affecting a party may be amended or modified only by a written agreement signed by each such affected party; provided, however that any approval required by the Holders of a specified class of Registrable Securities shall be effected by the Holders of a majority of the applicable class of Registrable Securities then outstanding. No provision of this Agreement affecting a party may be waived except pursuant to a writing signed by each such affected party; provided, however that any approval required by the Holders of a specified class of Registrable Securities shall be effected by the Holders of a majority of the applicable class of Registrable Securities then outstanding.

     10.4 INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     10.5 ATTORNEY'S FEES. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     10.6 TERMINATION OF REGISTRATION RIGHTS; SURVIVAL. All rights granted under this Agreement shall terminate with respect to any Holder at such time as such Holder ceases to own any Registrable Securities and this entire Agreement shall terminate when all Holders cease to own any Registrable Securities. The provisions of Articles VII, VIII and X shall survive any termination of this Agreement.

     10.7 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.8 HEADINGS. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

     10.9 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.1 hereof, such service to become effective ten (10) days after such mailing.

     10.10 LORAL CLASS B COMMON STOCK. The parties acknowledge and agree that notwithstanding anything to the contrary in this Agreement, the Loral Class B Common Stock does not exist on the date hereof and that for the purposes of and unless otherwise provided in this Agreement, the Loral Class B Common Stock shall be deemed to be issued and outstanding, and all provisions herein related thereto shall be applicable and effective and Loral shall be required to comply with any and all of its covenants and other obligations with respect to such Loral Class B Common Stock as of and from the date of the Class B Common Stock Authorization.

     10.11 COUNTERPARTS AND FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

     10.12 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between Loral, Skynet and the Holders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

     10.13 FURTHER ASSURANCES. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered as of the date first above written.

                                        LORAL SPACE & COMMUNICATIONS INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        LORAL SKYNET CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [MHR FUNDS]


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                              PLAN OF DISTRIBUTION

     The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

     (a) block trades in which the broker or dealer so engaged shall attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

     (c) an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

     (d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

     (e)  privately negotiated transactions;

     (f)  short sales;

     (g) through the writing of options on the securities, whether or not the options are listed on an options exchange;

     (h) through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

     (i) one or more underwritten offerings on a firm commitment or best efforts basis; and

     (j)  any combination of any of these methods of sale.

     The selling securityholders may also transfer the securities by gift. The issuer does not know of any arrangements by the selling securityholders for the sale of any of the securities.

     The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

     From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder shall decrease. The plan of distribution for that selling securityholder's securities shall otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

     To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling securityholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer shall be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders' securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

     A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

     A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions shall be an underwriter and, if not identified in this prospectus, shall be identified in the applicable prospectus supplement (or a post-effective amendment).

     The selling securityholders and other persons participating in the sale or distribution of the securities shall be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

     The issuer has agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents (who may be deemed to be underwriters), if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The securities offered hereby were originally issued to the selling securityholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. The issuer agreed to register the securities under the Securities Act of 1933, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. The issuer has agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel to the selling securityholders, but not including underwriting discounts, concessions, commissions or fees of the selling securityholders.

     The issuer shall not receive any proceeds from sales of any securities by the selling securityholders.

     The issuer cannot assure you that the selling securityholders shall sell all or any portion of the securities offered hereby.

                                    EXHIBIT B

                           HOLDERS NOTICE INFORMATION

MHR Capital Partners LP
MHR Capital Partner (100) LP
MHR Institutional Partners LP
MHR Institutional Partners II LP
MHR Institutional Partners IIA LP
MHRM LP
MHRA LP
c/o MHR Fund Management LLC
40 West 57th Street, 24th Floor
New York, NY 10019
Attn: Hal Goldstein
Telephone: (212) 262-0005
Facsimile: (212) 262-9356

                                    EXHIBIT E

                       CORPORATION SCHEDULE OF EXCEPTIONS

                                    EXHIBIT F

                              INTENTIONALLY OMITTED

                                    EXHIBIT G

                 FORM OF OPINION OF WILLKIE FARR & GALLAGHER LLP

                                    EXHIBIT H

                FORM OF AMENDMENT TO AMENDED AND RESTATED BYLAWS

                                    EXHIBIT I

                         FORM OF BRING-DOWN CERTIFICATE

                                    EXHIBIT J

                           FORM OF BRING-DOWN OPINION

                                    EXHIBIT K

                       FORM OF THRESHOLD CONVERSION NOTICE

                                    EXHIBIT L

                         FORM OF NOTICE OF CONFIRMATION

                                    EXHIBIT M

                         FORM OF NOTICE OF DISAGREEMENT

                                    EXHIBIT N

                            FORM OF JOINDER AGREEMENT